UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Bristol-Myers Squibb Company
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2021 Annual Meeting of Shareholders

Executive Compensation	Message form the Compensation and Management Development Committee Chair	33
	Compensation Discussion and Analysis	34
	Business Overview	34
	2020 Named Executive Officers	35
	2020 Business Results	35
	Company Response to COVID-19	37
	Commitment to Diversity & Inclusion	38
	Human Capital Management	39
	2020 Executive Compensation Program Overview	41
	2020 Compensation Program - Named Executive Officers	44
	Annual Incentive Plan Program Outcomes	48
	2020 Individual Executive Performance Assessment	50
	2020 Annual Incentive Award Payments	52
	2020 Long-Term Incentive Program Grants	53
	2020 Performance Share Unit Awards	54
	2020 Market Share Unit Awards	54
	Compensation and Management Development Committee Report	64
	Tax Implications of Executive Compensation Program	64
	Summary Compensation Table	65
	Grants of Plan-Based Awards	67
	Outstanding Equity Awards at Fiscal Year-End	69
	Option Exercises and Stock Vesting	71
	Present Value of Accumulated Pension Benefits	72
	Non-Qualified Deferred Compensation Plan	74
	Post-Termination Benefits	74
	Termination of Employment Obligations (Excluding Vested Benefits)	80
	Pay Ratio	82

Items To Be Voted Upon	Item 1—Election of the Board of Directors	5
	Item 2—Advisory Vote to Approve the Compensation of our Named Executive Officers	82
	Equity Compensation Plan Information	83
	Item 3—Approval of the Company’s 2021 Stock Award and Incentive Plan	83
	Item 4—Ratification of the Appointment of Independent Registered Public Accounting Firm	92
	Audit and Non-Audit Fees	92
	Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm	93
	Audit Committee Report	93
	Item 5—Approval of an Amendment to Company’s Amended and Restated Certificate of Incorporation to Lower the Ownership Threshold for Special Shareholder Meetings to 15%	95
	Item 6—Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director	96
	Item 7—Shareholder Proposal on Shareholder Right to Act by Written Consent	99
	Item 8—Shareholder Proposal to Lower the Ownership Threshold for Special Shareholder Meetings to 10%	101

Voting Securities and Principal Holders	Common Stock Ownership by Directors and Executive Officers	104
	Principal Holders of Voting Securities	105
	Delinquent Section 16(a) Reports	105
	Policy on Hedging and Pledging	105

Other Matters	Advance Notice Procedures	106
	2022 Shareholder Proposals	106
	Compensation Committee Interlocks and Insider Participation	106
	Availability of Corporate Governance Documents	106

Frequently Asked Questions		107

Exhibit A	Categorical Standards of Independence	A-1

Exhibit B	2021 Stock Award and Incentive Plan	B-1

430 E. 29th Street, 14th Floor New York, New York 10016
Notice of Annual Meeting of Shareholders

Notice is hereby given that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on May 4, 2021, at 10:00 a.m. Eastern Time for the following purposes as set forth in the accompanying Proxy Statement:
•	to elect to the Board of Directors the 10 persons nominated by the Board, each for a term of one year;
•	to conduct an advisory vote to approve the compensation of our Named Executive Officers;
•	to approve the company’s 2021 Stock Award and Incentive Plan;
•	to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2021;
•	to approve an amendment to the company’s Amended and Restated Certificate of Incorporation to reduce the ownership threshold from 25% to 15% for shareholders to request a special meeting;
•	to consider three shareholder proposals, if presented at the meeting; and
•	to transact such other business as may properly come before the meeting or any adjournments thereof.
Holders of record of our common and preferred stock at the close of business on March 15, 2021 will be entitled to vote at the meeting.
Due to the ongoing health and safety concerns related to the COVID-19 pandemic, this year’s Annual Meeting will be held in a virtual-only meeting format. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/BMY2021 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. Guests may join the Annual Meeting in a listen-only mode, but they will not have the option to vote shares or ask questions during the virtual meeting. Once admitted, you may submit questions, vote or view our list of shareholders during the Annual Meeting by following the instructions that will be available on the meeting website. You may log into the meeting platform beginning at 9:50 a.m. Eastern Time on May 4, 2021. To submit a question before the meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question for Management” option. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/BMY2021, enter your 16-digit control number and type your question into the “Ask a Question” field and click “Submit.” The company will provide direct and specific information to shareholder proponents on how they can present their shareholder proposals during the meeting.
By Order of the Board of Directors

Katherine R. Kelly
Vice President and Corporate Secretary
Dated: March 25, 2021

YOUR VOTE IS IMPORTANT

Regardless of the number of shares you own, your vote is important. If you do not attend the Annual Meeting to vote on the virtual meeting platform, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote in one of these ways:

(1) Go to www.proxyvote.com and vote via the Internet;
(2) Call the toll-free telephone number (800) 690-6903 (this call is toll-free in the U.S.); or
(3) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

If you do attend the Annual Meeting, you may revoke your proxy and vote your shares on the virtual meeting platform during the meeting.

Dear BMS shareholders,
Our hearts go out to those who have been personally impacted by the ongoing COVID-19 pandemic and everyone managing through this difficult time. Thanks to an unprecedented collaboration in the biopharma industry and decades of investment in R&D, a number of vaccines and therapeutics were developed in record time and are being deployed globally to help stop the ongoing COVID-19 pandemic. As conscientious global citizens, we continue to take steps to protect the health and safety of the public and our global workforce, support relief efforts in communities deeply affected by the virus, and carry out our mission to discover, develop and deliver life-saving medicines for the patients who depend on us.
Throughout 2020, we continued to execute very well despite the challenges of the pandemic, delivering strong commercial performance, achieving significant pipeline milestones, and maintaining an uninterrupted supply of our medicines, while integrating our businesses following the closing of the Celgene transaction in November 2019 and building a new company. In our first full year as a new combined company, we achieved:
•	Strong business performance across oncology, hematology, immunology and cardiovascular;
•	A 63% increase in total revenues, or 7% on a pro forma basis;
•
A diluted loss per share of $(3.99), partially due to a $11.4 billion in-process research and development (IPRD) charge for our acquisition of MyoKardia, Inc. and $9.7 billion of intangible asset amortization charges primarily due to our acquisition of Celgene;

•	A 37% increase in non-GAAP diluted earnings per share (“EPS”) of $6.44;
•	The approval of new medicines, including Zeposia for multiple sclerosis, Reblozyl for myelodysplastic syndromes, and Onureg for acute myeloid leukemia and other significant pipeline advances;
•	Important business development transactions, including the acquisition of MyoKardia, Inc. (“MyoKardia”), expanding our cardiovascular portfolio; and
•	A quarterly dividend increase of 9%, marking an increase for the 12th year in a row.
We have shaped our company on our values: passion, innovation, urgency, accountability, integrity and inclusion. This was reflected in our response to the global COVID-19 pandemic. As the pandemic started, we rapidly implemented a comprehensive plan to protect the health and safety of our people, many of whom are considered essential workers. We provided key compounds from our discovery library to external researchers to further the research and response efforts for COVID-19, and rapidly initiated trials with two of our medicines, Orencia and Eliquis. In partnership with the Bristol Myers Squibb Foundation (“BMS Foundation”), we provided BMS medicines for free, and other forms of support to patients in the U.S. who have lost their job and health insurance due to the pandemic. We adapted to a remote working environment, which has in many ways helped to unify teams and form stronger connections across our company while strengthening our company culture and engagement. By embracing novel communication tools we maintained a collaborative local environment and facilitated engagement across our various sites. In recognition of the challenges that we all face both personally and professionally, during this difficult time, I want to thank our workforce for all their hard work that has enabled us to make great progress in achieving our objectives and helping more patients. For further discussion on our ongoing response to COVID-19, please see discussion under “Company Response to COVID-19” beginning on page 37.
Now more than ever, we recognize our role in creating the change needed to address the health disparities and racial inequality present in our rapidly changing communities. The death of George Floyd and the global COVID-19 pandemic further exposed persistent inequalities in our society that affect underrepresented groups. We have spent time listening, learning and debating, and have developed a thoughtful and long-term sustainable approach to addressing these inequalities that reflects broad input, represents our key priorities and is consistent with our values. In August 2020, we announced a joint commitment with the BMS Foundation to invest $150 million each over the next five years to accelerate health equity and build an even more diverse and inclusive organization, including achieving gender parity at the executive level globally and doubling executive representation of Black/African American and Hispanic/Latino employees in the U.S. by the end of 2022. It is only through the diverse experiences and perspectives of our employees that we elicit the best ideas, drive innovation, and achieve transformative business results. For further discussion on these commitments, please see discussion under “Commitment to Diversity & Inclusion” beginning on page 38.
We have established a strong foundation for Bristol Myers Squibb (“BMS”) as a new company, a biopharma leader with a bright future ahead. Looking to 2021 and beyond, we have incredible potential for continued growth as we drive leading science, advance our medicines and continue to build a robust patient-centric culture.
Lastly, we want to thank Dr. Vicki Sato, Mr. Robert Bertolini, Mr. Matthew Emmens and Mr. Dinesh Paliwal for their many years of dedicated service to the BMS Board of Directors and our shareholders. The Board is extremely grateful to Dr. Sato, Mr. Bertolini, Mr. Emmens and Mr. Paliwal for their contributions. Dr. Sato, Mr. Bertolini, Mr. Emmens and Mr. Paliwal will retire from the Board of Directors effective after this Annual Meeting.
We ask for your support for our directors and other items described in this proxy statement. We also invite your participation in our annual meeting. Thank you for your continued support of our Mission. We hope you and your loved ones continue to stay safe and healthy.
Sincerely,

Giovanni Caforio, M.D.
Board Chair and Chief Executive Officer
1
Assumes acquisition of Celgene and divestiture of Otezla® to Amgen Inc. occurred on January 1, 2019 and excludes foreign currency hedge gains and losses. See “Worldwide Pro Forma Revenue” in Quarterly Package of Financial Information for full year of 2020, which is available on bms.com/investors/financial-reporting/quarterly-results.

1

Dear Fellow shareholders and stakeholders,
In the letter from our Board Chair and CEO Giovanni Caforio, you read about how this has been a year like no other, and despite the challenges of a global pandemic and widespread social unrest across the U.S. and globally, among other things, we never wavered in our commitment to deliver life-changing medicines to patients while successfully delivering strong operational performance and making steady progress against our integration priorities.
As BMS’s Lead Independent Director, I am so incredibly proud of our workforce who overcame personal challenges and found new ways of working to help make our 2020 successful by advancing our pipeline and delivering an uninterrupted supply of medicines to patients. I also want to thank my fellow directors for being actively involved in overseeing the company’s response to the COVID-19 pandemic, providing critical insights and guidance to management on strategy and refining operating plans to implement the strategy. For further discussion on our ongoing response to COVID-19, please see discussion under “Company Response to COVID-19” beginning on page 37.
Since the death of George Floyd, we have been reminded about the racial inequality that continues to persist in our communities and the importance of diversity and inclusion. Now more than ever, we realize the critical importance of lifting our voices and truly living our values of integrity and ethics, embracing a diverse workforce and promoting an inclusive culture. Our Board believes that there is no better place than the Board to set the right tone for diversity and inclusion.
Our Board has long recognized the importance of diversity on the Board. Currently, half of our Board is diverse by gender, race or ethnicity (four of whom are diverse by race/ethnicity and five by gender). Together these members represent the diverse skills and experiences most relevant to our future. We are excited about our newest directors Ms. Paula Price and Mr. Derica Rice, who further enhance our board’s composition with deep financial expertise, strategic leadership, and proven industry knowledge. The Board remains committed to oversight of the company’s strategy, including our integration priorities.
Over the last few years, shareholder input has enabled the Board to more thoroughly evaluate and improve our governance practices and disclosures in a variety of areas, including for example, our approach to sustainability. In particular, the Board has worked alongside management to clearly define our governance model and disclosure framework to ensure that our environmental, social and governance (“ESG”) strategy is fully aligned to our corporate strategy and appropriately focuses on our critical risks and opportunities. Our environmental and social programs include targets to accelerate innovation, enhance patient access to medicines, be an employer of choice, and reduce our environmental footprint. In response to valuable feedback from our shareholders on governance, we have included a proposal at the Annual Meeting this year to reduce the ownership threshold for shareholders to request a special meeting. For 2021 and beyond, continued shareholder engagement remains a top priority. Our Board will continue to provide critical oversight of our management team as they execute our strategy to create long-term shareholder value and support the pursuit of our Mission.
Finally, it has been an honor to serve as your Lead Independent Director and as a member of your Board in pursuit of our vision to transform patients’ lives through science. It has been a pleasure to have done so with such a dedicated and talented group of individuals, including Theodore Samuels, who will succeed me as Lead Independent Director.

Vicki L. Sato, Ph.D.
Lead Independent Director
Chair, Committee on Directors and Corporate Governance
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Bristol Myers Squibb:
The Story

Our vision is to transform patients’ lives through science.
At Bristol Myers Squibb, we are in the business of breakthroughs - the kind that transform patients’ lives through life-saving, innovative medicines. Our talented employees come to work every day dedicated to our mission of discovering, developing and delivering innovative medicines that help patients prevail over serious diseases.

We are a biopharma leader.
We combine the agility of a biotech with the reach and resources of an established pharmaceutical company to create a global leading biopharma company. In oncology, hematology, immunology and cardiovascular disease – and with one of the most diverse and promising pipelines in the industry – we focus on innovations that drive meaningful change. We bring a human touch to every treatment we pioneer. With great pride, we celebrate each time our patients take back their lives.

We are committed to quality, integrity, and ethics in everything we do.
Above all else, we operate with effective governance, integrity and the highest ethical standards. We seek transparency and dialogue with our stakeholders to improve our understanding of their needs. We take our commitment to economic, social and environmental sustainability seriously, and extend this expectation to our partners and suppliers.

We seek to actively improve the health of the communities where we live, work and serve. Around the globe, we promote health equity and seek to promote the health outcomes of populations disproportionately affected by serious disease. We believe our diverse and inclusive culture supports better outcomes for all patients and we seek diversity in all aspects of our business.

We value diversity and inclusion.
We embrace a diverse workforce and promote an inclusive culture. We believe that the diverse experiences and perspectives of all our employees help to bring out our best ideas, drive innovation and achieve transformative business results. The health, safety, professional development, well-being, and equitable and respectful treatment of our workforce are among our highest priorities.

We put patients at the center of everything we do.
Our focus on patients and their families motivates us to work smarter, faster and better. We are driven by the knowledge that our efforts can make the difference for a patient who is running out of options. It is for our patients that we commit to scientific excellence and investment in research and development (“R&D”). We believe all patients should have access to our medicines. We take a thoughtful approach to pricing our medicines and support policies that help advance access. We are committed to working collaboratively with many stakeholders, including payers, physicians, advocates, patients and civil societies around the world to enhance patient access.

We have a history of scientific excellence, transforming patient outcomes in major diseases such as cancer, cardiovascular disease, HIV and HCV. Through Revlimid and Pomalyst, we transformed the treatment of multiple myeloma. And we have achieved a similar transformation in the treatment of metastatic melanoma with the Opdivo plus Yervoy regimen. Advances like these have transformed the treatment of certain cancers and changed survival expectations for patients. We are now moving to the next generation of treatment options, such as CAR-T. We are pursuing medicines with transformational potential in diseases such as cancer, hematology, heart failure, fibrosis, multiple sclerosis, psoriasis and neuroscience.

We Advanced our Strategy and Laid a Strong Foundation for Long-term Growth.

2020 was a pivotal year for Bristol Myers Squibb. We made significant progress integrating Celgene and successfully advancing our pipeline. We launched new medicines in the midst of a global pandemic and advanced our commitment to accelerate health equity, and diversity and inclusion efforts. Specifically, we:

• Continued to strengthen our diversified portfolio with leading positions in Oncology, Hematology, Immunology and Cardiovascular;
• Strengthened the company through business development, including the acquisition of MyoKardia, Inc.;
• Launched new medicines with potential for multiple additional indications;
• Advanced multiple near-term opportunities to launch new therapies;
• Successfully executed integration milestones for Celgene; capturing synergies ahead of expectations; and
• Together, with the Bristol Myers Squibb Foundation, announced each would invest $150 million over the next five years to help diverse populations improve health outcomes and build a diverse and inclusive organization.

As a combined company, among other achievements, in 2020, we launched Zeposia® (ozanimod), a new treatment for multiple sclerosis, Onureg® (azacitidine tablets) for treatment of acute myeloid leukemia, Reblozyl® (luspatercept), for treatment of anemia in patients with myelodysplastic syndromes (MDS) and Opdivo (nivolumab) in first line lung cancer. We submitted regulatory filings for CAR-T therapies, liso-cel and ide-cel in the U.S, and delivered positive top line results from Phase 3 True North trial evaluating Zeposia in patients with moderate to severe ulcerative colitis and the Phase 3 trial evaluating deucravacitinib (BMS-986165), a novel, oral selective tyrosine kinase 2 (TYK2) inhibitor for treatment of patients with moderate to severe plaque psoriasis.

Financially, it was also a strong year. We delivered strong business performance across the portfolio. We strengthened our balance sheet, raised our dividend for the twelfth year in a row and increased our share repurchase program.

3

Who We Are:
2021 Director
Nominees
Our Board of Directors
Our Board of Directors (the “Board”) has nominated 10 current directors, Peter J. Arduini, Michael W. Bonney, Giovanni Caforio, M.D., Julia A. Haller, M.D., Paula A. Price, Derica W. Rice, Theodore R. Samuels, Gerald L. Storch, Karen H. Vousden, Ph.D., and Phyllis R. Yale, to serve as directors of Bristol Myers Squibb. The directors will hold office from election until the 2022 Annual Meeting or until their successors are duly elected. We believe that tone is set at the top, so we open this section on our Board by introducing you to who we are. We follow that with sections on how we are selected and elected, how we govern and are governed, how we are organized, how you can communicate with us and how we are paid. We ask in Item 1 for your voting support so we can continue our important work and build on our significant successes in 2021.

Overview of 2021 Director Nominees Skills, Tenure & Diversity

Our 10 Director nominees provide the Board with a comprehensive diversity of relevant skill sets

Healthcare
8
Science/Technology/Innovation
7
Sales & Marketing
5
Risk Management
8
Financial
9
International
5
Public Company CEO/CFO
6
Academia/Non -Profit
5

Range of Tenure, Diversity and Perspectives

Director Tenure

5-10 years
(3 Directors)
0-4 years
(7 Directors)
> 10 years
(0 Director)

Diversity

4 Women

2 Black/African Americans

50%

Women and Underrepresented Racial & Ethnic Groups

All Director Nominees Possess:

4

Item 1—Election of the Board of Directors
2021 Director Nominees

The following biographies of our director nominees reflect their Board Committee membership and Chair positions as of the date of this year’s Annual Meeting. Each of our board members has experience and skills in the enumerated categories included in our skills matrix chart above, however, we have designated in the biographies only the top three to four skills to indicate that a director has particular strength in those areas.

Giovanni Caforio, M.D Board Chair and Chief Executive Officer of the Company Director Since: 2014 Age: 56 Other Public Boards • Stryker Corporation
Experience
• Bristol Myers Squibb Chief Executive Officer (May 2015-present); Board Chair (2017-present); Chief Operating Officer (2014-2015); Executive Vice President and Chief Commercial Officer (2013-2014); President, U.S. (2011-2013); Senior Vice President, Global Commercialization and Immunology (2010-2011); Senior Vice President, Oncology, U.S. and Global Commercialization (2009-2010): Senior Vice President, U.S. Oncology (2007-2009); Senior Vice President, European Marketing and Brand Commercialization (2004-2007)

Key Skills and Experience
• Healthcare
• Sales & Marketing
• International
• Financial

Other
• Member, Business Roundtable
• Member, CEO Roundtable on Cancer
• Board of Directors of the Pharmaceutical Research and Manufacturers of America

Theodore R. Samuels
Lead Independent Director

Director Since: 2017
Age: 66

Board Committees
• Committee on Directors and
Corporate Governance (Chair)
• Audit Committee

Other Public Boards
• Perrigo Company plc
• Stamps.com

Experience
• President of the Capital Guardian Trust Company (2010-2016); Capital Group representative for Focusing Capital on the Long Term (2014-2015); Board member, Capital Group (2005-2009); Capital Group Audit Committee; Capital Group Finance Committee (2013-2016); Chair of Capital International (North America) Proxy Committee; Capital Guardian Trust Company (North American) Management Committee member; portfolio manager (1990-2016 and analyst 1981-1990)

Key Skills and Experience
• Financial
• Sales & Marketing
• Risk Management
• International

Other
• Director of BJC Healthcare System
• Trustee of Children’s Hospital Los Angeles Foundation from 2017; served as Director of Children’s Hospital Los Angeles 2004 – 2019 (co-chair 2012 – 2015)
• Director of the Edward Mallinckrodt, Jr. Foundation
• Director, Research Corporation Technologies, Inc.
• Trustee of the John Burroughs School
• Co-Chair of Tuft’s President Council

5

Peter J. Arduini

Director Since: 2016
Age: 56

Board Committees
• Compensation and Management Development Committee
• Science & Technology Committee

Other Public Boards
• Integra LifeSciences Holding Corporation

Experience
• President and Chief Executive Officer at Integra LifeSciences Holdings Corporation, a global medical technology company (2012-present), President and Chief Operating Officer (2010-2012)
• Corporate Vice President and President of Medication Delivery, Baxter Healthcare (2005-2010)
• Spent 15 years at General Electric Healthcare in a variety of management roles for domestic and global businesses, culminating in leading the global functional imaging business

Key Skills and Experience
• Public Company CEO / CFO
• Healthcare
• Sales & Marketing

Other
• Board of Directors of ADVAMED (the Advanced Medical Technology Association)
• Board of Directors of MDIC (the Medical Device Innovation Consortium)
• Board of Directors of the National Italian American Foundation
• Board of Trustees of Susquehanna University

Michael W. Bonney

Director Since: 2019
Age: 62

Board Committees
• Audit Committee
• Science & Technology Committee

Other Public Boards
• Kaleido Biosciences, Inc. (Chair)
• Alnylam Pharmaceuticals (Chair)
• Magenta Therapeutics (Chair)

Former
• Celgene Corporation
• Global Blood Therapeutics, Inc.
• Sarepta Therapeutics Inc.
• Syros Pharmaceuticals

Experience
• Chair of the Board of Kaleido Biosciences, Inc.
(2020-present); Executive Chair of the Board of Kaleido Biosciences, Inc. (2018-2020); Chief Executive Officer and Chairman (2017-2018)
• Partner of Third Rock Ventures, LLC (January-July 2016)
• Chief Executive Officer and a member of the Board of Directors of
Cubist Pharmaceuticals Inc. until acquired by Merck & Co., Inc. (2003-2014)
• Vice President, Sales and Marketing at Biogen, Inc. (1998-2001)
• Spent eleven years at Zeneca Pharmaceuticals (1984-1995)
• Chair of the Board of Trustees of Bates College (2010–2019)

Key Skills and Experience
• Public Company CEO / CFO
• Healthcare
• Financial
• Science / Technology / Innovation

Other
• Director of Gulf of Maine Research Institute
• Board of Trustees of the non-profit Rare

6

Julia A. Haller, M.D. Director Since: 2019 Age: 66 Board Committees • Committee on Directors and Corporate Governance • Science & Technology Committee Other Public Boards Former • Celgene Corporation
Experience
• Ophthalmologist-in-Chief of Wills Eye Hospital in Philadelphia, PA, where she holds the William Tasman, M.D. Endowed Chair (2007-present)
• Professor and Chair of the Department of Ophthalmology at Sidney Kimmel Medical College at Thomas Jefferson University and Thomas Jefferson University Hospitals (present)
• Member of the Johns Hopkins faculty, where she held the Katharine Graham Chair in Ophthalmology (until 2007)
• Trained at the Wilmer Eye Institute at Johns Hopkins where she served as the first female Chief Resident

Key Skills and Experience
• Academia / Non-Profit
• Healthcare
• Science / Technology / Innovation

Other
• Director (former President), Association of University Professors of Ophthalmology
• Member, National Academy of Medicine
• Vice Chair of Board of Trustees, The College of Physicians of Philadelphia
• Board of Trustees, Society of HEED Fellows

Paula A. Price

Director Since: 2020
Age: 59

Board Committees
• Audit Committee
• Committee on Directors and Corporate Governance

Other Public Boards
• Accenture plc
• DaVita, Inc.
• Western Digital Corporation

Former
• Dollar General Corporation

Experience
• Executive Vice President and Chief Financial Officer at Macy’s, Inc.
(2018-2020)
• Senior Lecturer at Harvard Business School in the Accounting and Management Unit (2014-2018)
• Executive Vice President and Chief Financial Officer of Ahold USA
(2009-2014)
• Senior Vice President, Controller and Chief Accounting Officer at CVS Caremark (2006-2009)

Key Skills and Experience
• Public Company CEO / CFO
• Financial
• Risk Management
• Academia / Non-Profit

Other
• Director of Blue Cross Blue Shield of Massachusetts
• Member of Advisory Board of Columbia University Mailman School of Public Health
• Director of Financial Guaranty Insurance Company
• Director of Reddit

7

Derica W. Rice

Director Since: 2020
Age: 56

Board Committees
• Audit Committee (Chair)
• Compensation and Management
Development Committee

Other Public Boards
• Target Corporation
• The Walt Disney Company

Experience
• Executive Vice President of CVS Health and President, Pharmacy Benefits Business of CVS Caremark (2018-2020)
• Executive Vice President of Global Services (2010-2017) and Chief Financial Officer (2006-2017) of Eli Lilly and Company
• Vice President and Controller (2003-2006) and various executive positions at Eli Lilly and Company (1990-2005)

Key Skills and Experience
• Public Company CEO / CFO
• Financial
• Healthcare
• Risk Management

Other
• Director of Center for Leadership Development

Gerald L. Storch

Director Since: 2012
Age: 64

Board Committees
• Compensation and Management Development Committee (Chair)
• Committee on Directors and Corporate Governance

Other Public Boards

Former
• Supervalu Inc.

Experience
• Chief Executive Officer of Storch Advisors (2017-present) and (2013-2015)
• Chief Executive Officer of Hudson’s Bay Company, a leading owner and operator of department stores, including Saks Fifth Avenue, Lord & Taylor, Hudson’s Bay Department Stores, Home Outfitters, Saks OFF 5th, Kaufhof, Inno and the e-commerce business Gilt. (2015-2017)
• Toys “R” Us, Inc., Chairman (2006-2013), Chief Executive Officer (2006-2013)
• Target Corporation (1993-2006); joined as Senior Vice President of Strategy and served in roles of increasing seniority until Vice Chairman
• Partner at McKinsey & Company

Key Skills and Experience
• Public Company CEO / CFO
• International
• Financial
• Sales & Marketing

Other
• Director of Fanatics, Inc.

8

Karen H. Vousden, Ph.D. Director Since: 2018 Age: 63 Board Committees • Science & Technology Committee (Chair) • Compensation and Management Development Committee
Experience
• Senior Group Leader at the Francis Crick Institute in London (2017-present)
• Chief Scientist of Cancer Research UK (2016-present)
• Director of the Cancer Research UK (CRUK) Beatson Institute in Glasgow (2002-2016)
• Held leadership roles at the National Cancer Institute in Maryland (1995-2002)

Key Skills and Experience
• Academia / Non-Profit
• Healthcare
• Science / Technology / Innovation
• International

Other
• Founder and Consultant of Faeth Therapeutics, Inc.
• Member of the Science Advisory Board of Oncode Institute, The Netherlands Cancer Institute, the University Cancer Center Frankfurt, Ludwig Institute for Cancer Research, PMV Pharma, Raze Therapeutics, Swiss Institute for Experimental Cancer Research and Volastra Therapeutics
• Member, Management Committee of The Gurdon Institute
• Council member of the European Molecular Biology Organization
• President of the British Association of Cancer Research
• Fellow of the Royal Society and a Foreign Member of the National Academy of Sciences

Phyllis R. Yale Director Since: 2019 Age: 63 Board Committees • Audit Committee • Committee on Directors and Corporate Governance Other Public Boards • DaVita, Inc.
Experience
• Bain & Company (1982-present); Advisory Partner
• Has served in a number of leadership roles and has been a leader in building Bain's healthcare practice

Key Skills and Experience
• Financial
• Risk Management
• Healthcare
• Academia / Non-Profit

Other
• Chair of the Board of Blue Cross Blue Shield of Massachusetts
• Member of the advisory board of Harvard Business School Healthcare Initiative
• Member of the advisory board of the Health Policy and Management Department at the Harvard Chan School of Public Health
• Member of the board of The Bridgespan Group
• Member of the board of The Trustees of Reservations, a conservation and preservation organization

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How We Are
Selected and
Elected
Our executives and employees put a great deal of thought into talent recruitment and retention, and we at the Board level are similarly committed to identifying and attracting the best directors for our company. In the subsections that follow we describe our standards, policies and processes to achieving this goal.
Majority Vote Standard and Mandatory Resignation Policy

A majority of the votes cast is required to elect directors. Any current director who does not receive a majority of votes cast must tender their resignation as a director within 10 business days after the certification of the shareholder vote. The Committee on Directors and Corporate Governance, without participation by any director tendering their resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director tendering their resignation, will act on the Committee’s recommendation at its next regularly scheduled meeting to be held within 60 days after the certification of the shareholder vote. We will promptly disclose the Board’s decision and the reasons for that decision in a broadly disseminated press release that will also be furnished to the U.S. Securities and Exchange Commission (SEC) on Form 8-K. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless our Board of Directors provides for a lesser number of directors.
Criteria for Board Membership

As specified in our Corporate Governance Guidelines, members of our Board should be persons with broad experience in areas important to the operation and long-term success of our company. These include areas such as business, science, medicine, finance/accounting, law, business strategy, crisis management, corporate governance, education or government. Board members should possess qualities reflecting integrity, independence, leadership, good business judgment, wisdom, an inquiring mind, vision, a proven record of accomplishment and an ability to work well with others. The Corporate Governance Guidelines also express the Board’s belief that its membership should continue to reflect a diversity of gender, race, ethnicity, age, sexual orientation and gender identity.
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Director Independence

9 of our 10 director nominees are currently independent
Our Corporate Governance Guidelines provide that a substantial majority of Board members be independent from management, and the Board has adopted independence standards that meet the listing standards of the New York Stock Exchange. Our Board has determined that, except for Giovanni Caforio, M.D., who is our Chief Executive Officer, each of our directors and each director nominee for election at this Annual Meeting is independent of Bristol Myers Squibb and its management.
Process for Determining Independence
In accordance with our Corporate Governance Guidelines, our Board undertakes an annual review of director independence. In February 2021, the Board considered all commercial and charitable relationships of our independent directors and director nominees, including the following relationships, which were deemed immaterial under our categorical standards (see Exhibit A):
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Messrs. Bertolini, Paliwal, Rice and Samuels and Ms. Price and Ms. Yale, are directors of companies that received payment from the company for property or services in an aggregate amount that did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues. For each transaction, the Board determined that the director did not initiate or negotiate the transaction and that the transaction was entered into in the ordinary course of business.

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Drs. Haller, Sato and Vousden and Mr. Samuels, or one of their immediate family members, is employed by, or serves as a director of, a business or educational or medical institution with which we engage in ordinary course business transactions. The directors did not initiate or negotiate any transaction with such institutions and the payments made did not exceed the greater of $1 million or 2% of such institutions’ respective consolidated gross revenues.

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Mr. Samuels, is a director of a charitable or nonprofit organization to which the Bristol Myers Squibb Foundation made charitable contributions, which, in the aggregate, did not exceed the greater of $1 million or 2% of such organizations’ respective consolidated gross revenues.

The Board determined that none of these relationships impair the independence of these directors under the New York Stock Exchange’s independence standards or otherwise.
Director Succession Planning and Identification of Board Candidates

Regular Assessment of Our Board Composition
The Committee on Directors and Corporate Governance regularly assesses the appropriate size and composition of our Board. This assessment incorporates the results of the Board’s annual evaluation process, which are described more fully under “Annual Evaluation Process” beginning on page 13. The Committee also considers succession planning for its directors.
Identification and Selection of Director Nominees
In connection with the Board’s ongoing director identification process, the Committee on Directors and Corporate Governance, in consultation with the Board Chair, conducts an initial evaluation of prospective nominees against the established Board membership criteria discussed above. The Committee also reviews the skills of the current directors and compares them to the particular skills of potential candidates, keeping in mind the Board’s commitment to maintain members of diverse experience and background. In particular, the Board is committed to identifying and evaluating highly qualified women and underrepresented ethnic group candidates as well as candidates with other diverse
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backgrounds, industry experience and other unique characteristics. Candidates may come to the attention of the Committee on Directors and Corporate Governance through current Board members, third-party search firms, management, shareholders or others. Search firms together with management and directors develop a candidate profile that includes the relevant skills and experiences being sought at that time and incorporates the Board membership criteria. Prospective candidates are identified based on the profile. Additional information relevant to the qualifications of prospective nominees may be requested from third-party search firms, other directors, management or other sources. After this initial evaluation, prospective nominees may be interviewed by telephone or in person by the members of the Committee on Directors and Corporate Governance, the Board Chair, the Lead Independent Director and other directors, as applicable. After completing this evaluation and interview process, the Committee on Directors and Corporate Governance makes a recommendation to the full Board as to the persons who should be nominated by our Board, and the full Board determines the nominees after considering the recommendation and any additional information it may deem appropriate. Following a robust process that began in 2019, Ms. Price and Mr. Rice were elected to join the Board, effective September 1, 2020. They were identified as potential candidates for election to our Board by a third-party search firm retained by the Committee on Directors and Corporate Governance and were interviewed by members of the Board.
Shareholder Nominations for Director
The Committee on Directors and Corporate Governance considers and evaluates shareholder recommendations of nominees for election to our Board of Directors in the same manner as other director nominees. Shareholder recommendations must be accompanied by disclosure, including written information about the recommended nominee’s business experience and background with consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Shareholders should send their written recommendations of nominees accompanied by the required documents to: Bristol-Myers Squibb Company, 430 East 29th Street—14th Floor, New York, New York 10016, Attention: Corporate Secretary.
Board Evolution
The Board is very focused on Board composition and refreshment to ensure that your Board has the best mix of skill sets, proficiencies and perspectives to deal with the ever-changing business dynamics of the company and external environment. The Board is also committed to increasing diversity and inclusion, both at the Board level and across the company. In particular, the Board is committed to identifying and evaluating highly qualified women and under-represented ethnic group candidates as well as candidates with other diverse backgrounds, industry experience and other unique characteristics. Finally, the Board will continue to rely on our robust board assessment process to review and evaluate the performance and contributions of directors, which improves the overall effectiveness of the Board.
Proxy Access Shareholder Right
Following extensive engagement with our shareholders, our Board determined to adopt proxy access in 2016, permitting a shareholder or group of up to 20 shareholders holding at least 3% of our outstanding shares of common stock for at least three years to nominate a number of directors constituting the greater of two directors or 20% of the number of directors on our Board, as set forth in detail in our Bylaws. If you wish to propose any action pursuant to our proxy access bylaw provision, you must deliver a notice to BMS containing certain information set forth in our Bylaws, not less than 120 but not more than 150 days before the anniversary of the prior year’s filing of the proxy materials. For our 2022 Annual Meeting, we must receive this notice between October 26, 2021 and November 25, 2021. Shareholders should send their notices to: Bristol-Myers Squibb Company, 430 East 29th Street—14th Floor, New York, New York 10016, Attention: Corporate Secretary.
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Annual Evaluation Process

Our Board recognizes the critical role Board and Committee evaluations play in ensuring the effective functioning of our Board. It also believes in the importance of continuously improving the functioning of our Board and committees. Under the leadership and guidance of our Lead Independent Director, the Committee on Directors and Corporate Governance continuously assesses the Board evaluation process. For the last few years, the Board has included a written questionnaire to enhance its evaluation. In 2020, the Committees added written questionnaires for their assessments. In addition to the Board and Committee questionnaires, the Board also formalized the existing process for individual director assessment by including a written list of questions the Board Chair and Chief Executive Officer and Lead Independent Director can use as part of their one-on-one discussions with each director. The Lead Independent Director actively conveys directors’ feedback on an ongoing basis to our Board Chair and Chief Executive Officer and has regular one-on-one discussions with the other members of the Board. The formal 2020 Board and Committee evaluation processes were as follows:
•
Board: Directors completed an electronic questionnaire on an unattributed basis responding to questions about the Board and Committee structure and responsibilities, Board culture and dynamics, adequacy of information to the Board, Board skills and effectiveness, and Committee effectiveness. In addition, the Board Chair and Chief Executive Officer and Lead Independent Director completed one-on-one individual director assessments using a written list of questions. The robust feedback and comments from the directors were anonymously compiled and then were presented by the Board Chair and the Lead Independent Director to the full Board for discussion and action. The 2020 Board evaluation was completed in February 2021.

•
Committees: Committee members completed an electronic questionnaire, which included questions approved by each Committee chair with topics covering each Committee’s composition, culture, and functioning as well as each Committee’s responsibilities and effectiveness. The results from the questionnaire were compiled and Committee chairs led discussions in executive sessions of their respective committees. Committee chairs then reported to the full Board the results of their respective committee’s evaluation and any follow-up actions. The 2020 Committee evaluations were completed in the beginning of 2021 and reported to the Board in February 2021.

In response to feedback received from the 2019 annual evaluation process, the Board formalized the existing process for individual director assessment, added new directors with necessary skills that enhance the composition of our Board and updated the Board’s review and approval processes for capital projects and business development transactions.
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How We
Govern and
Are Governed
Director Orientation and Continuing Education

Director education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our company, including our business, strategy and governance. New directors participate in an orientation program with senior business and functional leaders from all areas of the company, where strategic priorities and key risks and opportunities are discussed. Directors attend site visits to one or more of our locations. On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the biopharmaceutical industry, both from senior management and from experts outside of the company. We also encourage directors to enroll in continuing education programs sponsored by third parties at our expense.
Active Board Oversight of Our Governance

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws. The Board has responsibility for establishing broad corporate policies and for the overall performance of our company. The Board keeps itself informed of company business through regular written reports and analyses, and regular discussions with the Chief Executive Officer and other company officers; by reviewing materials provided to Board members by management and by outside advisors; and by participating in Board and Board Committee meetings.
The Committee on Directors and Corporate Governance continually reviews corporate governance issues and is responsible for identifying and recommending the adoption of corporate governance initiatives. In addition, our Compensation and Management Development Committee regularly reviews compensation issues and recommends adoption of policies and procedures that strengthen our compensation practices. The “Compensation Discussion and Analysis” section beginning on page 34 discusses many of these policies and procedures.
The Board of Directors has adopted Corporate Governance Guidelines that govern its operation and that of its Committees. Our Board annually reviews the Corporate Governance Guidelines and, from time to time revises them in response to changing regulatory requirements, evolving best practices and feedback from our shareholders and other constituents. Our Corporate Governance Guidelines may be viewed on our website at www.bms.com/ourcompany/governance.
Board’s Role in Strategic Planning and Risk Oversight

Our Board meets regularly to discuss our company’s strategic direction and the issues and opportunities facing our company in light of trends and developments in the biopharmaceutical industry and broader business environment. Our Board has been instrumental in determining our short-term and long-term company strategy.
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The Board plays a critical role in the determination of the types and appropriate levels of risk undertaken by the company. Some of the key risks the Board is focused on relate to: (i) the change in administration in the U.S. and potential legislative or other regulatory actions impacting the pharmaceutical industry, including drug pricing and access; (ii) intellectual property protection and upcoming losses of exclusivity; (iii) competition; (iv) key environmental, social and governance risks, inclusive of human capital management and our commitment to diversity and inclusion; and (v) cyber security, among others.
•
Annual strategy deep-dive. Each year, typically during the second quarter, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing our long-term operating plans and overall corporate strategy. As part of the meeting, our Chief Executive Officer leads a discussion of key risks to the plans and strategy as well as risk mitigation plans and activities.

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Constant focus on strategy. Throughout the year, our Board provides guidance to management on strategy and helps to refine operating plans to implement the strategy. This was especially true in 2020. The Board met 13 times and held numerous information sessions to discuss the company’s ongoing response to the COVID-19 pandemic, our integration of the Celgene businesses and execution of our business development strategy, including the acquisition of MyoKardia, among other things.

•	Dedicated to oversight of risk management. Our Board is responsible for risk oversight as part of its fiduciary duty of care to monitor business operations effectively.
For further discussion on how our Board administers its strategic planning and risk oversight function as a whole and through its Board Committees, please see the discussion under the header “How We Are Organized” beginning on page 21.
Risk Assessment of Compensation Policies and Practices

The Compensation and Management Development Committee annually conducts a worldwide review of our material compensation policies and practices. Based on this review, the Committee concluded that our material compensation policies and practices are not reasonably likely to have a material adverse effect on the company. On a global basis, our compensation programs contain many design features that mitigate the likelihood of inducing excessive or inappropriate risk-taking behavior. These features include:
✔	Balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price	✔	Clawback and recoupment provisions and policies pertaining to annual incentive payouts and long-term incentive awards
✔	Multiple metrics in our incentive programs that balance top-line, bottom-line and pipeline performance	✔	Share ownership and retention guidelines applicable to our senior executives
✔	Caps in our incentive program payout formulas	✔	Equity award policies that limit risk by having fixed annual grant dates
✔	Reasonable goals and objectives in our incentive programs	✔	Prohibition of speculative and hedging transactions by all employees and directors
✔	Payouts modified based upon individual performance, inclusive of assessments against our BMS Values	✔
The participation by all non-sales managers and executives worldwide in the same annual bonus plan applicable to our Named Executive Officers and that has been approved by the Compensation and Management Development Committee

✔	The Compensation and Management Development Committee’s ability to exercise discretion in determining incentive program payouts	✔
Mandatory training on our Principles of Integrity: BMS Standards of Business Conduct and Ethics (the Principles of Integrity) and other policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions and where to escalate concerns anonymously

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Meetings of Our Board & Director Engagement

Our Board meets on a regularly scheduled basis during the year to review significant developments affecting Bristol Myers Squibb and to act on matters requiring Board approval. It also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. The Board of Directors has been active during the pandemic, adapting like our global workforce, holding virtual board meetings and receiving regular updates from management as we navigated the many challenges presented by the pandemic. In 2020, the Board met 13 times. The average aggregate attendance of directors at Board and committee meetings was over 98%. No director attended fewer than 96% of the aggregate number of Board and committee meetings during the period he or she served. In addition, our independent directors met 8 times during 2020 to discuss such topics as our independent directors determined, including the company’s response to the COVID-19 pandemic and the evaluation of the performance of our current Chief Executive Officer. The Board and Board Committees held numerous information sessions throughout 2020, which supplemented the regularly scheduled Board and Committee meetings. These information sessions were especially important during 2020 and allowed the Board to provide effective oversight and support to our management team during the ongoing pandemic.
It is the expectation of the Board that each director has sufficient time to prepare for and attendance and participation at Board and committee meetings. Our Committee on Directors and Corporate Governance periodically reviews the outside board service of our directors and has adopted internal procedures to address when a director’s outside public board service exceeds the limit included in the company’s Corporate Governance Guidelines.
Annual Meeting of Shareholders

Directors are strongly encouraged, but not required, to attend the Annual Meeting of Shareholders. All of the 2020 nominees for director who were directors as of the 2020 Annual Meeting attended our virtual 2020 Annual Meeting of Shareholders.
Codes of Conduct

The Principles of Integrity adopted by our Board of Directors set forth important company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all of our employees, including the Chief Executive Officer, the Chief Financial Officer and the Controller.
In addition, the Audit Committee has adopted the Code of Ethics for Senior Financial Officers that supplements the Principles of Integrity by providing more specific requirements and guidance on certain topics. The Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, the Chief Financial Officer, the Controller, the Treasurer and the heads of major operating units.
Our Board has also adopted the Code of Business Conduct and Ethics for Directors that applies to all directors and sets forth guidance with respect to recognizing and handling areas of ethical issues.
The Principles of Integrity, the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics for Directors are available on our website at www.bms.com/ourcompany/governance. We will post any substantive amendments to, or waivers from, applicable provisions of our Principles, our Code of Ethics for Senior Financial Officers, and our Code of Business Conduct and Ethics for Directors on our website at www.bms.com/ourcompany/governance within two days following the date of such amendment or waiver.
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Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of our Codes of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.
Related Party Transactions

The Board has adopted a written policy and procedures for the review and approval of transactions involving the company and related parties, such as directors, executive officers and their immediate family members. The policy and procedures cover any transaction or series of transactions (an “interested transaction”) in which the amount involved exceeds $120,000, the company is a participant, and a related party has a direct or indirect material interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity). All interested transactions are subject to approval or ratification in accordance with the following policy and procedures:
•
Management will be responsible for determining whether a transaction is an interested transaction requiring review under this policy, in which case the transaction will be disclosed to the Committee on Directors and Corporate Governance (the “Governance Committee”).

•
The Governance Committee will review the relevant facts and circumstances, including, among other things, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or ordinary circumstances and the related party’s interest in the transaction.

•
If it is impractical or undesirable to wait until a Governance Committee meeting to complete an interested transaction, the Chair of the Governance Committee, in consultation with the General Counsel, may review and approve the transaction, which approval must be ratified by the Governance Committee at its next meeting.

•
In the event the company becomes aware of an interested transaction that has not been approved, the Governance Committee will evaluate all options available to the company, including ratification, revision or termination of such transaction and take such course of action as the Governance Committee deems appropriate under the circumstances.

•
No director will participate in any discussion or approval of the interested transaction for which he or she is a related party, except that the director will provide all material information concerning the interested transaction to the Governance Committee.

•
If an interested transaction is ongoing, the Governance Committee may establish guidelines for management to follow in its ongoing dealings with the related party and will review and assess such ongoing relationships on at least an annual basis.

•
Certain types of interested transactions are deemed to be pre-approved or ratified by the Governance Committee, as applicable, even if the amount involved will exceed $120,000, including the employment of executive officers, director compensation, certain transactions with other companies or charitable contributions, transactions where all shareholders receive proportional benefits, transactions involving competitive bids, regulated transactions and certain banking-related services.

BlackRock, Inc. (BlackRock) and The Vanguard Group (Vanguard) are each considered a “Related Party” under our related party transaction policy because they each beneficially own more than 5% of our outstanding common stock. The Governance Committee ratified and approved the following related party transactions in accordance with our related party policy and procedures and Bylaws:
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Certain of our retirement plans use BlackRock and its affiliates to provide investment management services. In addition, we have certain investments in BlackRock managed investment funds. In connection with these services, we paid BlackRock approximately $2.3 million in fees during 2020.

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•
Vanguard acts as an investment manager with respect to certain investment options under our savings and thrift plans. Participants in the plans pay Vanguard’s investment management fees if they invest in investment options managed by Vanguard; neither the plans themselves nor the company pays fees directly to Vanguard. In connection with these services, Vanguard received approximately $1.7 million in fees during 2020.

The Governance Committee ratified the above relationships on the basis that these entities’ ownership of our stock plays no role in the business relationship between us and them, and that the engagement of each entity was on terms no more favorable to them than terms that would be available to unaffiliated third parties under the same or similar circumstances.
Disclosure Regarding Political Activities

We provide semi-annual disclosure on our website at the link below of all political contributions to political committees, parties or candidates on both state and federal levels that are made by our employee political action committee, as well as annual disclosure of the portion of our dues or other payments made to trade associations to which we give $50,000 or more that can be attributed to lobbying expenditures. Please see the company's website at: https://www.bms.com/about-us/sustainability/economic-responsibility/political-contributions.html under “Political Contributions.”
Global Corporate Citizenship & Sustainability

Patients are at the center of everything we do. Our work is focused on the discovery and development of medicines that transform patients’ lives in a way that incorporates good corporate citizenship, environmental stewardship and social responsibility. Our strong governance profile includes direct oversight by our Committee on Directors and Corporate Governance of environmental, social and governance (“ESG”) risks, assessment and disclosure, which is intended to ensure our ability to operate with the highest levels of quality, integrity and ethics. Our ESG strategy is fully aligned with our corporate strategy and was defined based on a formal assessment of priority issues drawn from senior executives and a broad group of stakeholders with board oversight. This year, we celebrate our 11th year as a member of the UN Global Compact and more than 20 years of setting global Sustainability Goals. These commitments reflect our comprehensive approach to protecting human and natural resources, now and in the future. For us, Sustainability is much more than meeting targets—it is integrated into our culture and is part of our daily thought process. This includes ensuring our clinical trials reflect real world patient populations and incorporating innovative technologies to drive our R&D and manufacturing operations. We continue to bring hope to patients with serious disease by building capacity and strengthening community services to ensure no patient is left behind. We met or exceeded the targets for all five of our Sustainability 2020 Goals:
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Accelerate innovation to develop transformative medicines—Enabling Speed to Patients by optimizing development timelines such as R&D processes, regulatory review and data packaging. This goal also focused on improving clinical trial patient diversity and satisfaction. We advanced efforts to recruit clinical trial patients representing the real world patient population and conducted R&D programs with transparency, through public disclosure of all ongoing clinical trials and trial results for approved products. We strengthened our advocacy for patient, healthcare provider and caregiver feedback in order to enhance awareness of clinical trials and understanding of participation within clinical trials.

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Enhance patient access to medicines—Using approaches such as tiered pricing, voluntary licensing, reimbursement support, patient assistance programs, product donations to independent charitable organizations and cash donations to support Bristol Myers Squibb Foundation partnerships, we have been able to provide greater access to our medicines in global markets. All marketed products have access plans. We advocate for sustainable healthcare policies and infrastructure, and continue to improve access to care and supportive services for vulnerable patients through partnerships and demonstration projects. And at least 80% of the BMS Foundation partnerships will result in health equity improvement for targeted groups.

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•
Be the employer of choice and the champion of safety—We empower and engage our people with an energizing work environment and safety culture. We are continuously building a globally diverse and inclusive workforce, which we monitor through improvement in the employee culture survey Inclusion Index. To continue being a recognized employer of choice, we engage our people in a culture of diversity and inclusion that drives business performance through the value chain, and leverages their insights to better meet patient needs.

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Drive supply chain leadership on quality and integrity—We engage with our critical suppliers and assess those in high-risk countries for conformance with environmental, labor and integrity standards to support efforts ensuring reliable product supply. As an example, all critical manufacturing suppliers have been assessed for risk and risk mitigation performance, with results incorporated in sourcing decisions.

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Innovate to support a green, healthy planet—We continue to improve our environmental footprint with greenhouse gas and water reduction goals and integrate green design and reduce waste throughout our product portfolio. We were able to substantially exceed our sustainability 2020 Goal targets to reduce our water use and greenhouse gas emissions by 5% (absolute) or more from the 2015 baseline. We reduced greenhouse gas (GHG) emissions by 20.7%, total energy consumed by 13.3% and total water used by 10.8% (vs the 2015 baseline). In addition, we continued to integrate green design and reduce waste by assessing more than 90% of our products and packaging for improved environmental impact.

While we are pleased with the progress we have made to date, we know there is still much more work to do to ensure the health of the planet and its people. Through active engagement with our shareholders and other key stakeholders on our ESG performance relative to our financial results, we completed the development of our next generation commitments to environmental responsibility for the integrated company. By 2030, we intend to purchase 100% of the electricity we use from renewable sources, and by 2040, we will be carbon neutral in our Scope 1 (direct) and Scope 2 (indirect) emissions and reach the targets of equitable water use, zero waste to landfill and 100% electric vehicles in our commercial fleet. In addition, we commit to set approved science-based emissions reductions targets in alignment with the Science Based Target Initiative as a key step in the roadmap to delivering these environmental commitments. And as part of our enhanced focus on transparency, we will expand our reporting to include additional validated ESG frameworks such as SASB and TCFD and will publish ESG updates annually beginning this year. Our Board remains actively engaged on these issues with direct oversight by our Committee on Directors and Corporate Governance. For more information and to provide feedback, please see the company’s website at https://www.bms.com/about-us/sustainability.html under “Sustainability.”
Responsible Drug Pricing Strategy & Transparency

Our Commitment
We firmly believe that prescription medicines are such a vital part of human healthcare that everyone who needs them should have access to them. We have been, and remain committed to facilitating access to our medicines, and to furthering our Mission to help patients prevail over serious diseases. We price our medicines based on a number of factors, including, among others, the value of scientific innovation for patients and society in the context of overall healthcare spend; economic factors impacting the healthcare systems’ capacity to provide appropriate, rapid and sustainable access to patients; and the necessity to sustain our R&D investment in innovative, high-quality medicines that address the unmet medical needs of patients with serious diseases and improve their life needs.
At Bristol Myers Squibb, we believe in the value our medicines bring to patients and society and our role in transforming care to help patients live longer, healthier and more productive lives. We focus on medicines that meaningfully change patient outcomes and improve quality of life, and over the last 30 years, we have made significant contributions in areas such as HIV, hepatitis, cardiovascular disease and, most recently, immuno-oncology. After our acquisition of Celgene, we are now moving to the next generation of treatment options, such as CAR-T. We are pursuing medicines with transformational potential in diseases such as cancer, hematology, heart failure, fibrosis, multiple sclerosis, psoriasis and neuroscience. Many of our medicines are breakthroughs in innovation, truly differentiated medicines that have changed the standard of care and help patients live longer and healthier lives. For example, in melanoma, prior to the availability
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of immuno-oncology treatment options, 25% of patients diagnosed with metastatic melanoma survived one (1) year. This increased to 74% with immuno-oncology therapies. Through Revlimid and Pomalyst, we transformed the treatment of multiple myeloma. Advances like these have transformed the treatment of certain cancers and changed survival expectations for patients. Collectively, we have delivered five (5) new products in the past four (4) years, including 26 major market approvals in 2020. These breakthrough medicines are possible because of our sustained investment in research and development. We have emerged as an industry leader in R&D investment, investing approximately, $6 billion, $6 billion and $11 billion annually for 2018, 2019 and 2020, respectively or approximately 26% of our revenue in 2020. Our goal is to ensure access to our currently approved medicines while continuing to fuel the development of medicines for the future.
Governance/Transparency
We take a thoughtful approach to pricing our products and have internal processes and controls in place to ensure that pricing decisions are thoroughly and appropriately vetted with the highest levels of management prior to implementation. This process includes routine presentations to the Board on drug pricing strategies. In addition, on balance, over the last few years, our revenue growth has been primarily attributable to increased volume arising from increased demand for our products rather than price increases. We have and continue to disclose the average net selling price increase for our U.S. products in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Our average net selling price increase for 2016, 2017, 2018, 2019 for our legacy BMS products was approximately, 5%, 2%, 0% and 0%, respectively and for 2020 for our combined company products (including Celgene) was approximately 1%. We believe we have the appropriate governance mechanisms and internal controls and processes in place to ensure that pricing decisions are made in line with our values and commitment.
Increases in list prices for 2021 generally align with or are below the latest projected rate of increase for U.S. national healthcare expenditures, and only apply to BMS medicines with ongoing clinical research. The list price of a BMS medicine does not reflect discounts and rebates provided to payers and pharmacy benefit managers, and the price patients pay for medicines varies according to their insurance coverage. Any patient having issues obtaining or affording a BMS medicine should visit our patient support website hub at https://www.bmsaccesssupport.bmscustomerconnect.com/patient.
In addition, the Compensation Management and Development Committee annually completes a thoughtful and rigorous evaluation of our executive compensation program to ensure that the program is aligned with our Mission and delivers shareholder value, while not encouraging excessive or inappropriate risk taking by our executives. When setting incentive plan targets each year, the Compensation Management and Development Committee is aware of the risks associated with drug pricing, among other things, and ensures our plans do not incentivize risky behavior in order to meet targets.
Access/Regulatory Reform
We remain committed to working with policymakers, thought leaders, patient advocates and other stakeholders to shape a comprehensive system that provides accessible and affordable health care with the goal of achieving universal coverage and quality patient care, while continuing to fuel innovation. We support efforts to make medicines more affordable, from access assistance to innovative ways to address costs more directly. Individuals who cannot afford our medicines and have no other means of coverage, public or private, may be eligible to be provided with our medicines, at no charge, through a number of programs, including product donations to various independent charitable organizations, such as the Bristol-Myers Squibb Patient Assistance Program Foundation, Inc., an independent 501(c)(3) charitable organization and other company sponsored patient assistance programs. We estimate that in 2020, we donated more than $1.5 billion worth of medicines to assist more than 116,000 patients in the U.S. at no cost to these patients.
We promote health equity globally and strive to increase access to life-saving medicines for populations disproportionately affected by serious diseases and conditions, giving new hope and help to some of the world’s most vulnerable people. Indeed, increasing access to patients was one of our 2020 Sustainability Goals. In addition to our patient support programs in the U.S. and outside of the U.S., we have dedicated patient support programs, rebates and co-pay assistance programs in each country. In instances of disproportionate disease impact, we support the use of tiered pricing between distinct groups of countries. For example, for over a decade, Bristol Myers Squibb has maintained a policy of tiered pricing and voluntary licensing for our HIV and HCV medicines in an attempt to reduce barriers that delay broad and accelerated access to treatment for patients around the world. In addition, as part of our commitment to helping patients prevail over serious diseases, we also drive and support a number of programs designed to build capacity, raise
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patient awareness, including prevention and diagnosis and access to treatment and care. Through donations to the Bristol Myers Squibb Foundation, an independent 501(c)(3) charitable organization, we support community-based programs that promote cancer awareness, screening, care and support among high-risk populations in the United States, as well as China, Brazil and sub-Saharan Africa. Examples are the SECURE THE FUTURE and Delivering Hope programs.
Providing patients with access to our medicines has been especially important during the COVID-19 pandemic. In 2020, we expanded our patient support programs to help eligible unemployed patients in the U.S., made over $11 million in COVID-19 related cash donations and grants to organizations in 38 countries and donated over $1 million in personal protective equipment (PPE) to organizations in the U.S. The Bristol Myers Squibb Foundation similarly donated over $21 million in aid in 42 countries.
As a company, we have made remarkable improvements in delivering life-saving medicines to patients and offering creative solutions for access; however, we understand concerns that our healthcare system as a whole is too expensive, and we are interested in finding ways to improve our system. Therefore, we re-assert our commitment to proactively work with governments, payers, health care providers and other stakeholders around the world to develop sustainable solutions that will better assist patients in need.
How We Are
Organized
Board Leadership Structure

The company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the company. They establish well defined responsibilities with respect to the Board Chair and Lead Independent Director roles, including the requirement that the Board have a Lead Independent Director if the Board Chair is not an independent director. This information is set forth in more detail on our website at www.bms.com/ourcompany/governance.
Our Board has dedicated significant consideration to our leadership structure, particularly in connection with the election of Dr. Caforio as the Board Chair at the 2017 Annual Meeting. The Board evaluates our leadership structure annually. The Board’s most recent analysis of our leadership structure took into account many factors, including the specific needs of the Board and the company, the strong role of our Lead Independent Director, our Corporate Governance Guidelines (including our governance practices that provide for independent oversight of management), the integration of Celgene businesses into our company, the challenges specific to our company, and the best interests of our shareholders. After thoughtful and rigorous consideration, the Board determined that combining the Board Chair and Chief Executive Officer positions and electing Dr. Caforio as the Board Chair continues to be in the best interest of the company and our shareholders and is the best leadership for the company and its shareholders at this time. Specifically, our Board believes having Dr. Caforio serve in the combined role of Board Chair and Chief Executive Officer confers distinct advantages at this time, including:
•
having a Board Chair who can draw on detailed institutional knowledge of the company and industry experience from serving as Chief Executive Officer, providing the Board with focused leadership, particularly in discussions about the company’s strategy;

•	a combined role ensures that the company presents its message and strategy to all stakeholders, including shareholders, employees and patients, with a unified voice; and
•	the structure allows for efficient decision-making and focused accountability.
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The Board recognizes the importance of appointing a strong Lead Independent Director to maintain a counterbalancing structure to ensure that the Board functions in an appropriately independent manner. The Lead Independent Director is selected annually by the independent directors. Dr. Sato currently serves as Lead Independent Director and the independent directors of the Board have elected Mr. Samuels to serve in that position effective as of the 2021 Annual Meeting of Shareholders.
The Lead Independent Director’s responsibilities include, among others:
✓	Serving as liaison between the independent directors and the Board Chair and Chief Executive Officer	✓	Approving the quality, quantity and timeliness of information sent to the Board
✓	Reviewing and approving meeting agendas and sufficiency of time	✓	Serving a key role in Board and Chief Executive Officer evaluations
✓	Calling meetings of the independent directors	✓	Responding directly to shareholder and stakeholder questions, as appropriate
✓	Presiding at all meetings of the independent directors and any Board meeting when the Board Chair and Chief Executive Officer is not present, including executive sessions of the independent directors	✓	Providing feedback from executive sessions of the independent directors to the Board Chair and Chief Executive Officer and other senior management
✓	Engaging with major shareholders, as appropriate	✓	Recommending advisors and consultants
The Board’s culture is open and promotes transparent dialogue and rigorous discussion. The Board deliberates on all major decisions with and without management present and effectively utilizes executive sessions with the leadership of the Lead Independent director to drive board alignment.
The Board believes this structure provides an effective, high-functioning Board, as well as appropriate safeguards and oversight. Our Board will continue to evaluate its leadership structure in light of changing circumstances and will do so on at least an annual basis and make changes at such times as it deems appropriate.
Our Board administers its strategic planning and risk oversight function as a whole and through its Board Committees. The following are examples of how our Board Committees are involved in this process:
Audit Committee
Regularly reviews and discusses with management our process to assess and manage enterprise risks, including those related to market/environmental, strategic, financial, operational, legal, compliance, cyber security and reputation.

Compensation and Management Development Committee
Annually evaluates our incentive compensation programs to determine whether incentive pay encourages excessive or inappropriate risk-taking. In particular, the Committee evaluates the components of our executive compensation program that work to minimize excessive or inappropriate risk-taking, including, the use of different forms of long-term equity incentives, linking payout to each executive’s demonstration and role modeling of our BMS Values, placing caps on our incentive award payout opportunities, following equity grant practices that limit potential for timing awards and having stock ownership and retention requirements. The Committee has oversight responsibility for the Company’s management development programs, performance assessment of our CEO and other senior executives and succession planning.

Committee on Directors and Corporate Governance
Regularly considers and makes recommendations to the Board concerning the appropriate size, function and needs of the Board, determines the criteria for Board membership, provides oversight of our corporate governance affairs and reviews corporate governance practices and policies. Oversees the company’s political activities and routinely considers matters relating to the company’s responsibilities as a global corporate citizen pertaining to corporate social responsibility and corporate public policy and the impact on the company’s employees and shareholders.

Science and Technology Committee
Regularly reviews our pipeline and potential business development opportunities to evaluate our progress in achieving our near-term and long-term strategic research and development goals and objectives and assures that we make well-informed choices in the investment of our research and development resources, among other things.

Integration Committee
Regularly oversees the overall integration of the respective businesses and operations of the BMS and Celgene, including integration planning prior to Closing, and providing regular reports to the Board on the progress of the Integration. Serves as an advisory committee to company management to provide input in connection with the integration. Oversees and monitors management’s plans for integration, including key milestones, timelines, organization, cost synergies and the budget for achieving such synergies, as well as the company’s progress in achieving its integration plans. Collaborates with the Audit Committee, Compensation and Management Development Committee and Science and Technology Committee to oversee and assess progress against key integration items relating to integration of systems, processes and controls, our pipeline, and our compensation programs and talent capabilities, respectively.

The Integration Committee will dissolve as of the 2021 Annual Meeting of Shareholders.

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Committees of Our Board

Our Bylaws specifically provide for an Audit Committee, Compensation and Management Development Committee, and Committee on Directors and Corporate Governance, all of which are composed entirely of independent directors. Our Bylaws also authorize the establishment of additional committees of the Board and, under this authorization, our Board of Directors established the Science and Technology Committee. Our Board has appointed individuals from among its members to serve on these four standing committees and each committee operates under a written charter adopted by the Board, as amended from time to time. These charters are published on our website at http://bms.com/ourcompany/governance/Pages/board_committees_charters.aspx. Each of these Board Committees has the necessary resources and authority to discharge its responsibilities, including the authority to retain consultants or experts to advise the committee.
The table below indicates the current members of our standing Board Committees and the Integration Committee and the number of meetings held in 2020:
Director	Audit(1)	Committee on Directors and Corporate Governance	Compensation and Management Development	Science and Technology	Integration
Peter J. Arduini	X		X		X
Robert Bertolini(2)	C	X
Michael W. Bonney (3)	X			X
Giovanni Caforio, M.D.					X
Matthew W. Emmens(2)			X	X	X
Julia A. Haller, M.D.(3)				X	X
Dinesh C. Paliwal(2)		X	X		C
Paula A. Price(4)(6)		X
Derica W. Rice(4)(6)	X
Theodore R. Samuels(5)(6)	X		X
Vicki L. Sato, Ph.D.(2)		C		X
Gerald L. Storch (5)	X		C
Karen H. Vousden, Ph.D.			X	C	X
Phyllis R. Yale(6)		X
Number of 2020 Meetings	8	4	6	10	5
“C”	indicates Chair of the committee.
1)
Our Board of Directors has determined, in its judgment, that all members of the Audit Committee are financially literate and that all members of the Audit Committee meet additional, heightened independence criteria applicable to directors serving on audit committees under the New York Stock Exchange listing standards. In addition, our Board has determined that Messrs. Arduini, Bertolini, Bonney, Rice, Samuels and Storch each qualify as an “audit committee financial expert” under the applicable SEC rules.

2)	Dr.Vicki Sato, Mr. Bertolini, Mr. Emmens and Mr. Paliwal will retire from our Board effective after the 2021 Annual Meeting.
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3)	Effective May 5, 2020, Mr. Bonney rotated from our Integration Committee to the Science & Technology Committee and Dr. Haller became a member of our Integration Committee.
4)	Ms. Price and Mr. Rice, each joined the Board on September 1, 2020 and became a member of our Committee on Directors and Corporate Governance and Audit Committee, respectively.
5)
Effective May 5, 2020, Mr. Storch became Chair of our Compensation and Management Development Committee and Mr. Samuels also rotated from our Committee on Directors and Corporate Governance to our Compensation and Management Development Committee.

6)
Effective May 4, 2021, Ms. Price and Ms. Yale will become members of the Audit Committee; Mr. Rice will become Chair of our Audit Committee and a member of our Compensation and Management Development Committee; Dr. Haller will become a member of our Committee on Directors and Corporate Governance; Mr. Arduini will rotate from our Audit Committee to our Science & Technology Committee; Mr. Samuels will rotate from our Compensation and Management Development Committee to Chair our Committee on Directors and Corporate Governance and Mr. Storch will rotate from our Audit Committee to our Committee on Directors and Corporate Governance.

The following descriptions reflect each standing Board Committee’s membership and Chair effective as of May 4, 2021.
Audit Committee

Committee Chair Derica W. Rice Additional Members Michael W. Bonney Paula A. Price Theodore R. Samuels Phyllis R. Yale
Key Responsibilities
• Overseeing and monitoring the quality of our accounting and auditing practices, including, among others, reviewing and approving the internal audit charter, audit plan, audit budget and decisions regarding appointment and replacement of Chief Audit Officer
• Appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of preparing or issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting
• Assisting the Board in fulfilling its responsibilities for general oversight of (i) compliance with legal and regulatory requirements, (ii) the performance of our internal audit function and (iii) enterprise risk assessment and risk management policies and guidelines
• Reviewing our disclosure controls and procedures, periodic filings with the SEC, earnings releases and earnings guidance
• Producing the required Audit Committee Report for inclusion in our Proxy
Statement
• Overseeing the implementation and effectiveness of our compliance and ethics program
• Reviewing our information security and data protection program

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Committee on Directors and Corporate Governance

Committee Chair Theodore R. Samuels Additional Members Julia A. Haller, M.D. Paula A. Price Gerald L. Storch Phyllis R. Yale
Key Responsibilities
• Providing oversight of our corporate governance affairs and reviewing corporate governance practices and policies, including annually reviewing the Corporate Governance Guidelines and recommending any changes to the Board
• Identifying individuals qualified to become Board members and recommending that our Board select the director nominees for the next annual meeting of shareholders
• Reviewing and recommending annually to our Board the compensation of non-employee directors
• Considering questions of potential conflicts of interest involving directors and senior management and establishing, maintaining and overseeing related party transaction policies and procedures
• Evaluating and making recommendations to the Board concerning director independence and defining specific categorical standards for director independence
• Providing oversight of the company’s political activities
• Considering matters relating to the company’s responsibilities as a global corporate citizen pertaining to corporate social responsibility and corporate public policy and the impact on the company’s workforce and shareholders
• Overseeing the annual evaluation process of the Board and its Committees

Compensation and Management Development Committee

Committee Chair Gerald L. Storch Additional Members Peter J. Arduini Derica W. Rice Karen H. Vousden, Ph.D.
Key Responsibilities
• Reviewing, approving and reporting to our Board on our major compensation and benefits plans, policies and programs
• Reviewing corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and recommending for approval by at least three-fourths of the independent directors of our Board the CEO’s compensation based on this evaluation
• Reviewing and evaluating the performance of senior management; approving the compensation of executive officers and certain senior management
• Overseeing our management development programs, and performance assessment of our most senior executives and succession planning
• Reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures required for inclusion in our Proxy Statement, recommending to the Board whether the Compensation Discussion and Analysis should be included in our Proxy Statement, and producing the Compensation and Management Development Committee Report required for inclusion in our Proxy Statement
• Establishing and overseeing our compensation recoupment policies
• Reviewing incentive compensation programs to determine whether incentive pay encourages inappropriate risk-taking throughout our business

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Science and Technology Committee

Committee Chair Karen H. Vousden, Ph.D. Additional Members Peter J. Arduini Michael W. Bonney Julia A. Haller, M.D.
Key Responsibilities
• Reviewing and advising our Board on the strategic direction of our research and development (R&D) programs, platforms and capabilities and our progress in achieving near-term and long-term R&D objectives
• Reviewing and advising our Board on our internal and external investments in science and technology
• Identifying and discussing significant emerging trends and issues in science and technology and considering their potential impact on our company
• Providing assistance to the Compensation and Management Development Committee in setting any pipeline performance metric under the company’s incentive compensation programs and reviewing the performance results

In addition, in 2020, the Board also had an Integration Committee, which oversaw the overall integration of the respective businesses and operations of BMS and Celgene, including providing regular reports to the Board on the progress of the integration and serving as an advisory committee to company management to provide input in connection with the integration. The members of the Integration Committee were Dinesh Paliwal, who chaired the Committee, Peter Arduini, Giovanni Caforio, M.D., Matthew Emmens, Julia Haller, M.D. and Karen Vousden, Ph.D. The Integration Committee met five times during 2020. The Integration Committee will dissolve effective as of this 2021 Annual Meeting of Shareholders. The board also established an ad hoc Securities Issuance Committee to determine and approve the terms and provisions of securities issued by the company. The members of the Securities Issuance Committee were Giovanni Caforio, M.D., Robert Bertolini and Gerald L. Storch. The Securities Issuance Committee met once during 2020.
How to
Communicate
With Us
We value input and offer many means to provide it.

We, members of the Board of Directors, know that we must actively seek information from a wide variety of sources—and not just from individuals and entities that work for us—to do our jobs optimally. We therefore create multiple means to hear from shareholders, employees at all levels, patients, medical professionals, policy experts and others to inform our work.
You can communicate with us via many of these means. You can provide us comments on your proxy when you are voting. You can attend our annual meeting and ask questions. You can accept our invitations to engage or ask us for a meeting
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when that is of value to you. You can participate in our various Investor Relations functions which we listen to both directly and indirectly. You can write to us via mail or use any of our reporting functions such as so-called Whistle Blower hotlines. And, of course, we pay close attention to your voting and investment decisions as well.
Written Communication

Our Board has created a process for anyone to communicate directly with our Board, any committee of the Board, the non-employee directors of the Board collectively or any individual director, including our Board Chair and Lead Independent Director. Any interested party wishing to contact our Board may do so in writing by sending a letter to Bristol-Myers Squibb Company, 430 East 29th Street—14th Floor, New York, New York 10016, Attention: Corporate Secretary.
Any matter relating to our financial statements, accounting practices or internal controls should be addressed to the Chair of the Audit Committee. All other matters should be addressed to the Chair of the Governance Committee.
Our Corporate Secretary or her designee reviews all correspondence and forwards to the addressee all correspondence determined to be appropriate for delivery. Our Corporate Secretary periodically forwards to the Governance Committee a summary of all correspondence received. Directors may at any time review a log of the correspondence we receive that is addressed to members of the Board as well as copies of any such correspondence. Our process for handling communications to our Board has been approved by the independent directors.
Proactive Shareholder Engagement

We continued to place a high priority on our proactive engagement with our shareholders in 2020, reaching out to over 50 of our top shareholders, representing nearly 49% of our shares outstanding. In 2020, management and members of the Board, including our Lead Independent Director, met with many of our shareholders and had a productive dialogue on a number of topics, including the company’s response to COVID-19, board composition, company strategy and execution, diversity and inclusion, sustainability and risk oversight, as well as executive compensation.
The feedback received was generally positive and was shared with the entire Board and members of senior management. In addition, we continued to engage with shareholders, seeking active feedback and offering additional insights on current topics of interest, such as diversity and inclusion, the response to COVID-19 and our ESG strategy, as well as executive compensation and corporate governance topics, including the shareholder proposals included in our 2020 Proxy Statement.
We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts about BMS or to bring a particular matter to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.
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Responsiveness to Shareholder Feedback

Throughout the year, we actively solicited feedback from shareholders on topical issues and offered additional insights on shareholder proposals that were included in our recent Proxy Statements. The results of these discussions are noted below:
Topic	Shareholder Feedback	Company Response
Company Response to COVID-19 Pandemic
Numerous shareholders asked about the company’s response to the COVID-19 pandemic and how it has impacted our operational and financial standing and efforts to protect the health and safety of our workforce and customers.

Our response to the COVID-19 pandemic was, and is, primarily focused on ensuring the continued supply of and access to our medicines for our patients and protecting the health, well-being and safety of our workforce. We are also supporting research efforts to accelerate the development, manufacturing, and delivery of diagnostics and treatments for COVID-19, and contributing to relief efforts across the globe. For further discussion on our ongoing response to COVID-19, please see discussion under “Company Response to COVID-19” beginning on page 37.

Diversity & Inclusion
In light of recent social unrest in the U.S. and calls for greater diversity and inclusion, a number of our shareholders requested we adopt a policy to publicly disclose our Consolidated EEO-1 Report yearly and suggested that we also consider including pay data.

We confirmed our commitment to publicly disclose the EEO-1 Report by 2021. In addition, in August 2020, BMS and the Bristol Myers Squibb Foundation announced each would commit $150 million as part of a series of commitments around health equity, diversity and inclusion currently focused on five key priorities. For further discussion on these commitments, please see discussion under “Commitment to Diversity & Inclusion” beginning on page 38.

Environmental, Social & Governance Strategy and Reporting	Investors inquired about our current ESG strategy, commitments and internal governance around ESG reporting.
Our Committee on Directors and Corporate Governance has direct oversight of our ESG strategy and reporting and ensures our ability to operate with the highest levels of quality, integrity and ethics. Our ESG strategy is fully aligned to our corporate strategy. Through active engagement with our shareholders and other key stakeholders, we completed the development of our next generation commitments to environmental responsibility for our new company. In addition, we commit to set approved science-based emissions reductions targets in alignment with the Science Based Target Initiative as a key step in the roadmap to delivering these environmental commitments. And as part of our enhanced focus on transparency, we will expand our reporting to include additional validated ESG frameworks such as SASB and TCFD and will publish ESG updates annually beginning this year. For further discussion, please see “Global Corporate Citizenship & Sustainability” beginning on page 18.

Management Accountability & Compensation Recoupment
Investors for Opioid and Pharmaceutical Accountability (IOPA) and corporate representatives from the pharmaceutical industry formed an incentive deferral working group to develop a set of principles that focus on incentive deferrals as one strategy to assist boards in recouping compensation in the event of misconduct.

We collaborated with the investors to include additional disclosure in this Proxy Statement to highlight how the company’s existing equity plan features are aligned with the intent of the final bonus deferral principles. This was responsive to the investors’ feedback and consistent with our shared desired outcome. This disclosure is included in this Proxy Statement beginning on page 60.

Special Meeting Threshold Reduced from 25% to 15%
In response to valuable feedback from our shareholders regarding the vote support for recent proposals covering this item, we have included a proposal at the Annual Meeting this year to reduce the ownership threshold for shareholders to request a special meeting.

The company is committed to high standards of corporate governance, including taking steps to achieve greater transparency and accountability to our shareholders. As such, at this Annual Meeting, the Board is asking shareholders to approve an amendment to the Company’s charter to reduce the percentage of outstanding shares required for shareholders to call a special meeting from 25% to 15%. The Board has determined to take this action following extensive engagement with our shareholders and an evaluation of our strong corporate governance policies and practices, including the many ways shareholders are able to contact the Board and senior management on important matters outside of the annual meeting cycle.

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How We
Are Paid
Compensation of Directors

Director Compensation Program
We aim to provide a competitive compensation program to attract and retain high quality directors. The Committee on Directors and Corporate Governance (when used in this Compensation of Directors’ section, the “Committee”) annually reviews our directors’ compensation program, including a review of the director compensation programs at our executive compensation peer groups. For 2020 planning, we again engaged an outside consultant, Frederic W. Cook & Co., Inc. (“FWC”), to review market data and competitive information on director compensation. FWC recommended, and the Committee determined, that our executive compensation peer groups should be the primary source for determining director compensation.
The Committee also engaged FWC to conduct an updated market assessment of our director compensation program in December 2019. In light of the fact that our core director compensation program had been unchanged since 2018 and was between the 25th percentile and median of our peer groups, among other reasons, the Committee determined to increase the annual equity award for service as a director for 2020 by $5,000 to $190,000. The Board also determined to increase the member annual retainer for service on the Committee on Directors and Corporate Governance by $7,500 to $15,000 to bring it in line with the annual retainer of every other committee and better reflect the increased responsibilities of the Committee since 2010 when the retainer was established. The Committee submitted its recommendations for director compensation to the full Board for approval, and the full Board approved the changes. Giovanni Caforio, M.D. does not receive any additional compensation for serving as a director.
The Committee believes the total compensation package for directors we offered in 2020 was reasonable, and appropriately aligned the interests of directors with the interests of our shareholders by ensuring directors have a proprietary stake in our company.
The Components of Our Director Compensation Program
In 2020, non-employee directors who served for the entirety of 2020 received:
Component	Value of Award
Annual Retainer	$100,000
Annual Equity Award	Deferred Share Units valued at $190,000
Lead Independent Director Annual Retainer	$50,000
Committee Chair Annual Retainer	$25,000
Committee Member (not Chair) Annual Retainer – Audit, Compensation and Management Development, Committee on Directors and Corporate Governance, Science and Technology and Integration Committees	$15,000
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Annual Equity Award
On February 1, 2020, all non-employee directors serving on the Board at that time received an annual award of deferred share units valued at $190,000 under the 1987 Deferred Compensation Plan for Non-Employee Directors. These deferred share units are non-forfeitable at grant and are settleable solely in shares of our common stock. A new member of the Board who is eligible to participate in the Plan receives, on the date the director joins the Board, a pro-rata number of deferred share units based on the number of share units payable to participants as of the prior February 1.
Compensation of our Lead Independent Director
Our Lead Independent Director received an additional annual retainer of $50,000. Our Board has determined to award this retainer in light of the increased duties and responsibilities demanded by this role, which duties and responsibilities are described in further detail on page 22.
Share Retention Requirements
All non-employee directors are required to acquire a minimum of shares and/or units of company stock valued at not less than five times their annual cash retainer within five years of joining the Board and to maintain this ownership level throughout their service as a Director. We require that at least 25% of the annual retainer be deferred and credited to a deferred compensation account, the value of which is determined by the value of our common stock, until a non-management director has attained our share retention requirements.
Deferral Program
A non-management director may elect to defer payment of all or part of the cash compensation received as a director under our company’s 1987 Deferred Compensation Plan for Non-Employee Directors. The election to defer is made in the year preceding the calendar year in which the compensation is earned. Deferred funds for compensation received in connection with service as a director in 2020 were credited to one or more of the following funds: a U.S. total bond index, a short-term fund, a total market index fund or a fund based on the return on our common stock. Deferred portions are payable in a lump sum or in a maximum of 10 annual installments. Payments under the Plan begin when a participant ceases to be a director or at a future date previously specified by the director.
Charitable Contribution Programs
Each director who joined the Board prior to December 2009 participates in our Directors’ Charitable Contribution Program. Upon the death of a director, we will donate up to an aggregate of $500,000 to up to five qualifying charitable organizations designated by the director. Individual directors derive no financial or tax benefit from this program since the tax benefit of all charitable deductions relating to the contributions accrues solely to the company. In December 2009, the Board eliminated the Charitable Contributions Program for all new directors.
In addition, each director was able to participate in our company-wide matching gift program in 2020. We matched dollar for dollar a director’s contribution to qualified charitable and educational organizations up to $30,000. This benefit was also available to all company employees. In 2020 as part of our overall diversity and inclusion commitments, we committed to matching on a 2-to-1 basis through the Bristol Myers Squibb Foundation all employee and director donations to organizations that fight disparities and discrimination. In 2020, all of our directors participated in our matching gift programs as indicated in the Director Compensation Table below.
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Director Compensation Table
The following table sets forth information regarding the compensation earned by our non-employee directors in 2020.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
P. J. Arduini	$145,000	$190,000	$0	$30,000	$365,000
R. Bertolini(5)	$140,000	$190,000	$0	$30,000	$360,000
M. W. Bonney	$130,000	$190,000	$0	$30,000	$350,000
M. W. Emmens(5)	$145,000	$190,000	$0	$30,000	$365,000
M. Grobstein(6)	$48,462	$190,000	$0	$30,000	$268,462
J. A. Haller, M.D.	$124,849	$190,000	$0	$22,500	$337,349
A. J. Lacy(6)	$45,000	$190,000	$0	$30,000	$265,000
D. C. Paliwal(5)	$155,000	$190,000	$0	$30,000	$375,000
P. A. Price	$37,758	$79,644	$0	$30,000	$147,402
D. W. Rice	$37,758	$79,644	$0	$30,000	$147,402
T. R. Samuels	$130,000	$190,000	$0	$30,000	$350,000
V. L. Sato, Ph.D.(5)	$190,000	$190,000	$0	$30,000	$410,000
G. L. Storch	$136,566	$190,000	$0	$10,000	$336,566
K. H. Vousden, Ph.D.	$155,000	$190,000	$0	$6,500	$351,500
P. R. Yale	$115,000	$190,000	$0	$30,000	$335,000
1)
Includes the annual retainer, committee chair retainers, committee membership retainers and Lead Independent Director retainer, as applicable. All or a portion of the cash compensation may be deferred until retirement or a date specified by the director, at the election of the director. The directors listed in the below table deferred the following amounts in 2020, which amounts are included in the figures above. Ms. Price and Mr. Rice joined the Board effective September 1, 2020.

Name	Dollar Amount Deferred	Percentage of Deferred Amount Allocated to U.S. Total Bond Index	Percentage of Deferred Amount Allocated to Short Term Fund	Percentage of Deferred Amount Allocated to Total Market Index Fund	Percentage of Company Deferred Amount Allocated to Deferred Share Units	Number of Company Deferred Share Units Acquired
P. J. Arduini	$145,000	0%	0%	0%	100%	2,338
R. Bertolini	$140,000	0%	0%	0%	100%	2,257
M. W. Bonney	$92,300	0%	0%	0%	100%	1,488
M. W. Emmens	$145,000	0%	0%	0%	100%	2,338
M. Grobstein	$24,231	0%	0%	0%	100%	391
J. A. Haller, M.D.	$124,849	0%	0%	0%	100%	2,013
A. J. Lacy	$45,000	0%	0%	0%	100%	725
D. C. Paliwal	$155,000	0%	0%	0%	100%	2,499
P. A. Price	$9,440	0%	0%	0%	100%	152
D. W. Rice	$37,758	0%	0%	0%	100%	609
T. R. Samuels	$130,000	0%	0%	0%	100%	2,096
G. L. Storch	$136,566	0%	0%	0%	100%	2,202
K. H. Vousden, Ph.D.	$38,750	0%	0%	0%	100%	625
P. R. Yale	$115,000	0%	0%	0%	100%	1,854
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2)
Represents aggregate grant date fair value under FASB ASC Topic 718 of deferred share unit and common stock awards granted during 2020. On February 1, 2020, each of the non-employee directors then serving as a director received a grant of 3,018.268 deferred share units valued at $190,000 based on the fair market value of $62.95 on the grant date. On September 1, 2020, in connection with their appointment to the Board, Ms. Price and Mr. Rice received a pro-rated grant of 1,306.279 deferred share units valued at $79,644 based on the fair market value on the grant date of S60.97. The aggregate number of deferred share units held by each of these directors as of December 31, 2020, is set forth below. In some cases, these figures include deferred share units acquired through elective deferrals of cash compensation.

Name	# of Deferred Share Units
P. J. Arduini	28,261
R. Bertolini	22,860
M. W. Bonney	5,468
M. W. Emmens	23,188
M. Grobstein	30,204
J. A. Haller, M.D.	6,073
A. J. Lacy	55,289
D. C. Paliwal	36,545
P. A. Price	1,470
D. W. Rice	1,930
T. R. Samuels	21,422
V. L. Sato, Ph.D.	72,068
G. L. Storch	59,633
K. H. Vousden, Ph.D.	14,610
P. R. Yale	5,909
3)
There have been no stock options granted to directors since 2006 and except as noted below, no non-employee Director had stock options outstanding as of December 31, 2020. On November 20, 2019 in connection with their appointment to the Board effective upon the closing of the Celgene transaction, Mr. Bonney and Dr. Haller’s stock options from Celgene were converted into BMS stock options. The aggregate number of shares of BMS common stock underlying stock options held by Mr. Bonney and Dr. Haller as of December 31, 2020 are set forth below:

Name	# of Shares Underlying Stock Options
M. W. Bonney	102,169
J. A. Haller, M.D.	83,469
4)	Amounts include company matches of charitable contributions under our matching gift program.
5)	Dr. Vicki Sato, Mr. Bertolini, Mr. Emmens and Mr. Paliwal will retire from our Board effective after the 2021 Annual Meeting.
6)	Messrs. Grobstein and Lacy retired from the Board of Directors effective May 5, 2020.
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Message from the Compensation
and Management Development
Committee Chair

I am very proud of the resilience exhibited by our team across the globe in 2020. We all were faced with unprecedented challenges from the COVID-19 pandemic. Through personal sacrifices, flexibility and ingenuity, our team rose to the occasion. They demonstrated their commitment to our Mission and provided uninterrupted supply of medicines to our patients, while providing for the health and welfare of our workforce. 2020 also provided us with unique opportunities to strengthen our long-standing commitment to diversity and inclusion. We are confident these actions position us well for future success for our shareholders, patients, and employees.
The Compensation and Management Development Committee (when used in this Compensation Discussion & Analysis (“CD&A”), the “Committee” or “CMDC”) has been deeply involved in ensuring that the executive compensation programs align, support and reinforce the company’s business and people strategy. For our Named Executive Officers (or “NEOs”), our goal each year is to create an executive compensation framework that provides clear lines-of-sight into the key value drivers that we believe will create long-term value for our shareholders and patients.
From an executive compensation perspective, we had four distinct focus areas over the past year and these will continue to guide us in our work in 2021. As you read our CD&A, you will see these distinct focus areas reflected throughout. They are:
•
Ensuring we are focused on the safety and well-being of our workforce for both their own benefit, and to safeguard the delivery of life-saving medicines to our patients during this ongoing global COVID-19 crisis. While we did not anticipate a global pandemic when we set out our agenda for 2020, this became an important objective;

•	Building on the initial work started in 2019 to create unified compensation and benefits programs following the Celgene transaction for not only our NEOs, but our broader global employee population;
•
Continuing to ensure our compensation programs, and particularly our incentive programs, are competitive, support our core strategy, align with performance and shareholder value creation, and enable us to continue to attract and retain the critical talent needed in a highly-competitive industry; and

•
Evaluating the success, in part through the Key Integration metrics related to the Celgene transaction described below, of our first year as a combined company in achieving critical integration milestones.

Our Committee also focuses on the development mandate outlined in our charter. In this regard, the Committee continued its longstanding practice of reviewing with the CEO the performance, potential and development opportunities for the senior executives who make up the leadership team, with a view toward prudent succession planning. As part of this effort, members of the Committee were involved in the interviews and onboarding of key external candidates who joined the BMS leadership team.
During 2020, we engaged with a large number of our shareholders on a variety of topics, including executive compensation, the impact of the COVID-19 pandemic on our executive compensation programs, and our human capital management. To date, the Committee continues to evaluate the impact of COVID-19 on our financial and operational performance and has not made any changes to our 2020 compensation program, including with respect to the targets set at the beginning of the year. In addition, the Committee is keenly focused on the topic of human capital management, particularly during the continued integration of Celgene and during this unprecedented time of a global pandemic. This is a topic that is regularly discussed at our Committee and Board meetings and is largely driven by our People Strategy: inspired individuals and engaged teams working together for our patients and our communities, which helps us determine where and how to invest in our people. Looking ahead, we hope to make excellent progress against our recently announced commitment to achieve gender parity at the executive level globally and double executive representation of both Black/African American and Hispanic/Latino employees in the U.S. by the end of 2022.
We will continue to engage with shareholders and give full consideration to their feedback. We welcome your input.

Gerald L. Storch, Chair.
33

Compensation Discussion
and Analysis
Business Overview

2020 was a challenging year for our company and employees, as it was for almost all companies. The COVID-19 pandemic forced us to change the way we work while maintaining our focus on the safety and well-being of our workforce and achieving our mission to develop and deliver innovative new medicines to improve patients’ lives. Despite the challenges faced due to the COVID-19 pandemic, we delivered strong financial results, executed on critical launches, achieved key integration milestones and progressed our pipeline.
Critical to our performance in 2020, and the future of our new company, was our continued successful integration of Celgene, which we acquired in November 2019. In addition to achieving our 2020 financial goals of deal-related synergy capture, we achieved a number of important integration milestones: continuing to embed the culture of our new company, finalizing our new organization design and placement of talent, continued harmonization of our systems and policies, employee leveling structure and deploying broad-based incentive compensation program design. In addition to our work to address the needs of our current employees, we also strengthened our talent base by recruiting over 4,500 new employees to our company.
Our integration achievements have established a strong foundation for Bristol Myers Squibb as a new company, a biopharma leader with a bright future ahead. We have a stronger portfolio of marketed medicines, a broader and deeper pipeline, and significant free cash flow generation potential, which will further increase our financial flexibility. As a combined company, our pipeline is considerably broader, with platforms and technologies that provide significant opportunities for new approaches to the treatment of serious diseases. We have established leadership positions across oncology, hematology, cardiovascular, and immunology. In each of these businesses, we have leading in-line medicines, significant short-term launch opportunities and a rich pipeline.
Looking ahead, we are very excited about the breadth and depth of our early pipeline, our ability to continue to drive innovation and further strengthen our scientific leadership. Business development is a top priority and this was evident in 2020. We acquired MyoKardia, Inc. in November 2020, which brings another promising asset to the company with multi-billion dollar potential.
Most notably, we value diversity and inclusion at the company and we made remarkable strides in 2020 to strengthen our inclusive company culture. In August 2020, the company and the Bristol Myers Squibb Foundation announced each would invest $150 million as part of a series of commitments around health equity, diversity and inclusion. For further discussion on these commitments, please see discussion under “Commitment to Diversity & Inclusion” beginning on page 38.
Pay Program

For 2020, we compensated all of our Named Executive Officers (or “NEOs”) under a common framework. Following the completion of the Celgene transaction in November 2019, we started the work to harmonize and align our pay and benefits programs. Most importantly from a pay perspective, for the 2020 performance year, the Committee took the initial step to ensure all eligible employees, including our NEOs, had similar performance goals in our annual bonus program and 2020 long-term incentive awards to reflect a holistic assessment of the company's and management's overall performance. For the annual bonus program, this included Key Integration Metrics for our executives, including our NEOs.
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Throughout 2020, the Committee oversaw the implementation of further harmonization of pay programs for employees other than our executive officers. This included alignment on individual targets for our new broad-based annual bonus program and long-term incentive program targets globally, effective January 2021. While we reviewed the pay levels and incentive target levels for our NEOs in 2019, at the close of the transaction, due to our commitments in the transaction agreement, we were unable to make broader incentive program and pay changes for legacy Celgene employees until the first anniversary of the transaction closing, November 2020. As a result, 2021 marks the beginning of fully aligned enterprise-level compensation programs - namely our annual bonus and long-term incentive program - for all of our eligible employees.
However, this does not mark the end of the multi-year integration journey. For 2021, and in some countries into 2022, we will continue to implement unified benefits and work life programs. Over the next few years, we anticipate that you will continue to see the evolution of our executive compensation and benefits programs.
This Compensation Discussion and Analysis describes these actions taken by the Committee in more detail. In particular, the unified compensation program was designed to provide the Committee with the tools and flexibility to appropriately incentivize, reward and retain our executives and reflect company performance.
2020 Named Executive Officers

This CD&A is intended to explain how our executive compensation program is designed and how it operates for our Named Executive Officers. The table below lists our 2020 NEOs.
Name	Principal Position
Giovanni Caforio, M.D.	Board Chair and Chief Executive Officer
David V. Elkins	EVP and Chief Financial Officer
Rupert Vessey M.A, B.M., B.Ch., F.R.C.P., D.Phil.	EVP, Research and Early Development
Sandra Leung	EVP and General Counsel
Christopher Boerner, Ph.D.	EVP and Chief Commercialization Officer
2020 Business Results

2020 was a year of strong execution for the company. We made great progress against the execution of our strategy, delivering strong operational and financial performance in key areas, including continued growth across our in-line portfolio, successful execution of new launches, and achieving significant pipeline milestones. We accomplished this while progressing our integration of the Celgene businesses and facing the challenges of a global pandemic.
Key 2020 Financial Performance Highlights
•	Total revenue increase of 63%, or 7% on a pro forma basis.[2]
•
GAAP diluted loss per share of $(3.99), partially due to a $11.4 billion in-process research and development (IPRD) charge for our acquisition of MyoKardia, Inc. and $9.7 billion of intangible asset amortization charges primarily due to our acquisition of Celgene.

[2]
Assumes acquisition of Celgene and divestiture of Otezla® to Amgen Inc. occurred on January 1, 2019 and excludes foreign currency hedge gains and losses. See “Worldwide Pro Forma Revenue” in Quarterly Package of Financial Information for full year of 2020, which is available on bms.com/investors/financial-reporting/quarterly-results.

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•	Non-GAAP diluted EPS of $6.44, an increase of 37% compared to 2019.
•	A quarterly dividend increase of 9%, marking an increase for the 12th year in a row.
Completed Key Business Development Transactions & Significant Progress against Integration Milestones.
•	Business development remains a core element of our strategy and we recently executed a few notable transactions across different disease areas, including:
○
In November 2020, we completed our acquisition of MyoKardia bolstering our leading cardiovascular franchise and adding exceptional scientific capabilities, and a potentially transformative new medicine in Mavacamten for the treatment of symptomatic obstructive hypertrophic cardiomyopathy, with significant commercial potential;

○
In October 2020, we obtained a global exclusive license to Dragonfly Therapeutics Inc.’s (“Dragonfly”) interleukin-12 (IL-12) investigational immunotherapy program, including its extended half-life cytokine DF6002;

○	In September 2020, we completed our acquisition of Forbius, which broadens the company's oncology and fibrotic disease pipeline; and
○
In May 2020, we entered into a global collaboration and license agreement with Repare Therapeutics Inc., a precision oncology company pioneering synthetic lethality to develop novel therapeutics that target specific vulnerabilities of tumors in genetically defined patient populations.

•	Significant progress toward achieving our Celgene-related synergy goals by the end of 2022.
•	Aligned entire eligible employee population on common annual bonus financial and operational goals, 2020 long-term incentive goals and approach to performance management.
•
In connection with forming one BMS culture, adopted a uniform set of BMS Values, and embedded those values into how we operate as a company, reinforcing them for example in our performance management system, annual bonus plan and global recognition program.

Delivered Strong Commercial Performance
•	Excellent commercial execution, particularly during a global pandemic.
•	Net sales of Revlimid of $12.1 billion, Eliquis of $9.2 billion and Opdivo of $7 billion.
•	Orencia, Yervoy and Empliciti net sales grew, 6%, 13% and 7%, respectively.
Achieved Positive Clinical and Regulatory Achievements
•
We leveraged our leading science, clinical development capabilities and strong commercial execution to achieve eight positive clinical trial readouts, two new product approvals (Zeposia and Onureg), and entered the first-line lung cancer market with Opdivo +Yervoy.

○
We received nine FDA approvals and several other major market approvals, including: (i) first market approvals for two new molecular entities (A) Zeposia for multiple sclerosis (MS) in U.S. and EU and (B) Onureg for acute myeloid leukemia (AML) in U.S.; (ii) approvals for Opdivo + Yervoy for first line lung cancer in U.S., EU and Japan; (iii) Reblozyl for myelodysplastic syndromes in U.S. and EU; (iv) Opdivo for second line esophageal cancer in U.S., EU and Japan; (v) Opdivo + Yervoy for first line mesothelioma in U.S.; (vi) Opdivo for second line hepatocellular carcinoma (HCC) in U.S. and (vii) Pomalyst for Kaposi sarcoma in U.S.

○
Completed high value submissions, including: (i) Opdivo for first line renal cell carcinoma; (ii) ide-cel for relapsed and refractory multiple myeloma; and (iii) liso-cel for relapsed or refractory (R/R) large B-cell lymphoma.

•	We have eight new medicines that are either launching now or have the potential to launch over the next year, and most of these have important expansion opportunities beyond their initial indication.
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•
In immuno-oncology, we have seen successful trials across both the metastatic (first line Gastric, first line mesothelioma, first line renal cell carcinoma) and adjuvant settings (Gastroesophageal, bladder), which further supports the growth opportunity for Opdivo.

•
We are continuing to strengthen our presence in immunology with important data from a number of assets and programs. These include positive phase three trial data for Zeposia in ulcerative colitis, as well as positive data for TYK inhibitor, deucravacinitib, in psoriatic arthritis (phase two trial) and psoriasis (phase three trial).

•	Effectively managed complex health authority interactions in a challenging remote work environment, which resulted in a substantial overachievement of submissions and approvals.
Company Response to COVID-19

Our response to the COVID-19 pandemic was, and is, primarily focused on ensuring the continued supply of and access to our medicines for our patients and protecting the health, well-being and safety of our workforce. This focus also accelerated the cohesion of the culture we are building for the combined company and refined our emphasis on employee engagement throughout 2020. We are also supporting research efforts to accelerate the development, manufacturing, and delivery of diagnostics and treatments for COVID-19, and contributing to relief efforts across the globe.
Patients
• Expanded patient support programs to help eligible unemployed patients in the U.S.
• Expanded access to free BMS medicines, including some of our most widely prescribed products and those prescribed via telehealth services
• Maintained uninterrupted supply of medicines to patients

• In 2020, the company made over $11 million in COVID-19 related cash donations and grants to organizations in 38 countries
• The Bristol Myers Squibb Foundation donated over $21 million in aid in 42 countries

People
• Health & Safety remains top priority
• Majority of workforce remains remote; staged return subject to guidance from local health authorities
• Essential workers provided with testing, protective equipment and flexibility to address individual needs, with strong focus on well-being

• BMS donated over $1 million in personal protective equipment (PPE) to organizations in the U.S.
• We empower our people with an inclusive and energizing work environment tailored to our values and focusing on well-being and resiliency

Business
COVID-19 Prevention & Treatment:
• We entered into a global licensing agreement with Rockefeller University to develop an antibody combo for therapy or prevention of COVID-19
• Working with several cross-industry groups & partnerships (e.g., Bill & Melinda Gates Foundation) to accelerate the development, manufacturing, and delivery of diagnostics and treatments for COVID-19
• We have identified more than 1,000 proprietary compounds to be made available to collaborators with high-quality assays, to screen for possible molecules to treat COVID-19

Development & Supply of our Medicines:
• No critical supply chain impacts; all sites distribution networks remain operational

Clinical Trial:
• Clinical trial recruitment showing sustained recovery
• Proof-of-concept clinical trial in progress to assess the safety and efficacy of Orencia (abatacept) in hospitalized patients

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Commitment to Diversity & Inclusion

As a company, we are building on a firm foundation in diversity and inclusion. We are accelerating the progress we have made through this journey to better serve our patients. In August 2020, the company and the Bristol Myers Squibb Foundation announced each would invest $150 million over the next five years as part of a series of commitments around health equity, diversity and inclusion currently focused on five key priorities: 1) addressing health disparities, 2) increasing clinical trial diversity, 3) expanding our supplier diversity program, 4) expanding our U.S. & Puerto Rico Employee Giving Program and 5) increasing our workforce diversity at the executive levels.

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Human Capital Management

We believe that our 30,000 employees represent the best and the brightest people in the industry. They are the foundation of our success and our competitive advantage. They work together to bring our Mission to life to help patients prevail over serious disease.
Our people are the heart and soul of our globally unified culture. Our People Strategy—inspired individuals and engaged teams working together for our patients and our communities—helps us determine where and how to invest in our people.
The Committee has been and will continue to be very focused on the topic of human capital management, particularly during the continued integration of Celgene and during this unprecedented time of a global pandemic. This is a topic that is regularly discussed at our Committee and Board meetings.
Gender Parity
We are working together to build a diverse and inclusive organization. We are committed to the advancement of women in leadership positions. We have taken significant steps inside our organization toward transforming our inclusive culture — efforts that have already made measurable change across our workforce include reaching gender parity in 2015. Building on our existing focus, by year-end 2022, we aim to achieve gender parity at the executive level globally.
Employee Engagement
Our eight People and Business Resource Groups (PBRGs) represent a key strategy we use to support the business objectives, career advancement and development needs of our employees. Each PBRG is focused on a specific element of diversity. Our more than 15,000 PBRG members have applied their perspectives and experiences to drive our patient-focused mission within BMS and in the communities where we live and work.
Our PBRGs are sponsored by members of our leadership team and are led by a full-time dedicated leader who reports directly to a member of our leadership team. Our PBRGs include the Black Organization for Leadership and Development, the Bristol Myers Squibb Network of Women, the Cultivating Leadership and Innovation for Millennials and Beyond, the Differently-Abled Workplace Network, the PRIDE Alliance, the Organization for Latino Achievement, the Pan Asian Network and the Veterans Community Network.
We also routinely conduct confidential employee engagement surveys of our global workforce, which provide feedback on employee satisfaction and engagement and cover a variety of topics such as company culture and values, execution of our strategy, diversity and inclusion and individual development, among other topics. Survey results are reviewed by our executive officers and Board of Directors, who analyze areas of progress or opportunities both at a company/business unit level as well as at a function level. Individual managers use survey results to implement actions that impact the engagement and well-being of our employees. We believe that our employee engagement initiatives, competitive pay and benefit programs and career growth and development opportunities help increase employee satisfaction and tenure and reduce voluntary turnover. The average global tenure of our employees is approximately eight years.
Total Rewards
We provide highly competitive benefits, compensation and work life offerings that reflect a total rewards strategy to enable and empower the energy and talent of our workforce to deliver on our business strategy and transform patients’ lives through science. Our benefits plans and programs (which necessarily vary by country) include in the U.S. choices for health coverage, including medical, pharmacy, dental, vision, pretax savings and spending accounts; financial protections through life insurance, supplemental health insurance and personal coverage and protections; and financial savings and wellbeing through a highly competitive 401(k) savings plan and financial-wellbeing resource. Similarly, our U.S. work life offerings encourage growth, wellbeing and recognition through tuition reimbursement, our “Living Life Better” wellbeing platform, our “Bravo” global recognition program aligned to our values, onsite fitness centers in select locations and employee assistance program; provide support for welcoming and nurturing family members through paid parental leave to care for a new child, bridge back parent leave to ease transition of new parents back into work, adoption/surrogacy reimbursement, fertility/infertility benefits, support for traveling mothers and paid family care leave; assist employees in
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managing life during the workday and beyond through child, elder and pet care resources, and commuter accounts; and provide our employees with opportunities to recharge and give back to our communities through vacation, holidays and annual paid volunteer days, paid bereavement leave, paid military leave and paid military family care leave.

Total Rewards in the U.S.

Compensation & Recognition

- Competitive Global Compensation through:
  - Base Salary
  - Annual Incentives
  - Long-Term Incentives
- Global Recognition Program for:
  - Demonstration of BMS Values
  - Service Awards

Savings, Financial Wellbeing & Protections

- Competitive Savings Plan:
  - 401(k) Savings Plan
  - Nonqualified Savings Plan
- Financial Wellbeing Resources
- Pretax Savings & Spending Accounts for Health & Dependent Care
- Financial Protection
  - Supplemental Personal Liability Protection
  - Employee & Dependent Life Insurance Benefits
  - Disability Coverage
  - Business Travel Accident Coverage

Recharging & Giving Back

- Paid Time Off to Recharge
  - Vacation
  - Holidays
  - Bereavement Leave
- Paid Time Off to Give Back
  - Volunteer Days
  - Military Leave
  - Military Family Care Leave
  - Family Care Leave

Health & Wellbeing

- Health Care Benefits:
  - Medical & Pharmacy Benefits
  - Dental Benefits
  - Vision Benefits
  - Supplemental Health insurance
- Wellbeing Support
  - Living Life Better Platform & Resources
  - Employee Assistance Program (EAP)
  - Global CEO Cancer Gold Standard Accreditation

Managing Work & Life

- Tuition Reimbursement
- Commuter Accounts
- Nurturing Family Members:
  - Parental Leave for Care of a New Child
  - Bridge Back Parental Leave
  - Adoption/Surrogacy Reimbursement
  - Fertility/Infertility Benefits
  - Family Caregiver Leave
  - Child, Elder Care and Pet Resources Site

Shareholder Engagement

In 2020, we reached out to more than 50 of our top shareholders, representing nearly 49% of our total shares outstanding. As in previous years, we engaged on many important topics related to our executive compensation and corporate governance programs, including board composition, tenure, board assessment, risk oversight, and board and company-wide diversity and other sustainability and social responsibility topics. We also engaged on our response to the COVID-19 pandemic. The feedback we received from shareholders was generally positive and supportive of our governance practices and our compensation program. Our 2020 say-on-pay proposal was approved by 92% of our shareholders, confirming continued support for our executive compensation program.
We used the feedback from these engagement conversations as vital input into Committee discussions. The Committee remains committed to ongoing shareholder engagement, and they actively consider shareholder feedback as they evaluate and adjust our executive compensation program.
40

2020 Executive Compensation Program Overview

Developing an integrated executive and broad-based compensation program was a top priority for the Committee in 2020. Our engagement with shareholders provided input into the design of our post-Celgene transaction compensation program for our NEOs. The 2020 design included core financial, operational and Key Integration metrics, as well as a pipeline metric that represents the Committee’s ongoing commitment to creating a balanced approach to metrics and encouraging thoughtful, enterprise focus and long-term decision-making.
In 2020, all of our eligible employees, including our NEOs, participated in our corporate annual bonus and long-term incentive award programs. As outlined below, the annual bonus for employees at the Vice President level and above included Key Integration metrics, including human capital management and synergy realization factors, in addition to financial, operational and individual goals.
In addition to our financial metrics and Key Integration metrics, our pipeline metric continues to play a critical role in our annual incentive plan. Solidifying the direct line of sight into tangible pipeline objectives aligns our executives’ interests with our shareholders’ outcomes.
Certain modifications, highlighted below with the dotted lines, describe updates to the 2020 executive compensation program from 2019 that were made in consideration of the Celgene transaction and to encourage and reward our executives’ ongoing commitment to continue to successfully integrate the Celgene business and execute on our core strategy.

<table>
<tr><td>Base Salary</td><td colspan="4">• Allows us to attract and retain talent in a highly competitive labor market
• Based on specialized qualifications, experience and role impact, and pay levels of comparable positions within peer group
• Salary increases based on competitive market, individual performance and size of company wide annual budget</td></tr>
<tr><td rowspan="8">Annual Incentive
(Paid in cash)</td><th colspan="3">Company Performance Factors</th><th>Individual Performance Factor</th></tr>
<tr><td>EPS (30%)</td><td colspan="2">Critical measure of annual profitability, aligning our employees with our shareholders</td><td rowspan="7">• Committee judgment applied against pre-defined and measureable operational, financial, and strategic objectives
• Clear performance objectives are set at the beginning of each year to align with our company's goals
• Executives are assessed on "Results" and demonstration of "Values" – assessments are used as the basis for making individual compensation decisions</td></tr>
<tr><td>Revenues (25%)</td><td colspan="2">Foundation of long-term sustainable growth and competitive superiority</td></tr>
<tr><td rowspan="3">Pipeline (25%)</td><td>Near-Term Value</td><td rowspan="3">Have evolved to:
• Drive improved decision-making and operational rigor
• Ensure alignment with combined company's portfolio</td></tr>
<tr><td>Long-Term Growth Potential</td></tr>
<tr><td>Qualitative Overlay</td></tr>
<tr><td rowspan="2">Key Integration Metrics (20%)</td><td>Human Capital Management (50%)</td><td>Retain and develop critical talent to support our strategy and deliver on merger priorities</td></tr>
<tr><td>Synergies (50%)</td><td>Reflects commitment to deliver merger deal synergies.</td></tr>
<tr><td rowspan="4">Long-Term Incentive
(Paid in shares)</td><td colspan="4">Performance Share Units (60%)</td></tr>
<tr><td colspan="4">• Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders – Operating Margin (33%), Total Revenues (33%) and relative Total Shareholder Return (34%), each over an applicable three year performance period.</td></tr>
<tr><td colspan="4">Market Share Units (40%)</td></tr>
<tr><td colspan="4">• Important component of attracting specialized talent
• Rewards creation of incremental shareholder value
• Provides a mix of short, medium and long-term performance periods
• Multi-year vesting helps to promote retention while maintaining pay-for-performance link</td></tr>
</table>

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Executive Compensation Philosophy and Principles

At Bristol Myers Squibb, the cornerstone of our compensation philosophy and program structure is aligning pay to the achievement of both our short-term and long-term goals, engagement of our employees, the achievement of our Mission and the delivery of value to our shareholders.
Each year, when evaluating company and senior management performance and making its pay decisions, the Committee considers our compensation philosophy and program structure, which underscores competitive compensation and pay for performance, with the goal of striking the appropriate balance among (i) directly aligning executives’ compensation with the fulfillment of our Mission and the delivery of shareholder value, (ii) making a substantial portion of our executives’ compensation variable and at risk based on operational, financial, strategic and share price performance, and (iii) attracting, retaining and engaging executives who are capable of leading our business in a highly competitive, complex, and dynamic business environment.
After reviewing our financial and operational performance, our share price performance, and the individual performance of our executives, the Committee determined that the compensation of our executives under the program design continues to be appropriate.

In 2020, the Committee reviewed how all the elements of our compensation program design worked together, focusing on the balance between short-term and long-term compensation and performance, top-line and bottom-line results, absolute and relative factors, and internal and market-based performance metrics. In evaluating 2020 performance, the Committee determined that the compensation of our executives appropriately reflects:

 • our financial and operational results;
 • the execution and advancement of the company’s long-term strategy in 2020 despite COVID-19;
 • the Committee’s holistic assessment of the individual performance of our executives; and
 • the execution of integration of the Celgene business.

We believe that the execution of our strategy will continue to create sustainable long-term value for shareholders.

Our Executive Compensation Philosophy Focuses on Two Core Elements:
Competitive Compensation
• We operate in a highly complex and competitive business environment that requires that we attract, retain and engage executives capable of leading our business.
• By providing compensation that is competitive with our peer companies, we reduce the risk that our competitors can successfully recruit our executives. We are also able to maintain the highest ongoing levels of engagement of these talented executives to facilitate and sustain high performance.

Pay for Performance
• We structure our compensation program to closely align the interests of our executives with those of our shareholders.
• We believe that an executive’s compensation should be directly tied to helping us achieve our mission and deliver value to our shareholders. Therefore, a substantial portion of our executives’ compensation is variable and at risk based on operational, financial, strategic and share price performance.

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Based on this philosophy, our compensation program is designed with the following principles in mind:
✔
to pay our employees equitably based on the work they do, the capabilities and experience they possess, and the performance and values they demonstrate (including, for 2020, integrity, passion, innovation, accountability, urgency and inclusion);

✔	to promote a diverse and inclusive work environment that enables us to benefit from and to use as a competitive advantage the diversity of thought that comes with a diverse and inclusive workforce;
✔	to motivate our executives and all our employees to deliver high performance with the highest integrity; and
✔	to implement best practices in compensation governance, including risk management and promotion of effective corporate policies.
Benchmarking Analysis and Compensation Peer Groups

Benchmarking Approach
In general, our executive compensation program seeks to provide total direct compensation at the median of our primary peer group (as defined below) when targeted levels of performance are achieved. In any given year, however, total direct compensation for a particular executive may be above or below the median of our primary peer group due to multiple factors. These factors include competencies, qualifications, experience, responsibilities, contribution, individual performance, role criticality and/or potential as well as attracting and retaining talent within the highly competitive biopharmaceutical industry marketplace. We define total direct compensation as base salary plus target annual incentive award plus the grant date fair value of annual long-term equity incentive awards.
Paying at competitive levels when targeted levels of performance are achieved allows us to attract and retain the talent we need to continue driving performance, while enabling us to maintain a competitive cost base with respect to compensation expense.
Benchmarking Process
The Committee's independent compensation consultant, Compensation Advisory Partners, LLC (“CAP”) annually conducts and shares with the Committee a review of compensation for our Named Executive Officers, including compensation information compiled from publicly filed disclosures of our primary and extended peer groups. Pay levels of our peers, among other factors, are used as a reference point when determining individual pay decisions (i.e., base salary levels, the size of salary adjustments, if any, target annual incentive levels and long-term equity incentive award size).
2020 Peer Groups
We regularly monitor the composition of our peer groups and make changes when appropriate. The Committee, with the help of CAP, reviewed our peer groups for 2020 and determined that all of the peer companies continued to be appropriate and that we would not make any changes to the peer groups. Our peer groups in 2020 consisted of the following companies:
Primary Peer Group		Extended Peer Group(1)
AbbVie Inc.	Johnson & Johnson	AstraZeneca PLC
Amgen Inc.	Merck & Co.	GlaxoSmithKline PLC
Biogen Inc.	Pfizer, Inc.	Roche Holding AG
Eli Lilly and Company		Novartis AG
Gilead Sciences Inc.		Sanofi
1)	Our extended peer group includes the primary peer group plus these five companies based outside the U.S.
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Primary Peer Group: The Committee believes the companies included in our 2020 primary peer group are appropriate given the unique nature of the biopharmaceutical industry. These companies represent our primary competitors for executive talent and operate in a similarly complex regulatory and research-driven environment.
In determining our primary peer group, we believe emphasis should be placed on whether a company competes directly with us for the specialized talent necessary to further drive our success in creating the leading global biopharmaceutical company. We also consider company size in determining our peer group. The companies in our primary peer group all had annual revenues of at least $10 billion.
Extended Peer Group: We also review an extended peer group, which comprises the eight companies in our primary peer group plus five companies based outside the U.S. This extended peer group serves as an additional reference point for compensation practices, including by providing an understanding of the competitive pay environment as it relates to the global nature of both our business and the competition for talent. Our extended peer group is also used for Total Shareholder Return (“TSR”) comparison for our performance share unit awards.
2020 Compensation Program – Named Executive Officers

2020 Target Compensation Benchmarks
2020 was Dr. Caforio’s 5th year as our CEO. His 2020 target compensation was between the median and the 75th percentile of Chief Executive Officers within our primary peer group. The Committee believes Dr. Caforio's compensation package positions him appropriately among his peers when considering multiple factors. On average, our other Named Executive Officers were between the median and the 75th percentile of our primary peer group, with some variation by position.
The following charts provide an overview of the 2020 executive compensation components for the CEO and other NEOs, as originally granted, and highlights the percentage of target compensation that is variable and at risk.

This target pay mix supports the core elements of our executive compensation philosophy by emphasizing long-term, stock-based incentives while providing competitive annual cash components, thus aligning our executive compensation program with our business strategy.

The following sections discuss the primary components of our executive compensation program and provide detail on how specific pay decisions were made for each NEO in 2020.

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Components of Our 2020 Compensation Program

Core components of our 2020 executive compensation program for NEOs:
•	Base Salary
•	Annual Incentive Award
•	Long-Term Equity Incentives, comprising:
  – Performance Share Units
  – Market Share Units
Base Salary
Base salaries are used to help us attract talent in a highly competitive labor market. The salaries of our executives are primarily based on the specialized qualifications, experience and criticality of the individual executive and/or his or her role and the pay levels of comparable positions within our primary peer group. Salary increases for our executives are determined based on both the performance of an individual and the size of our annual salary increase budget in a given year, which is based in part on an assessment of market movement related to salary budgets for our peer companies and broader general industry trends. We typically set our annual salary increase budgets based on the median of such forecasts. There may be adjustments to salary from time to time to recognize, among other things, when an executive assumes significant increases in responsibility and/or is promoted, and to reflect competitive pay based on market data for individual executive roles.
In 2020, in accordance with our company-wide merit review process, employees, including the Named Executive Officers, were eligible for a merit increase provided that their performance fully met or exceeded expectations on both Results and Values (as defined below). Employees who are determined to be below the fully performing level typically receive either a reduced merit increase or no salary increase depending on the extent to which they are below the fully performing level. In addition, the position of total compensation relative to market is also considered in determining whether to provide a salary increase to each executive. Effective April 1, 2020, Dr. Caforio, Ms. Leung and Dr. Vessey received an increase of 3%. Mr. Elkins received an increase of 2%. Dr. Boerner received an increase of 4%.
Annual Incentive Plan
Our annual incentive plan is designed to reward performance that supports our business strategy of creating the leading biopharmaceutical company and our Mission to help patients prevail over serious diseases. The annual plan aligns with our business strategy and Mission by sharpening management’s focus on key financial and pipeline goals, as well as by rewarding individual performance (both Results and Values), consistent with our pay-for-performance philosophy and our focus on not only the Results achieved but whether those results were achieved while demonstrating our BMS Values. Our executives are not only expected to demonstrate our BMS Values but they are also expected to be role models of those values for the broader organization.
Each NEO’s target annual incentive is expressed as a percentage of base salary, which is set at a level to ensure competitive total direct compensation. Annual incentive awards for each NEO are determined by evaluating both company performance (as measured by the Company Performance Factor) and individual performance (as measured by the Individual Performance Factor (“IPF”)). The maximum incentive opportunity for each NEO is 200% of target.
The Company Performance Factor can range from 0% to 152%, based on financial achievements, Key Integration and pipeline results, and the IPF can range from 0% to 165%, based on individual performance (both Results and Values), subject to a 200% of target maximum payout. The graphic below illustrates the calculation used to determine annual incentive plan awards.
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Annual Incentive Award Calculation for Named Executive Officers
Target annual bonus (As percentage of NEO base salary)	X	Company Performance Factor (Based on achievement of financial, Key Integration and pipeline metrics)	X	Individual Performance Factor (Based on achievement of pre-defined objectives that align with strategic goals)	=	Annual Bonus
The target annual incentive for each NEO is expressed as a percentage of the executive’s base salary. If mid-year salary adjustments are made, the target annual incentive award will include the pro-rated impact of the adjustments.
Performance Metrics Underlying the Company Performance Factor
Our 2020 annual incentive plan design has the following corporate-wide measures, which apply to all employees at the level of Vice President and above, including our Named Executive Officers.
2020 Metric and Weighting	What It Is	Why It’s Important
Earnings Per Share (EPS) (30%)	Non-GAAP Diluted EPS (Net Income excluding specified items divided by outstanding shares of common stock based on the budgeted weighted average share count)	A critical measure of annual profitability aligning our employees’ interests with those of our shareholders
Total Revenues (25%)	Total Revenues, Net of Foreign Exchange (Total revenues minus reserves for returns, discounts, rebates and other adjustments)	A measure of topline growth that creates a foundation of long-term sustainable growth and competitive superiority
Pipeline (25%)	• Near-Term Value (Submissions and approvals) • Long-Term Growth Potential	Increases BMS-wide focus on delivery of our late-stage pipeline and continued development of a robust pipeline through both internal efforts and business development
Key Integration Metrics (20%)
• Human Capital Management (50%)
(Retain and engage critical talent to support our strategy and deliver integration priorities)
• Synergies (50%)
(Reflects commitment to deliver cumulative transaction synergies associated with Celgene integration)
Used to encourage and reward our executives’ ongoing commitment to continue to successfully integrate the Celgene business and execute on our core strategy
Our pipeline metric highlights the importance of pipeline delivery to the near-term and long-term success of the company. This metric measures the sustainability and output of our R&D pipeline portfolio and is comprised of goals in two categories, Near-Term Value and Long-Term Growth Potential with a Qualitative Overlay on the entire metric:
Metric	What It Is	Why It’s Important
Near-Term Value (50%)	Regulatory submissions and approvals for new medicines and new indications and formulations of key marketed products in the U.S., EU, China and Japan	Recognizes delivery of the late-stage pipeline, which drives near-term value
Long-Term Growth Potential (50%)	• Investigational new drug/clinical trial application approvals • Early to late-stage development transition decisions • Registrational study patient enrollment and accruals for priority studies	Recognizes the progression, execution and successes of the R&D pipeline at various stages of clinical development, including internally and externally sourced compounds
Qualitative Overlay
Reflects management’s, the Science & Technology Committee’s (“S&T Committee”) and CMDC’s holistic evaluation of our pipeline performance, including such considerations as the performance of high value assets and the integration of acquired assets, among other factors. In particular, this considers actions taken toward successful integration planning and execution.

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Financial and Pipeline Metric Target Setting Considerations
At the beginning of each year, the Committee undertakes an incentive target setting process to establish targets that it believes will motivate our executives appropriately to deliver the high performance that drives shareholder value creation in both the short- and long-term.
Financial and strategic performance targets are:
•	Predefined;
•	Stretch goals that are aligned with earnings guidance;
•	Tied to the key financial objectives of the company; and
•	Aligned with industry benchmarks on speed of commercial launch and expected market adoption.
Pipeline performance targets are:
•	Set in collaboration with the S&T Committee;
•	Aligned with the company’s strategic plan and key value drivers;
•	Aligned with industry benchmarks on typical clinical study duration and regulatory approval timelines;
•	Separated into two performance categories, “Near-Term Value” and “Long-Term Growth Potential”, subject to a qualitative overlay; and
•
Reflective of annual milestones that link short-term outcomes to long-term strategic R&D priorities (milestones for higher-value assets are emphasized in goal setting to provide a framework that assesses not only quantity, but also quality and impact of milestones).

The S&T Committee also identifies those highest-value assets and the integration of acquired assets, among other factors, the importance of which will inform the application of a qualitative overlay.
In establishing targets and goals each year, the Committee considers budget, operational priorities, long-term strategic plans, historical performance, product pipeline and external factors, including external expectations, competitive developments, and the regulatory environment, among other things. Threshold, target, and maximum performance goals are evaluated independently and are set to provide appropriate awards across a wide but reasonable set of performance outcomes.
The Committee set incentive targets in the first quarter of 2020 in consideration of anticipated performance, in line with guidance provided to the market in early 2020 and in line with commercial and pipeline expectations. Later in the year, we met or exceeded financial and operational goals in certain key areas, including growth of both revenues and non-GAAP earnings, positive regulatory and development milestones, important business development activities, and disciplined expense management, resulting in a revision of guidance to the market for the year.
When establishing our financial targets and our revenue target in particular, we take into account expected product price increases. For a discussion on how we price our medicines, please see “Responsible Drug Pricing Strategy & Transparency” beginning on page 19.
Key Integration Metrics
For the 2020 annual bonus plan, for our employees at the level of Vice President and above, including our NEOs, 20% of the company performance factor was based on Celgene-related Key Integration metrics. These metrics were included to incentivize our executives to timely achieve important integration milestones. For 2020, these metrics were synergy capture and effective management of human capital.
For synergies, we set a 2020 target representing our goal to achieve one-third of the $2.5B cumulative savings in the initial year following the Celgene transaction closing. For human capital, in 2020, the Committee focused that score on two attributes, retention and engagement. We deployed our first combined company engagement survey in December of 2019, just weeks following the closing of the Celgene transaction, to create a base line of employee engagement.
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Annual Incentive Plan Program Outcomes
The payouts for the 2020 annual incentive plan were based on an executive’s target bonus amount, the Company Performance Factor, and the Individual Performance Factor for each executive.
Company performance results for the year led to a Company Performance Factor of 122.95% for 2020. The calculation was based on the following performance against goals:
Performance Measure	Target	Actual	% of Target	Resulting Payout Percentage
Non-GAAP Diluted EPS(1)	$6.09	$6.44	105.7%	115.79%
Total Revenues, Net of Foreign Exchange ($=MM)	$41,742	$42,523	101.9%	115.45%
Pipeline Score	3.0	4.0	133.3%	126.09%
Key Integration Metric – Synergy	$833	$1,427	171.3%	152.17%
Key Integration Metric – Human Capital	3.0	4.0	133.3%	126.09%
Total	—	—	121.0%	122.95%
1)
Consistent with the company’s current policies and procedures, non-GAAP diluted earnings per share, with a constant share count, was adjusted $0.03 due to the impact of the MyoKardia acquisition. The Committee determined that it was appropriate to exclude the impact of this transaction on performance because it was not determinable when the target was set in the first quarter of 2020 and the Board determined the acquisition was in the best interest of our shareholders.

For the pipeline metric, the S&T Committee annually reviews performance in the near-term value and long-term growth potential categories and holistically assesses the quality of the results to determine a performance score using a scale of one to five, with three being target. For 2020, we significantly exceeded our target goal range for submissions and approvals under near-term value, but did not meet the target goal range for long-term growth potential. We advanced a number of important programs and achieved multiple high value milestones in the midst of an unprecedented global health crisis, while simultaneously building a new company through the integration of Celgene. The S&T Committee considered the specific milestones that were achieved and those that were not achieved and determined, based on a holistic review taking into account: (i) the degree of difficulty of achievement, (ii) the substantial overachievement on
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submissions and approvals, (iii) the circumstances, including the COVID-19 pandemic, and (iv) the impact the achievement of those goals has on the long- and short-term sustainability of the our pipeline for our shareholders and our patients, and recommended a pipeline score of 4.0, which the Committee approved.
The following results were among the inputs considered in determining that pipeline score.
Near-Term Value
• 52 regulatory submissions and approvals (target range of 27-32).
• First-market approvals for two new molecular entities (Zeposia for multiple sclerosis and Onureg for acute myeloid leukemia ); first line lung approval for Opdivo in US, EU and Japan; Opdivo for first line renal cell carcinoma and submission, liso-cel 3L DLBCL (for relapsed or refractory (R/R) large B-cell lymphoma) and ide-cel 4L+ RRMM (for relapsed and refractory multiple myeloma) submissions.

Long-Term Growth Potential
• 22 goals achieved (target range of 26-33).
• Met goal achievement for both investigational new drug and clinical trial application and Go/No-Go decision, including all high-value milestones. Progressed AR-LDD, NexT BCMA and CD19 into the clinic, and achieved proof-of-concept for two CELMoDs (Cereblon E3 Ligase Modulators) in multiple myeloma and systemic lupus erythematosus (SLE).
• COVID-19 related study enrollment slowdown significantly impacted lack of achievement of priority study goals. Despite the challenges, three study enrollment goals were achieved, and four additional studies met enrollment targets by year-end (beyond timing defined at goal-setting).

For the human capital metric, the Committee reviewed, among other items, our voluntary attrition management, employee engagement and experience, our retention of critical talent and management’s actions in holistically managing these items. For engagement, in 2020 we conducted quarterly confidential employee engagement surveys of our global workforce, which provide feedback on employee satisfaction and engagement and cover a variety of topics such as company culture and values, execution of our strategy, diversity and inclusion, and individual development, among others. Survey results are reviewed by our executive officers and Board, who analyze areas of progress or opportunities both at a company/business unit level as well as at a function level. Individual managers use survey results to implement actions designed to improve retention, engagement and well-being of our employees. We believe that our employee engagement initiatives, competitive pay and benefit programs and career growth and development opportunities help increase employee satisfaction and tenure and reduce voluntary turnover. The average global tenure of our employees is approximately eight years.
The Committee considered these items in the context of 2020 generally, including the challenges the COVID-19 pandemic created on how we work and the overall achievement of our broader human resources integration priorities and determined a holistic score for 2020 of 4.0.
Individual Performance Factor
Our executive compensation program is designed to reward executives for financial, operational, strategic, share price and individual performance while demonstrating high integrity and ethical standards. We believe this structure appropriately incentivizes our executives to focus on our long-term business strategy, to achieve our Mission to help patients prevail over serious diseases, and to attain sustained long-term value creation for our shareholders.
2020 BMS Values ✔ Accountability ✔ Inclusion ✔ Innovation ✔ Integrity ✔ Passion ✔ Urgency
When determining individual award levels, the Committee considers (i) individual performance against strategic, financial and operational objectives that support our long-term business strategy and shareholder value creation (“Results”) and (ii) an executive’s demonstration and role modeling of the values defined as BMS Values (“BMS Values”), identified in the box to the left.

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The Role of Risk Assessment in Our Incentive Program
Also embedded in the determination of individual award levels is the ongoing assessment of enterprise risk, including reputational risk stemming from the dynamic external environment. In particular, we evaluate how each of our executives demonstrate our BMS Values in the execution of their day-to-day decisions. This evaluation is one input into the determination of payouts under both the annual incentive and long-term equity incentive programs. Therefore, given the direct link between BMS Values that impact payout and our executive compensation program’s emphasis on sustainable long-term value, we attempt to minimize and appropriately reduce the possibility that our executive officers will make excessively or inappropriately risky decisions that could maximize short-term results at the expense of sustainable long-term value creation for our shareholders.
2020 Individual Executive Performance Assessment
When determining the individual component of the annual incentive awards, the Committee considered each executive’s contributions to our company’s strategic achievements and financial and operational performance, including factors related to achievement of our key integration milestones related to the Celgene transaction, as well as his or her demonstration and role modeling of our BMS Values. The Committee evaluated our NEOs’ performance against clear and pre-defined objectives established at the beginning of the year and tied to the company’s key strategic objectives.
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For the CEO, the Committee evaluated the following in determining his IPF:
2020 CEO Performance Evaluation
Strategic Objective	Evaluation

Drive enterprise performance: Achieve budgeted financial targets established at the beginning of the year, including revenues, non-GAAP EPS and operating margin, achieve predefined customer service metrics and ensure supply chain reliability.

Execute on-time completion of 2020 deliverables against company integration and synergy plans and continue to advance company strategy.

Demonstrate ethics, integrity and quality in everything we do, including setting a firm “tone at the top” on a culture of respect, business integrity, quality, compliance and uncompromising ethics.

Accelerate use of new technologies to enhance business performance.

• Exceeded targets for revenues, operating margin and non-GAAP EPS as a result of strong commercial execution and balanced expense management.
• Exceeded all customer service metrics and supply chain reliability targets.
• Significantly exceeded synergy targets through disciplined execution and program acceleration; nearly all integration initiatives on track despite pandemic. Launched new corporate brand and company values and unified executive compensation program.
• Launched 2020 Principles of Integrity with strong companywide message emphasizing the importance of operating with the highest ethics and integrity as well as “Leading with Integrity” manager training and held manager forums focused on integrity. Advanced the clinical quality plan.
• Performance accelerated through the use of new technologies, adopting and embedding broader digital capabilities, including virtual collaboration tools. Updated the company’s digital strategy supported by a digital innovation investment governance and operating model.
• Exhibited extraordinary leadership during the COVID-19 pandemic resulting in excellent business performance and no disruption to the flow of medicines to our patients despite the challenges of the global pandemic.

Maximize the value of the marketed portfolio and ensure the long-term sustainability of the pipeline: Achieve budgeted revenue targets for core marketed products, advance key product regulatory approvals, regulatory submissions, priority study execution goals, and other key pipeline goals.

• Met or exceeded revenue targets for Eliquis, Orencia, Pomalyst, Revlimid, Sprycel and Yervoy.
• Achieved 26 approvals, including Opdivo + Yervoy in first-line non-small cell lung cancer and Zeposia in multiple sclerosis and achieved eight positive clinical trial results, including from Checkmate 9ER and POETY2-PSO1, among others.
• Overall pipeline performance and key milestones are described in more detail on page 49.

Establish our new culture and embed our People Strategy: Continue to cultivate great managers and leaders, accelerate and deepen diversity and inclusion outcomes, and attract and retain the best people.

• Continued comprehensive approach to deepen engagement of global leadership team and cultivate great managers.
• Improved company culture perception as demonstrated by employee engagement survey results; externally recognized by MIT/Sloan as one of 21 culture champion organizations.
• Continued progress made on diversity and inclusion commitments, including August 2020 announcement described in more detail on page 38, which covers achieving gender parity at the executive levels globally and doubling representation of underrepresented ethnic groups at the executive levels in the U.S.
• Significant progress made on establishing the new culture based on company values and a strong patient focus; improved employee engagement results in employee survey, significantly above the industry benchmark.
• Demonstrated extraordinary leadership during the COVID-19 pandemic, maintaining and cultivating an energized and engaged workforce despite the challenges of the global pandemic and remote working for much of the global workforce.

Individual Performance Modifier Based on CMDC Evaluation: 135%
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In addition, the Committee noted the following with respect to each of our other NEOs:
For Mr. Elkins, the Committee considered: his leadership and contribution toward the Company’s strong performance during his first full year as Chief Financial Officer, including driving a consistent, balanced approach to capital allocation focused on prioritizing investment for growth through business development, commitment to the dividend and share repurchase. The Committee also considered (i) Mr. Elkin’s role in the ongoing integration of Celgene, over achieving on synergy capture while minimizing business disruption; (ii) his critical role in several important business development activities, including the acquisition of MyoKardia; and (iii) his leadership continuing to build an integrated Finance organization, retaining critical talent, and maintaining appropriate business and financial controls.
For Dr. Vessey, the Committee considered: (i) his leadership of Research & Early Development in particular through the many challenges to laboratory activities caused by the COVID-19 global pandemic; (ii) his role in supporting significant business development transactions, including our acquisition of Forbius and execution of a global exclusive license agreement with Dragonfly; (iii) his leadership in the R&D portfolio prioritization efforts; (iv) his role in building integrated R&D functions; and (v) his critical role in the ongoing development and management of external partnerships and other key research relationships, including several cross-industry partnerships related to accelerating the development and delivery of diagnostics and treatments for COVID-19.
For Ms. Leung, the Committee considered: (i) her critical role in providing strategic and tactical advice to our Board and senior management; (ii) her leadership in protecting and defending our intellectual property position and proactive management of significant legal issues, highlighted by two important Revlimid settlements and defending the intellectual property of Eliquis with a positive trial outcome; (iii) her role in supporting significant transactions, including the acquisition of MyoKardia; (iv) her leadership role supporting actions related to racial justice and health equity; and (v) her contributions and performance as a trusted and respected senior leader who provides valuable strategic advice and whose impact spans across all teams and functions.
For Dr. Boerner, the Committee considered: (i) his leadership of the Commercialization organization and focus on strong commercial execution; (ii) commercial launch execution as demonstrated through the successful launches of Opdivo + Yervoy in first line lung cancer, Reblozyl, and Zeposia in multiple sclerosis despite the challenges of a global pandemic; and (iii) his active, visible commitment to ethics and integrity and driving a culture of compliance across all markets.
2020 Annual Incentive Award Payments
The actual annual incentive awards paid to our Named Executive Officers are shown in the table below and can also be found in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column:
Executive	Target Incentive Award	Applying Company Performance Factor(1)	Actual Payout(2)
Giovanni Caforio, M.D.	$2,531,352	$3,112,298	$4,201,602
David V. Elkins	$1,015,102	$1,248,068	$1,684,892
Rupert Vessey M.A, B.M., B.Ch., F.R.C.P., D.Phil.	$1,022,541	$1,257,214	$1,697,239
Sandra Leung	$1,068,555	$1,313,789	$1,642,236
Christopher Boerner, Ph.D.	$952,940	$1,171,639	$1,581,713
1)	Adjusted to reflect Company Performance Factor (financial, pipeline and Key Integration metrics performance) earned at 122.95%.
2)	Adjusted to reflect Individual Performance Factors.
As set forth in the table above, the Company Performance Factor of 122.95% was applied to each Named Executive Officer’s target incentive award. Then, an Individual Performance Factor was applied to determine the actual payout. The Committee can approve an Individual Performance Factor up to 165% of the adjusted incentive, subject to a maximum payout of 200% of target. Based on the performance of each NEO described above, the Committee approved Individual Performance Factors ranging between 125% and 135% for our Named Executive Officers.
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Long-Term Incentive Program
Our long-term incentive program employs only performance-based equity, and is designed to promote creation of sustainable long-term value for shareholders by focusing on strong year-to-year financial and operational performance, and on the development and advancement of our pipeline over the long-term.
The Committee’s Annual Process for Granting Annual Long-Term Incentive Awards
Long-term incentive awards are typically approved each year on the date the Committee and full Board meet during the first week of March with a grant effective date of March 10. We believe that consistent timing of equity award grants is good corporate governance and reduces the risk of selecting a grant date with a preferential stock price.
Each year the Committee establishes annual equity award guidelines for all of our executives, including our Named Executive Officers, other than the CEO, as a percentage of base salary. The CEO’s long-term equity incentive award level is assessed by the Committee annually. Based upon individual performance, an executive other than the CEO may receive a long-term equity incentive award ranging from 0% to 150% of the target award. Once the grant value is established for each executive, 60% of the value is converted into Performance Share Units (or “PSUs”) and 40% into Market Share Units (or “MSUs”).
In determining the size of the individual long-term equity incentive awards granted to our Named Executive Officers in March 2020, the Committee considered the prior year’s performance (both Results and BMS Values) of each executive as well as ways to motivate our Named Executive Officers to focus on the company’s long-term performance. Given each year’s awards have an overlapping performance period from the prior year, we believe these awards provide the right balance between short-term and long-term focus. Each Named Executive Officer, other than the CEO, had a target value for his or her long-term equity incentive award granted in March 2020. The Committee approved individual awards ranging between 120% and 135% of that target value for these Named Executive Officers. The CEO’s long-term equity incentive award is not based on a target value and is determined annually by the Committee based on competitive benchmarks and individual performance and contributions. Dr. Caforio’s award took into account his strong performance as CEO during 2019 and a long-term equity incentive opportunity that was commensurate with his role as CEO and the competitive market pay for that position.
2020 Long-Term Incentive Program Grants
Like our annual incentive plan, our long-term equity incentive program is designed to reward performance that supports our strategic objectives and creates value for our shareholders. A significant percentage of our Named Executive Officers’ compensation is in the form of equity that vests over several years, which is designed to closely tie the interests of our Named Executives Officers’ to the interests of our shareholders. Our long-term equity incentive program also is designed to promote retention through multi-year vesting.
In 2020, we continued to offer two long-term award vehicles, each of which served a different purpose:
•
Performance Share Unit Awards: rewards the achievement of key financial goals and the value created for shareholders as measured by relative TSR over a three-year period ending in the first quarter of the applicable payout year.

•	Market Share Unit Awards: rewards the creation of incremental shareholder value over a long-term period.
We believe our long-term equity incentive program serves the best interests of our shareholders by focusing the efforts of our executives on key drivers of both short- and long-term success and on shareholder value. Key aspects of the long-term equity incentive program include that:
•	100% of executives’ long-term equity incentive awards are performance-based;
•	The design of our long-term equity incentive program applies to all our executives, not just our most senior, thus promoting organizational alignment with our recruitment and business strategy; and
•	Our long-term equity incentive program serves as a retention lever, through vesting and payout over several years.
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2020 Equity Incentive Program Summary
	Performance Share Units	Market Share Units
Proportion of Annual Grant	60%	40%
Metrics & Weighting	Non-GAAP Operating Margin: 33% Total Revenues (ex-fx): 33% 3-Year Relative TSR: 34%	Number of shares earned, based on increase or decrease in our common stock share price from the grant date*
Min / Max Payout (% of Target Units)	0% / 200%	0% / 200%*
Vesting	3-year, cliff vesting	4-year, ratable vesting
*
The number of shares earned from MSUs can increase or decrease, in proportion to the change in our share price over the one-, two-, three- and four-year performance periods. The minimum share price achievement required to earn any shares from MSUs is 60% of the grant date stock price. Accordingly, if this 60% threshold is not achieved, zero MSUs will vest.

2020 Performance Share Unit Awards
The Performance Share Unit (PSU) Awards made in 2020 are focused on motivating executives to deliver long-term top-line growth and improved margins, while also focusing on delivering shareholder value at a rate faster than our industry peers. For the 2020 PSU awards, the following metrics and goals were applied.
2020-2022 PSU Payout Schedule
	2020-2022 Cumulative Operating Margin (33%)		2020-2022 Cumulative Total Revenues (ex-fx) (33%)		3-Year Relative TSR (34%)
	Achievement	Payout	Achievement	Payout	TSR Percentile	Payout
Maximum	115%	200%	110%	200%	80%ile	200%
Target	100%	100%	100%	100%	50%ile	100%
Threshold	85%	50%	90%	50%	35%ile	50%
Below Threshold	<85%	0%	<90%	0%	<35%ile	0%
For the Operating Margin and Revenue awards, the targets were set using the board-approved three-year business plan. Our Board assessed the rigor of the targets and found that they were appropriate. In addition, our Board assessed the maximum and threshold achievement levels for each of these metrics and found that they were appropriate relative to the intended motivational effect of PSUs.
2020 Market Share Unit Awards
MSUs make up 40% of our executives’ target long-term equity incentives. Each grant of MSUs vests 25% on each of the first four anniversaries of the grant date, and the number of shares received by an executive upon payout increases or decreases depending on the performance of our stock price during the one-, two-, three- and four-year performance periods.
Upon vesting, a payout factor is applied to the target number of MSUs vesting on a given date to determine the total number of units paid out. If our stock price increases during the performance period, both the number of units and value of shares that vest increases. If our stock price declines during the performance period, both the number of units and value of shares that are eligible to vest will be reduced. The payout factor is a ratio of the 10-day average closing price on the measurement date divided by the 10-day average closing price on the grant date. The measurement date is the
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February 28 immediately preceding the vesting date. The minimum payout performance factor that must be achieved to earn any payout is 60% and the maximum payout factor is 200%. If our stock price performance is below 60%, then the portion of the award scheduled to vest will be forfeited. The following chart shows the performance periods for the MSU awards granted to our executives in March 2020:

Outcomes of the 2017 PSUs
The 2017 PSUs, granted on March 10, 2017 and having a three-year performance cycle were evaluated and certified in March 2020. The below table summarizes the outcome for each of the metrics included in the 2017 PSUs and the associated payout level in terms of percentage of target shares.
Performance Measure	Target	Actual(2)	% of Target	Resulting Payout Percentage
Cumulative 3-Year Total Revenues, Net of Foreign Exchange ($=MM)(1)	$62,190	$67,772	109.0%	186.10%
Cumulative 3-Year Operating Margin(3)	25.90%	28.35%	109.5%	147.33%
3-Year Relative TSR (TSR Percentile Rank)(3)	50.00%	30.0%	n.a	0.00%
Total	—	—	—	110.03%
1)	Actual 2017-2019 Total Revenues for all three years are restated to our 2017 Budget Rate.
2)	Includes net adjustments for (i) Sprycel performance in Europe, (ii) changes in the timing of UPSA divestiture, and (iii) impact of a change in defined benefit plan accounting rules (ASU 2017-07).
3)
The Committee modified the 2017 PSUs in 2019 in connection with the Celgene transaction. Approved post-close measurement methodology prescribed a continuation of Total Revenues and relative TSR metrics for the full performance period and retiring & locking of Operating Margin metric at close (September 30, 2019). Celgene was removed from the relative TSR peer group as a result of its acquisition.

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MSU Performance Results
The following table summarizes the payout factors relating to the tranches that vested in 2020 for MSUs outstanding at that time:
Grant Date	Vesting Date	# of Years in Performance Period	Payout Factor
March 10, 2016	March 10, 2020	4	98.38%
March 10, 2017	March 10, 2020	3	111.27%
March 10, 2018	March 10, 2020	2	95.22%
March 10, 2019	March 10, 2020	1	122.41%
Restricted Stock Units and Stock Options
Restricted stock units may be granted selectively to executives at other times of the year generally, as inducement grants as part of an offer in attracting candidates to BMS, for retaining employees, or for providing special recognition, such as when an employee assumes significant increases in responsibility. During 2020, no special restricted stock unit awards were granted to any of our Named Executive Officers. Other than conversion of outstanding Celgene compensatory equity awards in November 2019, as a result of the Celgene transaction, we have not granted any stock options to our executives or employees since 2009.
Other Elements of 2020 Compensation
In addition to the components set forth above, our senior executives, including all of our NEOs, were entitled to participate in the following plans or arrangements in 2020:
Other Elements of 2020 NEO Compensation

 Post-Employment Benefits
  • Change-in-Control Arrangements
  • Severance Plan
  • Nonqualified-Pension Plan (applicable only to Ms. Leung. The qualified Pension Plan was terminated on February 1, 2019)
  • Qualified and Nonqualified Savings Plans
 Other Compensation

Post-Employment Benefits
We offer certain plans which provide compensation and benefits to employees who have terminated their employment. These plans are periodically reviewed by the Committee in an attempt to ensure that they are consistent with competitive practice. The plans offered are intended to enhance our ability to attract and retain key talent.
Change-in-Control Arrangements
We have entered into change-in-control agreements with certain executives including the CEO and other NEOs. These agreements enable management to evaluate and support potential transactions that might be beneficial to shareholders even though the result would be a change-in-control of BMS. Additionally, the agreements provide for continuity of management in the event of a change-in-control. It is our policy that our agreements require a “double-trigger” before any payments are made to an executive. This means that payments are only made in the event of a change-in-control and subsequent involuntary termination or termination for good reason by the employee within either 36 months or 24 months after a change-in-control.
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We do not gross up compensation on excess parachute payments for any of our executives, including our Named Executive Officers, except that Mr. Elkins and Dr. Vessey remain eligible for gross-up payments solely related to the Celgene transaction under certain legacy Celgene arrangements approved prior to the transaction, which the company is required to honor, the value of which is provided in the tables in the “Post-Termination Benefits” section of this Proxy Statement beginning on page 74.  Despite having assumed the legacy Celgene arrangements for Mr. Elkins and Dr. Vessey in the Celgene transaction, it will continue to be our policy on a go-forward basis not to enter into any new gross-up arrangements with any of our Named Executive Officers.
If a change-in-control occurs during the term of the agreement, the agreement will continue in effect for either 36 months or 24 months beyond the month in which such change-in-control occurs, as applicable. The value of this benefit for our Named Executive Officers is provided in the “Post-Termination Benefits” section beginning on page 74.
Severance Plan
The Bristol Myers Squibb Senior Executive Severance Plan is intended to provide a competitive level of severance protection for certain senior executives (including our Named Executive Officers) to help us attract and retain key talent necessary to run our company. The value of this benefit for our Named Executive Officers is shown in the “Post-Termination Benefits” section beginning on page 74.
Benefit Equalization Plan—Retirement Plan
The Benefit Equalization Plan—Retirement Income Plan (BEP—Retirement Plan) is a nonqualified plan that provides income for employees after retirement in excess of the benefits that were payable under the Bristol-Myers Squibb Company U.S. Retirement Income Plan (Retirement Plan or US-RIP), a tax-qualified defined benefit plan that was terminated effective February 1, 2019 with roughly $3.8 billion of Plan obligations transferred to Athene Holding, Ltd. By way of background, as of December 31, 2009, BMS discontinued service accruals under the Retirement Plan and the BEP—Retirement Plan in the U.S for active plan participants and closed the plan to new entrants.  Active plan participants of the Retirement Plan at year end 2009 were provided five additional years of pay growth in the pension plan. Accordingly, 2014 was the last year of pay growth under all of the BMS U.S. pension plans, including the Retirement Plan. Ms. Leung is the only 2020 NEO participant in the company's defined benefit pension plans, including the Retirement Plan. For a further discussion, please see “Benefit Equalization Plan—Retirement Plan” beginning on page 71.
Savings Plans
Our savings plans allow employees to receive matching contributions from BMS to supplement their savings and retirement income. The Savings and Investment Program is a tax-qualified 401(k) plan, as defined under IRS regulations, and the Benefit Equalization Plan—Savings and Investment Program is a nonqualified deferred compensation plan that allows a select group of management and highly compensated employees to defer a portion of their total eligible cash compensation and to receive matching contribution credits from BMS in excess of the contributions allowed under the Savings and Investment Program.
The savings plans are designed to allow employees to accumulate savings for retirement on a tax-advantaged basis. The company matching contribution credit under our savings plans equals 100% of the employee’s contribution on the first 6% of eligible compensation (base salary and annual incentive) that an employee elects to contribute. Employees are eligible for an additional automatic company contribution credit that is based on a point system of an employee’s age plus service as follows: below 40 points, the automatic contribution credit is an additional 3% of total eligible cash compensation; between 40 and 59 points, the contribution credit is 4.5%; and at 60 points and above, the contribution credit is 6%.
As of December 31, 2020, all legacy BMS NEOs had accrued a 6% contribution, except for Dr. Boerner who accrued a 4.5% contribution. As of January 1, 2021, with the merger of the Celgene 401(k) plan, all U.S. employees are eligible to participate in the savings plans. The Summary Compensation Table reflects company contribution credits to these plans during 2020 in the “All Other Compensation” column. The Nonqualified Deferred Compensation Table provides more detail on the Benefit Equalization Plan—Savings and Investment Program.
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Other Elements of Legacy Celgene Executive Compensation
401(k) Plan
•
During 2020, Mr. Elkins and Dr. Vessey continued to participate in the legacy Celgene 401(k) Plan, a tax-qualified retirement savings plan available to all legacy U.S. Celgene eligible employees. Mr. Elkins and Dr. Vessey received company matching contributions under the plan equal to 6% of their eligible earnings (subject to applicable IRS limits), which is reflected in the “All Other Compensation” in the Summary Compensation Table. Matching contributions for all employees under the Celgene 401(k) Plan, including Mr. Elkins and Dr. Vessey, vest 20% per year for the first five years of employment, after which all contributions are 100% vested. Beginning January 1, 2021, with the merger of the Celgene 401(k) plan, Mr. Elkins and Dr. Vessey began participating in the company’s Savings and Investment and the Benefit Equalization Plan—Savings and Investment Programs.

Health & Welfare Benefits
•
Along with other legacy Celgene employees, Mr. Elkins and Dr. Vessey continued to participate in the Celgene health and welfare benefits through December 31, 2020. The arrangements for Mr. Elkins and Dr. Vessey are consistent with the plans, programs and eligibility provided to other legacy Celgene employees. In addition, an excess liability insurance policy is provided to certain senior-level legacy Celgene eligible employees. Beginning January 1, 2021, all U.S. and Puerto Rico employees will participate in one set of BMS health & welfare benefits, including legacy Celgene employees.

Professional Tax and Financial Counseling
•
Mr. Elkins and Dr. Vessey continue to be eligible for reimbursement of reasonable expenses incurred in obtaining professional tax and financial counseling, up to a maximum of $15,000 annually, through January 1, 2021, in each case pursuant to legacy Celgene arrangements.

Other Compensation
We provide very limited perquisites to our Named Executive Officers. For business purposes, the company owns fractional interests in two private aircraft arrangements. We generally do not allow personal use of any aircraft. However, in certain exigent circumstances, an aircraft may be used for personal travel. In particular, in light of the global COVID-19 pandemic, the Board determined that, during these unprecedented times, the significant health and safety benefits for our CEO to use one of our aircraft arrangements for personal travel outweighed the incremental cost to the company. He reimbursed the company for a portion of the incremental cost for the trip. On very limited occasions, and subject to seat availability, family members may accompany our Named Executive Officers on an aircraft. There is no incremental cost to the company for these trips by family members. In general, incremental costs for personal use consist of the variable costs incurred by the company to operate the aircraft for such use. Any personal use of an aircraft by our Named Executive Officers is reflected as aggregate incremental cost in the “Summary Compensation Table” beginning on page 65. We did not reimburse any Named Executive Officer for any taxes paid on the taxable income for such personal use. Please see “All Other Compensation” in the “Summary Compensation Table” for further discussion of all perquisites and other personal benefits provided to our Named Executive Officers.
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BMS Compensation Program Design Process

Compensation and Management Development Committee
The Committee is responsible for providing oversight of our executive compensation program for the Named Executive Officers as well as other members of senior management. The Committee is responsible for setting the compensation of the Chief Executive Officer and approving the compensation of all of the other Named Executive Officers and certain other members of senior management.
The Committee annually reviews and evaluates the executive compensation program with the intent to ensure that the program is aligned with our compensation philosophy and with our performance. See page 25 for a discussion of the duties and responsibilities of the Committee in more detail.
Role of the Independent Compensation Consultant
The Committee has retained CAP on an annual basis as its independent compensation consultant to provide executive compensation services to the Committee. CAP reports directly to the Committee, and the Committee directly oversees the fees paid for services provided by CAP. The Committee instructs CAP to give advice to the Committee independent of management and to provide such advice for the benefit of our company and shareholders. CAP does not provide any consulting services to BMS beyond its role as consultant to the Committee.
In 2020, CAP provided the following services:
•	reviewed and advised on the composition of the peer group used for competitive benchmarking;
•	participated in the review of our executive compensation program;
•	provided an assessment of BMS senior executive pay levels and practices relative to peers and other competitive market data;
•	provided an annual analysis of industry trends among the peers and best practices related to pay program design and other program elements;
•	consulted on incentive plan design and compensation packages for senior executives;
•	reviewed and advised on all materials provided to the Committee for discussion and approval; and
•	attended all of the Committee’s regularly scheduled and special meetings in 2020 at the request of the Committee, and also met with the Committee chairman without management present.
The Committee reviews the independence of CAP annually in accordance with its charter, applicable SEC rules and NYSE listing requirements. After review and consultation with CAP, the Committee has determined that CAP is independent, and there is no conflict of interest resulting from retaining CAP currently or during the year ended December 31, 2020.
Role of Company Management
The CEO makes recommendations to the Committee concerning the compensation of Named Executive Officers other than the CEO, as well as other members of senior management. In addition, the CEO, CFO and, in the case of our pipeline performance metric, both the EVP and President, Research and Early Development and EVP, Chief Medical Officer, Global Drug Development are involved in recommending for the Committee’s approval the performance goals for the annual and long-term incentive plans, as applicable. The Chief Human Resources Officer works closely with the Committee, its independent compensation consultant and management to (i) ensure that the Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for Committee consideration, and (iii) communicate those decisions to management for implementation.
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Executive Compensation Governance Practices

Best Practice Compensation Governance
We maintain a number of compensation governance best practices, which support our overarching compensation philosophy and are fully aligned with our compensation principles, as discussed in the following section. Our compensation practices also align with input we have received from shareholders.
What We Do:	What We Don’t Do:
100% performance-based annual and long-term incentives	No guaranteed incentives with our Named Executive Officers
Caps on the payouts under our annual and long-term incentive award programs	Prohibition on speculative and hedging transactions
Robust share ownership and share retention guidelines	Prohibition on pledging shares and holding them in a margin account
Neutralize share buyback impact on share-denominated compensation metrics	Proactively eliminate windfall gain potential
Robust recoupment and clawback policies	No employment contracts with our Named Executive Officers
Proactive shareholder engagement	Prohibition on re-pricing or backdating of equity awards
“Double-trigger” change-in-control agreements	Minimal perquisites to our Named Executive Officers
Management Accountability & Compensation Recoupment
Bristol Myers Squibb employs a number of long-standing compensation best practices, which are designed to align pay to the achievement of both our short-term and long-term goals, engagement of our employees, the achievement of our Mission, delivery of value to our shareholders and reinforcement of BMS Values.
In 2020, the company participated in an incentive deferral working group with members of the Investors for Opioid and Pharmaceutical Accountability (IOPA). The participants included shareholders and corporate representatives from the pharmaceutical industry who worked to develop a set of principles that focus on incentive deferrals as one strategy to assist boards in recouping compensation in the event of misconduct.
We welcomed the opportunity to participate in the incentive deferral working group with other members of IOPA and provide greater insight into our existing compensation principles on this matter. The elements of our compensation plan that we discussed included our recoupment and clawback policy, share retention guidelines, long-term equity award performance periods and executive pre-clearance process for transactions involving company securities. We believe the many components of our plan provide the company with the ability to hold our executives accountable and recoup compensation in the event of misconduct. We are pleased that our long-standing practices meet the objectives outlined by shareholders within the working group.
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The below disclosures highlight the levers the Compensation Committee could potentially use to hold executives accountable in the event they engage in any misconduct. This reflects and was responsive to the investors’ feedback and consistent with our shared desired outcome of greater transparency and disclosure.

Share Ownership and Retention Policy
In order to preserve the link between the interests of our Named Executive Officers and those of shareholders, executives are expected to use the shares acquired upon the vesting of (i) Performance Share Unit awards, (ii) Market Share Unit awards and (iii) Restricted Stock Unit awards, if any, after satisfying the applicable taxes, to establish and maintain a significant level of direct ownership. This same expectation applies to shares acquired upon the exercise of any previously granted stock options. We continue to maintain long-standing share ownership expectations for our senior executives. Our current Named Executive Officers all comply with their ownership and retention requirements, as detailed in the following table:
		Share Retention Policy—applied to all shares acquired, net of taxes
Executive	Stock Ownership guideline as a Multiple of Salary	Prior to Achieving Guideline	After Achieving Guideline(1)	2020 Compliance with Share Ownership and Retention Policy
Giovanni Caforio, M.D.	6 x	100%	75% for 1 year	Yes
David V. Elkins	3 x	100%	75% for 1 year	Yes
Rupert Vessey M.A, B.M., B.Ch., F.R.C.P., D.Phil.	3 x	100%	75% for 1 year	Yes
Sandra Leung	3 x	100%	75% for 1 year	Yes
Christopher Boerner, Ph.D.	3 x	100%	75% for 1 year	Yes
1)
Our share retention policy requires executives to hold 75% of all newly acquired shares for 1 year after vesting even if they have met their share retention requirement. If they have not met their share retention requirement, they must hold 100% of the vested shares.

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Recoupment of Compensation
We maintain clawback provisions relating to our short-term and long-term annual incentive programs, including related to stock options, restricted stock units, performance share units and market share units. The below table provides further details on these clawback provisions.
If an executive or other employee:	Result of executive/employee conduct	The Company Can Seek Reimbursement/Recoupment of:
		Short-Term Annual Incentive		Long-Term Equity
		Current/ Relevant Period bonus(1)	Future bonus	Current/ Outstanding award	Future award
• Engaged in misconduct	Caused or partially caused restatement of financial results	✔
• Engaged in misconduct or failed to appropriately supervise an employee who engaged in misconduct
Material violation of a company policy relating to the research, development, manufacturing, sales or marketing of pharmaceutical products, which resulted in a significant negative impact on our results of operations or market capitalization
		✔	✔	✔	✔
• Engaged in other misconduct	Violation of non-competition or non-solicitation agreements or act in manner detrimental to company interest			✔ (2)
1)	Plus reasonable interest, where applicable.
2)	Must return gains realized in 12-months before violation.
In addition, in March 2020, our Board revised the policy to provide that, if legally permissible, the company will publicly disclose whenever a decision has been made to use the clawback policy, so long as the underlying event has already been publicly disclosed with the SEC.
The full clawback policy may be viewed on our website at www.bms.com.
Pre-clearance for Section 16 Officers
All members of the Board and all other Section 16 Officers, including our Named Executive Officers, must obtain pre-clearance from the Corporate Secretary’s office prior to making any sale, purchase, stock option exercise, gift, or other transaction in company securities. We work with our plan administrator to permanently restrict the account of all Section 16 Officers, effectively restricting any activity in their brokerage account related to our company securities. This permanent restriction and requirement for pre-clearance are mechanisms the company use to administer the share ownership requirements for executives and our clawback policy, which help ensure that executives act in the best interest of BMS and our shareholders.
Forfeiture Upon Retirement or Termination
In general, in the event of retirement or a qualifying involuntary termination, upon signing a general release, employees are eligible to vest in a pro-rata portion of unvested RSUs, PSUs, and MSUs held at least one year from the grant date, subject to performance provisions. However, executives who are found to have engaged in severe misconduct or in an activity, which may include a failure to take action, deemed detrimental to the interests of the company including, but not limited to acts involving dishonesty, violation of company policies, violation of safety rules, disorderly conduct, discriminatory harassment, unauthorized disclosure of confidential information, or the entry of a plea of nolo contendere to, or the conviction of, a crime, will be terminated and will forfeit any outstanding awards, as of the date such violation is discovered and have to return any gains realized in the twelve months prior to the violation. As noted, these provisions help to ensure that executives act in the long-term best interest of BMS and our shareholders.
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For further discussion on forfeiture provisions related to retirement, termination or death, please see the discussion under the header “Post-Termination Benefits” beginning on page 74.
Equity Grant Policy
The Committee’s policy covering equity grants for our Named Executive Officers is as follows:
Approval of Awards
•	Awards granted to the CEO must be approved by the Committee and recommended by the Committee to, and approved by at least 75% of, the independent directors of our Board.
•	The Committee approves awards to all other Named Executive Officers.
Grant Effective Date
Annual Awards
•	Our regularly scheduled annual equity awards are approved on the date the Committee and full Board meet during the first week of March, with a grant effective date of March 10.
All Other Awards
•
For awards granted to current employees at any other time during the year, the grant effective date is the first business day of the month following the approval date, except that if the approval date falls on the first business day of a given month, the grant effective date is the approval date.

•
For awards granted to new hires, the grant effective date is the first business day of the month following the employee’s hire date, except that if the employee’s hire date falls on the first business day of a given month, the grant effective date is the employee’s hire date.

In no case whatsoever will the grant effective date precede the approval date of a given award.
Grant Price
•
The grant price of awards is a 10-day average closing price (i.e., an average of the closing price on the grant date plus the 9 prior trading days). For stock options that may be granted under special circumstances (none have been granted since 2009), the grant price will be the closing price on the date of grant.

Policy Prohibiting Hedging and Pledging
We consider it improper and inappropriate for our directors, officers, and other employees to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities. As such, our insider trading policy prohibits all employees, including directors and executive officers, from engaging in any speculative or hedging transactions or any other transactions that are designed to offset any decrease in the value of our securities. Our insider trading policy also prohibits all employees, including directors and executive officers, from holding our securities in a margin account or pledging our securities as collateral for a loan except in certain limited circumstances pre-approved by our Corporate Secretary when a person wishes to pledge our securities as collateral for a loan and clearly demonstrates the ability to repay the loan without selling such securities. None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.
Policy Prohibiting the Repricing of Stock Options Without Shareholder Consent
We have always maintained a consistent policy against the repricing of stock options. We believe this is a critical element in maintaining the integrity of the equity compensation program and ensuring alignment of senior executives’ interests with the interests of shareholders. Our Board has adopted a formal policy prohibiting the repricing of stock options. This policy may be viewed on our website at www.bms.com.
Policy Regarding Shareholder Approval of Severance
Our Board has approved a policy that requires shareholder approval of any future agreements that provide for cash severance payments in excess of 2.99 times the sum of an executive’s base salary plus annual incentive award. “Cash severance payments” exclude accrued incentive payments, the value of equity acceleration, benefits continuation or the increase in retirement benefits triggered by severance provisions or tax gross-up payments. This policy may be viewed on our website at www.bms.com.
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Risk Assessment of Executive Compensation
The Committee annually reviews the compensation programs from a risk perspective. Based on that review of the executive compensation arrangements for our executives as detailed beginning on page 41, the Committee believes that our compensation program does not encourage executives to take excessive or inappropriate risks that could maximize short-term results at the expense of sustainable long-term value creation that may harm shareholder value. Beginning with the 2020 compensation year, this risk assessment review also included legacy Celgene incentive programs.
The Committee’s ongoing review of our business strategy and our extensive shareholder engagement efforts have allowed our executive compensation program to maintain close alignment with our strategic focus and the perspectives of our shareholders.
Our compensation program is intended to achieve this by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance and payout under our incentive programs, placing caps on our incentive award payout opportunities, following equity grant practices that limit potential for timing awards and having stock ownership and retention requirements. For example, our current long-term equity incentive program (60% Performance Share Units and 40% Market Share Units) incorporates the company’s stock price into its performance measures and generally magnifies the impact of changes in our stock price as well as relative total shareholder return performance over the mid and longer-term.
Also embedded in the Committee’s annual review is the ongoing assessment of enterprise risk, including reputational risks stemming from the dynamic external environment. In addition, we evaluate the performance of each of our executives based on a number of factors, including how they demonstrate our BMS Values in the execution of their day-to-day decisions. Those BMS Values include, among others, accountability. This evaluation is one input into the determination of payouts under both the annual incentive and long-term equity incentive programs. Therefore, given the direct link between payout and our executive compensation program’s emphasis on sustainable long-term value, we attempt to minimize and appropriately reduce the possibility that our executive officers will make excessively or inappropriately risky decisions that could maximize short-term results at the expense of sustainable long-term value creation for our shareholders.
Compensation and Management Development Committee Report

The Compensation and Management Development Committee of Bristol Myers Squibb has reviewed and discussed with management the “Compensation Discussion and Analysis” on pages 34 to 80 of this Proxy Statement as required under Item 402(b) of Regulation S-K. Based on its review and discussions with management, the Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation and Management Development Committee
Gerald L. Storch, Chair
Peter J. Arduini
Mathew W. Emmens
Dinesh C. Paliwal
Theodore R. Samuels
Karen H. Vousden, Ph.D.
Tax Implications of Executive Compensation Program

When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our Named Executive Officers in excess of $1 million per person in a year will not be fully deductible.
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Summary Compensation Table

The following tables and notes present the compensation provided to Giovanni Caforio, M.D., Board Chair and Chief Executive Officer, David V. Elkins, EVP and Chief Financial Officer and the three other most highly compensated Executive Officers.
Summary Compensation Table

Fiscal Years Ended December 31, 2020, 2019, and 2018
Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
Giovanni Caforio, M.D. Board Chair and Chief Executive Officer	2020	$1,687,115	$0	$13,457,248	$4,201,602	$0	$804,937	$20,150,902
	2019	$1,650,000	$0	$12,545,754	$3,885,540	$0	$685,959	$18,767,253
	2018	$1,637,500	$0	$13,011,542	$4,066,322	$0	$664,391	$19,379,755
David V. Elkins EVP and Chief Financial Officer	2020	$1,015,075	$525,000	$4,409,796	$1,684,892	$0	$17,100	$7,651,863
	2019	$116,667	$1,050,000	$1,865,662	$1,323,722	$0	$15,500	$4,371,551

Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil. EVP, Research and Early Development	2020	$1,022,500	$500,000	$4,079,065	$1,697,239	$0	$17,100	$7,315,904
	2019	$116,667	$1,000,000	$1,865,662	$1,241,604	$0	$11,550	$4,235,483

Sandra Leung EVP and General Counsel	2020	$1,068,271	$0	$3,330,729	$1,642,236	$884,139	$318,570	$7,243,945
	2019	$1,008,635	$0	$3,172,998	$1,586,482	$1,425,687	$322,655	$7,516,457
	2018	$975,860	$0	$3,290,794	$1,680,159	$0	$296,370	$6,243,183
Christopher Boerner, Ph.D. EVP and Chief Commercialization Officer	2020	$952,603	$0	$3,210,894	$1,581,713	$0	$247,023	$5,992,233
	2019	$891,259	$0	$3,250,793	$1,399,997	$0	$199,601	$5,741,650

1)	Compensation is not shown for 2018 for Mr. Elkins, Dr. Boerner, and Dr. Vessey because they were not Named Executive Officers in this year.
2)	Reflects actual salary earned. Mr. Elkins' and Dr. Vessey's 2019 salaries were earned from November 20, 2019, the closing of the acquisition of Celgene Corporation, through the end of the year.
3)
For 2019 and 2020, for Mr. Elkins and Dr. Vessey, represents 50% and 25% portions, respectively, of their cash inducement awards, which were granted in connection with inducing them to remain with the company following the Celgene transaction and were payable as soon as practicable after the Celgene closing and on the one-year anniversary of the closing.

4)
Represents aggregate grant date fair value under FASB ASC Topic 718 of restricted stock unit (“RSU”), market share unit (“MSU”) and performance share unit (“PSU”) awards granted during a specified year. Further information regarding these awards, including the assumptions made in determining their values, is disclosed in the Grants of Plan-Based Awards Table in the Proxy Statements for the specified years. As approved in anticipation of the Closing of the Celgene transaction in 2019, the 2018 and 2019 PSU awards for our legacy BMS NEOs were modified as described in the footnote to the 2020 Grants of Plan-Based Awards Table. This modification, which is a 2020 event under the U.S. GAAP accounting rules, resulted in an incremental change in fair value for the 2018 PSU awards included in the table above for 2020. There was no incremental change in fair value with respect to the 2019 PSUs. For PSU awards, the following represents the aggregate value based on the maximum number of shares that can be earned for the awards granted in the specified years.

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	Performance Share Units
Name	2018	2019	2020
Giovanni Caforio, M.D.	$11,634,193	$12,090,213	$12,702,323
David V. Elkins	n.a.	n.a.	$4,355,031
Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil.	n.a.	n.a.	$4,028,439
Sandra Leung	$2,942,438	$3,057,786	$3,140,738
Christopher Boerner, Ph.D.	n.a.	$2,593,384	$3,115,775
5)
Represents incentive award earned under our Company's annual incentive plan. For 2020 the payments were made on March 5, 2021. For 2019, the payments were made on March 13, 2020 for Mr. Elkins and Dr. Vessey, and on March 6, 2020 for the other NEOs. For 2018 the payments were made on March 8, 2019.

6)
Includes increase in estimated value of accrued pension benefits under the U.S BEP-Retirement Income Plan (“RIP”) during the year. The Company does not pay above-market interest rates on deferred compensation. The present value of the accrued pension benefits for Ms. Leung, the only 2020 NEO participant in the Company's defined benefit pension plans, increased over the previous year because of a decrease in discount rates and attainment of age 60, partially offset by updated lump sum mortality projection scales.

7)
For all NEOs except Mr. Elkins and Dr. Vessey, the amounts indicated for 2020 represent Company contributions to our qualified and non-qualified savings plans. In 2020, Mr. Elkins and Dr. Vessey continued to participate in the Celgene 401(k) Plan, a tax-qualified retirement savings plan available to all legacy U.S. Celgene eligible employees, and each received the maximum 2020 company contribution of $17,100. We generally do not allow personal use of any aircraft. However, in certain exigent circumstances, an aircraft may be used for personal travel. In light of the global COVID-19 pandemic, the Board determined that, during these unprecedented times, the significant health and safety benefits for our CEO to use one of our aircraft arrangements for personal travel outweighed the incremental cost to the company. Dr. Caforio reimbursed the company an amount equal to the value of the cost of business class tickets (the highest airline class available) for the trip, as such, the value reflects the incremental cost to the company for personal use of the aircraft in the amount of $136,218. Dr. Caforio paid the taxes on the imputed income for this personal use of the aircraft. We did not reimburse Dr. Caforio for taxes he paid.

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Grants of Plan-Based Awards

2020 Fiscal Year
Name	Award Type	Grant Date(1)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (shares)			Grant Date Fair Value of Stock and Option Awards
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Giovanni Caforio, M.D.	AIP			$117,708	$2,531,352	$5,062,705
	PSU	03/10/20	03/02/20				23,173	140,445	280,890(3)	$7,817,169(6)
	MSU	03/10/20	03/02/20				56,178	93,630	187,260(4)	$5,044,784(7)
	PSU	03/02/20(5)	03/02/20							$595,295(8)
David V. Elkins	AIP			$47,202	$1,015,102	$2,030,204
	PSU	03/10/20	03/02/20				7,945	48,152	96,304(3)	$2,680,140(6)
	MSU	03/10/20	03/02/20				19,261	32,102	69,204(4)	$1,729,656(7)
Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil.	AIP			$47,548	$1,022,541	$2,045,082
	PSU	03/10/20	03/02/20				7,349	44,541	89,082(3)	$2,479,152(6)
	MSU	03/10/20	03/02/20				17,816	29,694	59,388(4)	$1,599,913(7)
Sandra Leung	AIP			$49,688	$1,068,555	$2,137,111
	PSU	03/10/20	03/02/20				5,730	34,726	69,452(3)	$1,932,849(6)
	MSU	03/10/20	03/02/20				13,890	23,150	46,300(4)	$1,247,322(7)
	PSU	03/02/20(5)	03/02/20							$150,558(8)
Christopher Boerner, Ph.D.	AIP			$44,312	$952,940	$1,905,879
	PSU	03/10/20	03/02/20				5,684	34,450	68,900(3)	$1,917,487(6)
	MSU	03/10/20	03/02/20				13,780	22,966	45,932(4)	$1,237,408(7)
	PSU	03/02/20(5)	03/02/20							$55,999(8)
1)	These equity awards were granted under our 2012 Stock Award and Incentive Plan.
2)
Target payouts under the 2020 annual incentive plan (“AIP”) are based on a targeted percentage of annual base salary. The Committee reviews Company and individual performance in determining the actual incentive award as reported in the Summary Compensation Table. The company performance for 2020 was based 30% on non-GAAP diluted earnings per share, 25% on total revenues (net of foreign exchange), 25% on pipeline performance, and 20% on Key Integration metrics consisting of synergy realizations and human capital management, each weighted 10%. Maximum represents the maximum individual incentive award allowable under the 2020 AIP and for the Named Executive Officers, this is 200% of his or her target. For 2020, threshold payout for all measures was 46.50% of target. The threshold column above reflects the lowest possible combined payout of 4.65% of target based on the threshold payout on one of the least weighted metrics.

3)
Reflects PSUs which cliff vest on the third anniversary of the grant date. Performance targets under these PSUs are based 33% on 3-year cumulative total revenues (net of foreign exchange), 33% on 3-year cumulative operating margin, and 34% on 3-year relative TSR expressed as a percentile rank versus our peer group. Threshold payout for all three measures is 50% of target. The threshold column above reflects the lowest possible combined payout of 16.50% of target based on the threshold payout on one of the least weighted metrics only. The maximum performance will result in a payout of 200% of target. PSUs do not accrue dividend equivalents.

4)
Reflects MSUs which vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date. Each MSU converts into the number of shares of Common Stock determined by applying a payout factor to the target number of shares vesting on a given date. The payout factor is a ratio of the average of the closing Common Stock price on the February 28 measurement date immediately preceding the vesting date plus the nine prior trading days divided by the average Common Stock price on the grant date (also a 10-day average). The minimum payout factor that must be achieved to earn a payout is 60% and the maximum payout factor is 200%. MSUs do not accrue dividend equivalents.

5)
As approved in anticipation of the Closing of the Celgene transaction in 2019, the 2018 and 2019 PSU awards for our legacy BMS NEOs were modified. The modifications to the 2018 and 2019 awards consisted of (i) replacing the three-year revenue goal to account for new combined company revenue, (ii) reducing the weight on operating margin and “locking in” the resulting operating margin as of the third quarter of 2019 (the quarter ending immediately prior to the Closing); this resulted in a reduction in operating margin to 22% weighting for the 2018 award and 11% for the 2019 award, (iii) reallocating the remaining weighting of 11% for 2018 PSUs and 22% for 2019 PSUs to the new Key Integration metric, which replaced the operating margin metric. The Key Integration metric is comprised of human capital management and synergy realizations. There was no modification to the portion of these PSUs related to the relative TSR measure (34% weighting). Because this modification to PSUs is a 2020 event under the U.S. GAAP accounting rules, the incremental change in fair value for the 2018 PSUs is disclosed here as a separate grant. There was no incremental change in fair value with respect to the 2019 PSUs.

6)
Fair value for the portion of these PSUs related to the relative TSR measure (34% weighting) is estimated as of the date of grant on March 10, 2020 using a Monte Carlo simulation. Estimated fair value of this portion was determined to be $61.41, which represents 106% of the grant date closing Common Stock price of $57.93. The assumptions used in this Monte Carlo simulation were based on three-year historical stock price data and are as follows: volatility for BMY of 24.3% and the average for the peers of 21.8%; correlation co-efficient average of 33.1%; assumed dividend yield of 3.11% based on the recent annualized payment of $1.80 per share and the grant date stock price of $57.93; BMY’s starting TSR of -3.1% and the average for the peers of -1.5%, and a risk-free rate of 0.58%. Fair value for the remaining portion of these

67

PSUs, related to Company financial measures (66% weighting), is calculated based on the grant date closing Common Stock price of $57.93 on March 10, 2020 and a probable outcome of a 100% payout, discounted for the lack of dividends. Estimated fair value of this portion was determined to be $52.70, which represents 91% of the grant date closing Common Stock price of $57.93. Therefore, the estimated grant date fair value for the whole PSU award equals $55.66, which represents 96% of the grant date closing Common Stock price of $57.93.
7)
Fair value of these MSUs is estimated as of the date of grant on March 10, 2020 using a Monte Carlo simulation. Estimated fair value was determined to be $53.88, which represents 93% of the grant date closing Common Stock price of $57.93. The assumptions used in the Monte Carlo simulation were as follows: volatility for BMY of 26.3% based on four-year historical stock price data; assumed dividend yield of 3.11'% based on the recent annualized payment of $1.80 per share and the grant date stock price of $57.93; BMY’s starting performance was -3.1%; and risk-free rate for each measurement period of:

•	Tranche 1 ending Feb 28, 2021: 0.43%;
•	Tranche 2 ending Feb 28, 2022: 0.49%;
•	Tranche 3 ending Feb 28, 2023: 0.58%; and
•	Tranche 4 ending Feb 28, 2024: 0.62%
8)
These amounts represent the incremental fair value determined as a result of the modifications outlined in footnote 5 above. The modification date fair value is estimated as of the modification date of March 2, 2020, using the Company's stock price of $60.34 as of March 2, 2020 less present value of expected dividends over the remaining requisite service periods. The annualized dividend yield used is 2.98%. The modified fair value for the 2018 PSU award is $58.50 per share and the modified fair value for the 2019 PSU award is $56.76 per share. There was no modification to the portion of these PSUs related to the relative TSR measure (34% weighting). Because this modification to PSUs is a 2020 event under the U.S. GAAP accounting rules, the incremental change in fair value for the 2018 PSUs is disclosed here as a separate grant. There was no incremental change in fair value with respect to the 2019 PSUs.

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Outstanding Equity Awards at Fiscal Year-End

2020 Fiscal Year
		Option Awards				Stock Awards
Name	Grant Date/ Performance Award Period	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(3)
		Exercisable	Unexercisable
Giovanni Caforio, M.D.	1/1/2018-2/28/2021							224,686(6)	$13,937,273
	1/1/2019-2/28/2022							297,516(7)	$18,454,917
	1/1/2020-2/28/2023							280,890(8)	$17,423,607
	3/10/2017							42,886(9)	$2,660,219
	3/10/2018							37,449(10)	$2,322,961
	3/10/2019							148,758(9)	$9,227,459
	3/10/2020							56,178(11)	$3,484,721
David V. Elkins	1/1/2020-2/28/2023							96,304(8)	$5,973,737
	3/10/2020							19,261(11)	$1,194,772
	8/1/2018	4,120	4,123	$48.49	8/1/2028
	8/1/2018	92,516	92,518	$48.49	8/1/2028
	8/1/2018					46,403(4)(14)	$2,878,378
	3/1/2019					49,156(4)(14)	$3,049,147
	3/1/2019					47,401(5)(13)	$2,940,284
	12/2/2019					26,376(12)	$1,636,103
	8/1/2018					2,216(15)	$1,529
	8/1/2018					24,948(15)	$17,214
	8/1/2018					49,741(15)	$34,321
	3/1/2019					25,484(15)	$17,584
	3/1/2019					26,428(15)	$18,235
Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil.	1/1/2020-2/28/2023							89,082(8)	$5,525,756
	3/10/2020							17,816(11)	$1,105,151
	2/2/2015	6,305	0	$63.41	2/2/2025
	2/2/2015	29,489	0	$63.41	2/2/2025
	5/4/2015	5,843	0	$58.78	5/4/2025
	7/27/2015	5,843	0	$70.89	7/27/2025
	11/9/2015	5,843	0	$61.01	11/9/2025
	2/1/2016	1,454	0	$54.20	2/1/2026
	2/1/2016	2,905	0	$54.20	2/1/2026
	5/2/2016	373	0	$56.44	5/2/2026
	5/2/2016	17,630	0	$56.44	5/2/2026
	8/1/2016	24,134	0	$61.34	8/1/2026
	1/30/2017	0	1,651	$60.53	1/30/2027
	1/30/2017	18,098	4,385	$60.53	1/30/2027
	5/1/2017	15,966	5,322	$66.35	5/1/2027
	7/31/2017	15,966	5,322	$72.42	7/31/2027
	10/30/2017	0	12,233	$54.29	10/30/2027
	1/29/2018	0	1,800	$55.52	1/29/2028
	1/29/2018	10,586	8,787	$55.52	1/29/2028
	5/8/2018	0	16,980	$44.70	5/8/2028
	7/30/2018	0	16,980	$47.81	7/30/2028
	10/29/2018	1	0	$38.41	10/29/2028
	10/29/2018	0	16,980	$38.41	10/29/2028
	5/8/2018					17,245(4)(14)	$1,069,707
	2/4/2019					7,185(4)(14)	$445,686
	3/1/2019					45,029(5)(13)	$2,793,149
	3/1/2019					46,699(4)(14)	$2,896,739
	12/2/2019					26,376(12)	$1,636,103
	10/30/2017					6,577(15)	$4,538
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		Option Awards				Stock Awards
Name	Grant Date/ Performance Award Period	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(3)
		Exercisable	Unexercisable
	1/29/2018					968(15)	$668
	1/29/2018					4,724(15)	$3,260
	5/8/2018					9,271(15)	$6,397
	5/8/2018					9,129(15)	$6,299
	7/30/2018					9,129(15)	$6,299
	10/29/2018					9,129(15)	$6,299
	2/4/2019					3,863(15)	$2,665
	3/1/2019					24,209(15)	$16,704
	3/1/2019					25,107(15)	$17,324
Sandra Leung	1/1/2018-2/28/2021							56,826(6)	$3,524,917
	1/1/2019-2/28/2022							75,246(7)	$4,667,509
	1/1/2020-2/28/2023							69,452(8)	$4,308,108
	3/10/2017							10,336(9)	$641,142
	3/10/2018							9,472(10)	$587,548
	3/10/2019							37,624(9)	$2,333,817
	3/10/2020							13,890(11)	$861,597
Christopher Boerner, Ph.D.	1/1/2018-2/28/2021							21,136(6)	$1,311,066
	1/1/2019-2/28/2022							63,818(7)	$3,958,631
	1/1/2020-2/28/2023							68,900(8)	$4,273,867
	3/10/2017							3,654(9)	$226,658
	3/10/2018							3,523(10)	$218,532
	3/10/2019							31,910(9)	$1,979,377
	3/10/2020							13,780(11)	$854,749
	12/2/2019					7,913(12)	$490,843
1)
Represents Celgene stock options that were assumed by the Company and converted into BMS stock options in connection with the closing of the Celgene transaction in November 2019 and in accordance with the terms of the merger agreement. Pursuant to legacy Celgene equity plans, options granted to employees are immediately exercisable. However, the shares of Common Stock acquired upon exercise would be subject to the same vesting schedule as the underlying options (i.e., in four equal annual installments beginning on the first anniversary of the grant date). Unvested options are included in the Unexercisable Column.

2)	Represents RSUs and CVRs, as applicable, as of December 31, 2020.
3)	Values for RSUs, MSUs and PSUs are based on the closing Common Stock price on December 31, 2020 of $62.03. Values for CVRs are based on the market trading value as of December 31, 2020 of $0.69.
4)
Represents Celgene RSUs that were assumed by the Company and converted into BMS RSUs in connection with the closing of the Celgene transaction in November 2019 and in accordance with the terms of the merger agreement.

5)
Represents Celgene PSUs that were assumed by the Company and converted into BMS RSUs in connection with the closing of the Celgene transaction in November 2019 and in accordance with the terms of the merger agreement.

6)	Represents target number of PSUs granted under the 2018-2020 award at max payout of 200%. The award vested and was paid out on March 10, 2021.
7)	Represents target number of PSUs granted under the 2019-2021 award at max payout of 200%. These PSUs cliff vest on the third anniversary of the grant date.
8)	Represents target number of PSUs granted under the 2020-2022 award at max payout of 200%. These PSUs cliff vest on the third anniversary of the grant date.
9)	Represents MSUs at maximum payout of 200%. These MSUs vest in four equal installments of 25% on each of the first four anniversaries of the grant date, subject to a payout factor.
10)	Represents MSUs at target payout of 100%. These MSUs vest in four equal installments of 25% on each of the first four anniversaries of the grant date, subject to a payout factor.
11)	Represents MSUs at threshold payout of 60%. These MSUs vest in four equal installments of 25% on each of the first four anniversaries of the grant date, subject to a payout factor.
12)	These RSUs vest in four equal installments on each of the first, second, third, and fourth anniversaries of the grant date.
13)	These RSUs, assumed by the Company and converted from Celgene PSUs, cliff vest on the last day of the applicable pre-Closing three-year performance period.
14)
These RSUs, assumed by the Company and converted from Celgene RSUs, continue to vest in three equal installments on each of the first, second, and third anniversaries of the grant date for Mr. Elkins and cliff vest on the third anniversary of the grant date for Dr. Vessey, all according to the pre-Closing vesting schedule.

15)
Reflects CVRs issuable when the related equity award vests. However, since the FDA approval of liso-cel did not occur by December 31, 2020, one of the three required milestones for payment of the CVRs was not met. As a result, on January 1, 2021, the CVR Agreement, pursuant to which the CVRs were issued, terminated automatically in accordance with its terms and the CVRs are no longer eligible for payment under the CVR Agreement. The CVRs no longer trade on the NYSE.

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Option Exercises and Stock Vesting

2020 Fiscal Year
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting(2) ($)
Giovanni Caforio, M.D.	0	$0	0	$0(3)
			89,925	$5,209,355(4)
			141,558	$8,200,455(5)
David V. Elkins	0	$0	100,397	$5,999,570(3)
			0	$0(4)
			0	$0(5)
			75,227	$235,249(6)
Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil.	145,681	$1,462,060	78,110	$4,745,524(3)
			0	$0(4)
			0	$0(5)
			72,193	$216,587(6)
Sandra Leung	0	$0	0	$0(3)
			22,293	$1,291,433(4)
			34,103	$1,975,587(5)
Christopher Boerner, Ph.D.	0	$0	2,637	$163,969(3)
			11,762	$681,373(4)
			12,052	$698,172(5)
1)
The value realized for each option award was determined by multiplying the number of options that were exercised by the difference between the market price of our Common Stock at the time of exercise and the exercise price of the stock option award. All options were converted legacy Celgene options.

2)
The value realized for each RSU and MSU award was determined by multiplying the number of units that vested by the closing share price of our Common Stock on the respective vesting date. The value realized for each PSU award was determined by multiplying the number of units that vested by the market price of our Common Stock on March 10, 2020, the vesting date. The value realized for each contingent value right (“CVR”) was determined by multiplying the number of CVRs that were realized by the market trading value of CVRs on the respective vesting date.

3)	Reflects RSUs that vested during 2020. For Mr. Elkins and Dr. Vessey, RSUs also reflect the converted legacy Celgene PSU awards that vested on December 31, 2020.
4)	Reflects MSUs that vested during 2020.
5)	Reflects payouts of the vested 2017-2019 PSUs based on the closing Common Stock price of $57.93 on March 10, 2020.
6)
Reflects CVRs realized upon vesting of the converted legacy Celgene PSUs and RSUs. Pursuant to the Merger, upon vesting of converted legacy Celgene award, one CVR is received per share underlying each such award. However, since the FDA approval of liso-cel did not occur by December 31, 2020, one of the three required milestones for payment of the CVRs was not met. As a result, on January 1, 2021, the CVR Agreement, pursuant to which the CVRs were issued, terminated automatically in accordance with its terms and the CVRs are no longer eligible for payment under the CVR Agreement. The CVRs no longer trade on the NYSE.

Benefit Equalization Plan—Retirement Plan
The Benefit Equalization Plan—Retirement Income Plan (BEP—Retirement Plan) is a nonqualified plan that provides income for employees after retirement in excess of the benefits that were payable under the Bristol-Myers Squibb Company U.S. Retirement Income Plan (Retirement Plan or US-RIP), a tax-qualified defined benefit plan that was terminated effective February 1, 2019 with roughly $3.8 billion of Plan obligations transferred to Athene Holding, Ltd.
By way of background, as of December 31, 2009, BMS discontinued service accruals under the Retirement Plan and the BEP—Retirement Plan in the U.S for active plan participants and closed the plan to new entrants.  Active plan participants of the
71

Retirement Plan at year end 2009 were provided five additional years of pay growth in the pension plan.  Accordingly, 2014 was the last year of pay growth under all of the BMS U.S. pension plans, including the Retirement Plan. Ms. Leung is the only 2020 NEO participant in the company’s defined benefit pension plans, including the Retirement Plan.
Employees whose pay or benefits exceeded the IRS qualified plan limits of the Retirement Plan were eligible for the BEP—Retirement Plan. The key plan provisions of the Retirement Plan and the BEP—Retirement Plan are as follows:
•	The retirement benefit generally equals:
–	2% × Final Average Compensation × Years of Service through December 31, 2009, up to 40, minus
–	1/70th of the Primary Social Security Benefit × Years of Service through December 31, 2009, up to 40.
•
Final Average Compensation equals the average of the five consecutive years out of the last ten years, ending December 31, 2014, in which the employee’s compensation was the highest. Compensation equals the base salary rate plus the higher of annual incentive awards earned or paid during the year. In the BEP—Retirement Plan, there are no limits on compensation and benefits imposed under Section 401(a)(17) and Section 415(b) of the Internal Revenue Code.

•	Normal retirement age is 65. Employees are eligible for early retirement at age 55 with 10 or more years of service.
•	Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is generally reduced by 4% for each year that the retirement age precedes age 60.
•	Employees are 100% vested after attaining five years of service.
•
The BEP—Retirement Plan pension is paid as a cash lump sum or, if an election is made at least 12 months prior to retirement, the lump sum may be credited to the Benefit Equalization Plan—Savings Plan. A distribution for an executive classified as a “Specified Employee” of the company, as defined under Section 409A of the Internal Revenue Code, is subject to 409A regulations and is therefore subject to a six-month delay following the executive’s separation from service.

Present Value of Accumulated Pension Benefits

2020 Fiscal Year
Name	Plan Name	# of Years of Credited Service(1)	Present Value of Accumulated Benefits(2)	Payments During Last Fiscal Year
Giovanni Caforio, M.D.(3)	Benefit Equalization Plan	0.0	$0	$0
David V. Elkins(3)	Benefit Equalization Plan	0.0	$0	$0
Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil.(3)	Benefit Equalization Plan	0.0	$0	$0
Sandra Leung(4)	Benefit Equalization Plan	17.8	$10,411,539	$0
Christopher Boerner, Ph.D.(3)	Benefit Equalization Plan	0.0	$0	$0
1)
Reflects the years of credited service through December 31, 2009 at which time we discontinued service accruals under the U.S. Benefit Equalization Plan. The company terminated the US-RIP as of February 1, 2019 and transferred all remaining liabilities to a leading third-party insurer, Athene Holdings Ltd.

2)	The present value of accumulated benefits was calculated based on the following assumptions, which were used in the December 31, 2020 disclosure for the BEP:
•	100% lump-sum utilization; and
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•	FTSE Pension Discount Curve rates as of the measurement date 2021 IRS Applicable Mortality under IRC 417(e).

These assumptions are the same as those disclosed in conformity with generally accepted accounting principles. For active executives, payments are assumed to begin at age 60 for BEP, the earliest age that employees are eligible for an unreduced pension, or current age if over age 60. The actual benefit received will vary based on age and interest rates at the time of retirement.

3)
Dr. Caforio, Mr. Elkins, Dr. Boerner and Dr. Vessey are not participants in any of the company’s defined benefit pension plans. For Dr. Caforio, does not include the value of participation in the Italian government pension system.

4)	Ms. Leung has met the age and service requirements for early retirement under the BEP.
Non-Qualified Deferred Compensation Plan
The Benefit Equalization Plan—Savings and Investment Program (BEP Savings Plan) is a nonqualified deferred compensation plan that allows employees to defer a portion of their total eligible cash compensation and to receive company matching contribution credits in excess of contributions allowed under the Savings and Investment Program. The Savings and Investment Program is a tax-qualified plan, as defined under Sections 401(a) and 401(k) of the Internal Revenue Code. Employees who are eligible to participate in the Savings and Investment Program, and whose pay or benefits exceed the IRS qualified plan limits, are eligible for the BEP—Savings Plan. The key provisions of the BEP—Savings Plan are as follows:
•
Employee deferrals to the BEP—Savings Plan begin once the employee’s total eligible compensation paid for the year exceeds the limit under Section 401(a)(17) of the Internal Revenue Code, or total contributions to the Savings and Investment Program exceed the limits under Section 415(c) of the Internal Revenue Code.

•	Employees may defer no less than 2% and up to 25% of their eligible compensation (effective January 2021, employees can defer up to 75% of their eligible compensation).
•	The company matching contribution credit equals 100% of the employee’s contribution deferral credit on the first 6% of eligible compensation that an employee elects to defer.
•
An additional discretionary company contribution credit is applied to each individual account annually, in an amount based on a point system of a participant’s age plus service: below 40 points—3% of total eligible cash compensation; between 40 and 59 points—4.5%; and at 60 points and above—6%.

•	The plan is unfunded. Benefits are paid from general assets of the Company.
•
Employees may allocate their contributions among 12 different notional investment options that provide different combinations of risk and return potential, and employees can generally elect to change their investment elections each business day.

•
The employee’s full balance under the BEP—Savings Plan is paid following employment separation from service, or, if eligible, an election can be made at least 12 months prior to a separation from service to defer payments until a later date that is no earlier than five (5) years following the date of separation from service.  A distribution for an executive classified as a “Specified Employee” of the Company, as defined under Section 409A of the Internal Revenue Code, is subject to 409A regulations and is therefore subject to a six-month delay following the executive’s separation from service.

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Non-Qualified Deferred Compensation Plan

2020 Fiscal Year
Name	Executive Contributions in 2020(1)	Registrant Contributions in 2020(2)	Aggregate Earnings in 2020(3)	Aggregate Withdrawals/ Distributions in 2020	Aggregate Balance at December 31, 2020(2)(4)
Giovanni Caforio, M.D.(5)	$317,259	$648,730	$1,485,702	$0	$8,994,270
David V. Elkins(6)	$0	$0	$0	$0	$0
Rupert Vessey, M.A., B.M. B.Ch., F.R.C.P., D.Phil.(6)	$0	$0	$0	$0	$0
Sandra Leung(5)	$148,253	$307,538	$1,945,701	$0	$10,429,842
Christopher Boerner, Ph.D.(5)	$206,760	$226,710	$236,766	$0	$1,682,528
1)
The contribution amounts in this column reflect the deferral of a portion of 2020 base salary and the 2019 annual incentive award that was paid in March 2020. The base salary deferral amount is also included as 2020 Salary in the Summary Compensation Table. The 2019 annual incentive award deferral amount was also included as 2019 Non-Equity Incentive Plan Compensation in the previous year's Summary Compensation Table, as applicable.

2)
The contribution amounts in this column are included as 2020 All Other Compensation in the Summary Compensation Table. Includes the additional annual registrant contributions earned in 2020 but paid in February 2021.

3)
Aggregate earnings are not reflected in the 2020 Summary Compensation Table and were not reflected in prior years' Summary Compensation Tables. The company does not pay above-market interest rates on non-qualified deferred compensation.

4)
Portions of the aggregate balances in this column reflect amounts reported in the Summary Compensation Tables in prior years as follows: Dr. Caforio, $960,837 for 2018 and $992,538 for 2019; Ms. Leung, $423,265 for 2018 and $462,306 for 2019; and Dr. Boerner, $341,315 for 2019.

5)	Reflects 2020 activity and aggregate balances in the non-qualified BEP-Savings Plan.
6)	Mr. Elkins and Dr. Vessey were not participants in the non-qualified BEP-Savings Plan in 2020.
Post-Termination Benefits

Following is a description of payments and benefits available under different termination scenarios:
Voluntary Termination
The company does not offer any payments or benefits to salaried employees, including the Named Executive Officers, upon a voluntary termination, other than those that are vested at the time of termination, unless the applicable plan or award agreement provides otherwise.
Voluntary Termination for Good Reason
Under the Bristol-Myers Squibb Senior Executive Severance Plan, certain senior executives (including the Named Executive Officers) are eligible to receive severance payments and benefits if they voluntarily terminate their employment for “good reason,” where “good reason” is defined as:
•	A material reduction in the executive’s weekly base salary;
•	The material reduction in the executive’s grade level resulting in a material diminution of the executive’s authority, duties, or responsibilities; or
•
The relocation of the executive’s job or office, so that it will be based at a location which is more than 50 miles further (determined in accordance with the company’s relocation policy) from their primary residence than their work location immediately prior to the proposed change in their job or office.

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A terminated executive who signs a general release will be eligible for the following:
•	Severance payments in the amount of 2 times annual base salary for our senior most executives including the Named Executive Officers, and 1.5 times annual base salary for other senior executives;
•	Continuation of medical, dental and life insurance benefits until the earlier of (i) fifty-six weeks from termination date or (ii) the date the executive begins new employment; and
•	Outplacement services.
In addition to being eligible to receive severance payments and benefits under the Bristol-Myers Squibb Senior Executive Severance Plan as described above, Mr. Elkins and Dr. Vessey are eligible to receive vesting of their converted legacy Celgene equity awards and their Inducement Awards (including the accelerated payment of the remaining cash portion) if they voluntarily terminate their employment for “good reason,” where “good reason” is defined as:
•
A material reduction in the executive’s (i) annual base salary or (ii) target annual cash incentive compensation opportunity and target annual equity incentive compensation opportunity, in the aggregate;

•
A material diminution in the executive’s duties and responsibilities (other than temporarily while the Eligible Employee is physically or mentally incapacitated or as required by applicable law) or, for Mr. Elkins only, assignment of any duties inconsistent with his status as an officer or a member of the leadership team of the company;

•	A material adverse change in the executive’s reporting relationships;
•	A relocation of an executive’s primary work location that results in an increase to the executive’s one-way commute by 30 miles or more;
•	The company’s failure to timely pay any gross-up amounts due under certain legacy Celgene arrangements; or
•	For Dr. Vessey only, a change to the company’s by-laws that would cause the executive to cease to be eligible for indemnification or advancement under such by-laws.
If Mr. Elkins and Dr. Vessey are terminated and they sign a general release, they will be eligible for the following:
•
Converted Legacy Celgene Stock Options
 – Employees are eligible to vest in their unvested legacy Celgene stock options. The legacy Celgene stock options will remain exercisable until the earlier of one year after termination and the original 10-year option term.

•
Converted Legacy Celgene Restricted Stock Units and Inducement Awards
 – Employees are eligible to vest in their unvested legacy Celgene RSUs and, where applicable, their unvested Inducement Awards (including the accelerated payment of the remaining cash portion).

Retirement and Death
The following benefits are generally available to all salaried employees including the Named Executive Officers:
Annual Incentive
—Under the Annual Incentive Plan, employees are eligible for a pro-rata award based on the number of days worked in the performance period and paid by March 15th following the performance period.
Converted Legacy Celgene Stock Options
—Mr. Elkins, Dr. Vessey and other employees are eligible to vest in all unvested options. Options will remain exercisable until the earlier of three years after termination and the original 10-year option term.
Restricted Stock Units
—Employees are eligible to vest in a pro-rata portion of RSUs held at least one year from the grant date; provided that if an employee turns 65 on or prior to their retirement or death, then any unvested RSUs held for at least one year will vest in full prior to their retirement or death.
Converted Legacy Celgene Restricted Stock Units and Inducement Awards
—For death and disability only (not retirement)—Mr. Elkins, Dr. Vessey and, for legacy Celgene RSUs only, other employees, are eligible for full and immediate vesting of all unvested legacy Celgene RSUs and, where applicable, unvested Inducement Awards (including the accelerated payment of the remaining cash portion). Upon retirement, Mr. Elkins and Dr. Vessey are eligible (i) for full
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acceleration of all unvested legacy Celgene RSUs, but vesting follows the normal schedule, and (ii) to vest in a pro-rata portion of Inducement Awards held at least one year from the grant date; provided that if an employee turns 65 on or prior to their retirement or death, then any unvested Inducement Awards held for at least one year will vest in full prior to their retirement or death.
Market Share Units—Employees are eligible to vest in a pro-rata portion of MSUs held at least one year from the grant date, subject to performance provisions; provided that if an employee turns 65 on or prior to their retirement or death, then any unvested MSUs held for at least one year will vest in full upon their retirement or death, subject to performance provisions.
Performance Share Units—Employees are eligible to vest in a pro-rata portion of unvested PSUs held at least one year from the grant date subject to performance provisions.
Defined Benefit Pension Excess Benefit Plan—Employees may be eligible for benefits accrued under the BEP—Retirement Plan.
Savings Plans—Employees are eligible for benefits accumulated under our Savings and Investment Program and the BEP—Savings Plan (as well as a pro-rata annual contribution (if applicable) on eligible compensation paid in the year of separation from service or death).
Post-Retirement Medical and Life Insurance—Employees age 55 or older with 10 years of service or age 65 or over at the time of retirement are eligible for post-retirement medical and life insurance benefits provided that they were employed by a company participating in the Bristol-Myers Squibb Health & Welfare Benefit Plan at the time that their employment ended. Employees retiring with less than 10 years of service are not eligible to receive a company subsidy for their post-retirement medical coverage.
Involuntary Termination Not for Cause
The following benefits are generally available to all salaried employees including the Named Executive Officers:
Annual Incentive—Under the Annual Incentive Plan, employees who are severance eligible and execute and do not revoke a Separation Agreement are eligible for a pro-rata award based on the number of days worked in the performance period if the termination occurs on or after September 30th of the plan year. Further, an employee who is severance eligible and whose age plus years of service equals or exceeds 70, and who has at least 10 years of service, upon signing and not revoking a Separation Agreement the employee is eligible for a pro-rata award based on the number of days worked in the performance period for a termination occurring at any point in the plan year.
Converted Legacy Celgene Stock Options—Pursuant to the terms of the legacy Celgene equity plans, Mr. Elkins, Dr. Vessey and other employees are eligible to vest in all unvested options. Options will remain exercisable until the earlier of one year after termination and the original 10-year option term.
Restricted Stock Units—Upon signing a general release, employees are eligible to vest in a pro-rata portion of RSUs held at least one year from the grant date; provided that if an employee turns 65 on or prior to their involuntary termination not for cause, then any unvested RSUs held for at least one year will vest in full upon their involuntary termination not for cause.
Converted Legacy Celgene Restricted Stock Units and Restricted Stock Unit Inducement Awards—Pursuant to the terms of the legacy Celgene equity plans, Mr. Elkins, Dr. Vessey and, for legacy Celgene RSUs only, other employees are eligible to vest in all unvested legacy Celgene RSUs and, where applicable, unvested Inducement Awards (including the accelerated payment of the remaining cash portion).
Market Share Units—Upon signing a general release, employees are eligible to vest in a pro-rata portion of unvested MSUs held at least one year from the grant date, subject to performance provisions; provided that if an employee turns 65 on or prior to their involuntary termination not for cause, then any unvested MSUs held for at least one year will vest in full upon their involuntary termination not for cause, subject to performance provisions.
Performance Share Units—Upon signing a general release, employees are eligible to vest in a pro-rata portion of unvested PSUs held at least one year from the grant date, subject to performance provisions.
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Defined Benefit Pension Excess Benefit Plan—Employees may be eligible for benefits accrued under the BEP—Retirement Plan. If the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee signs a general release, the retirement benefits are payable following termination of employment based upon enhanced adjustment factors similar to those applied to employees eligible for early retirement.
Savings Plans—Employees are eligible for benefits accumulated under our Savings and Investment Program and the BEP—Savings Plan. Under the Savings and Investment Program and the BEP-Savings Plan, if the employee is involuntarily terminated not for cause on or after September 30th and the employee is receiving severance and signs a general release, or the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee is receiving severance and signs a general release, the employee is eligible for a pro-rata annual contribution (if applicable) based on eligible compensation paid in the year of separation from service.
Post-Retirement Medical Insurance—If the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee signs a general release, the employee is eligible for continued medical coverage beyond the severance and COBRA period, provided that they were employed by a company participating in the Bristol-Myers Squibb Health & Welfare Benefit Plan at the time that their employment ended, and as long as no other group medical coverage is available, without company subsidy until age 55. At age 55, they become eligible for company-subsidized, post-retirement medical benefits.
Under the Bristol-Myers Squibb Senior Executive Severance Plan, certain senior executives (including the Named Executive Officers) are eligible to receive severance payments and benefits if they are involuntarily terminated not for “cause,” where “cause” is defined as:
•	failure or refusal by the executive to substantially perform his or her duties (except where the failure results from incapacity due to disability); or
•
severe misconduct or engaging in an activity, which may include a failure to take action, deemed detrimental to the interests of the company including, but not limited to, acts involving dishonesty, violation of company policies, violation of safety rules, disorderly conduct, discriminatory harassment, unauthorized disclosure of confidential information, or the entry of a plea of nolo contendere to, or the conviction of, a crime.

A terminated executive who signs a general release will be eligible for the following:
•	Severance payments in the amount of 2 times base salary for our senior-most executives, including the Named Executive Officers, and 1.5 times base salary for other senior executives;
•	Continuation of medical, dental and life insurance benefits; and
•	Outplacement services.
For Dr. Vessey, “cause” is defined as:
•
on or within four years following the Closing, the executive’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity), material violation of a written company policy, material breach of an employment or similar agreement, or misappropriation of company property; provided, that in the event of a dispute concerning the application of this provision, the Board must determine that it has been established by clear and convincing evidence that Cause exists and must adopt a resolution to that effect with approval of at least 75% of the Board (after reasonable notice and an opportunity to be heard is provided to the executive); and

•
after the four-year period following the Closing, “cause” is as defined above except for that the definition (i) includes materially unsatisfactory performance of the executive’s duties to the company that has not been cured within ten days after a written demand for substantial performance is delivered by the Compensation and Management Development Committee and (ii) does not include the requirement for a Board determination and resolution in the event of a dispute.

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For Mr. Elkins, “cause” includes the requirement for a Board determination and resolution as described above for Dr. Vessey in the event of a dispute at any time and is otherwise defined as:
•
the executive’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity), material violation of a written company policy, material breach of an employment or similar agreement, or misappropriation of company property, in each case, that has not been cured within ten days after a written notice is delivered by the company.

Change-in-Control
As disclosed in the CD&A, the company has entered into change-in-control agreements with certain senior executives, including all of the Named Executive Officers. The current agreements will expire on December 31, 2021, and may be extended with revisions, as appropriate, beginning on January 1, 2022 in one-year increments unless either the company or the executive gives prior notice of termination of the agreement or a change-in-control shall have occurred prior to January 1 of such year.
To trigger benefits, there must be both a change-in-control of the company and either (i) a subsequent involuntary termination without cause by the company or (ii) a good reason termination by the employee. Good reason is further defined in the agreements and includes a reduction in job responsibilities, changes in pay and benefits as well as relocation beyond 50 miles. The executive has 120 days to assert a claim for payments under this provision. In general, this protection extends for 24 months following a change-in-control for the vast majority of our senior most executives who became eligible for change-in-control benefits after September 1, 2010, including Dr. Boerner, Mr. Elkins and Dr. Vessey and 36 months following a change-in-control for a few of our other senior most executives, including Dr. Caforio and Ms. Leung:
“Change-in-Control” means the earliest to occur of any one of the following dates:
(i)
The date any Person (as defined in Section 13(d)(3) of the Securities Exchange Act) shall have become the direct or indirect beneficial owner of thirty percent (30%) or more of the then outstanding common shares of the company;

(ii)
The date of consummation of a merger or consolidation of the company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent at least fifty one percent (51%) of the combined voting power of the voting securities of the company or the surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the company in which no Person acquires more than fifty percent (50%) of the combined voting power of the company’s then outstanding securities;

(iii)
The date the stockholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all the company’s assets; or

(iv)
The date there shall have been a change in the composition of the Board of Directors of the company within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the company’s stockholders or, if earlier, initial appointment to the Board, was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved.

Each of our Named Executive Officers is eligible to receive the following benefits if he or she is terminated in connection with a change-in-control:
•
A cash payment equal to 2 years of base salary plus target annual incentive award for Dr. Boerner, Mr. Elkins and Dr. Vessey and 2.99 years of base salary plus target annual incentive award for Dr. Caforio and Ms. Leung.

•	For Mr. Elkins and Dr. Vessey, accelerated payment of the remaining cash portion of the Inducement Awards.
•	Payout of annual incentive award on a pro-rata basis at target.
•	Vesting of unvested stock options, if any, including options held less than one year.
•	Vesting of unvested RSUs, if any, including units held less than one year.
•	Vesting of unvested MSUs, subject to performance provisions, including units held less than one year.
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•	Payout of a proportionate amount of outstanding PSUs at target for awards granted prior to 2019 and payout of all outstanding performance share units at target for awards granted in 2019 and beyond.
•
Three additional years of service and age for pension purposes if a participant is in BEP—Retirement Plan sponsored by BMS, and eligibility for the plan’s early retirement subsidy if the executive’s age and service fall below the normal eligibility threshold (i.e., 55 years old with at least 10 years of service). As of September 1, 2010, we no longer provide any pension subsidy or enhancement for newly eligible executives. In lieu of such subsidy or enhancement, we provide under the company’s savings plans a continuation of company matching contributions and automatic year-end contributions equal to the length of the severance period, which equals two years for Dr. Boerner, Mr. Elkins and Dr. Vessey.

•
Eligibility for retiree medical benefits based on two years additional age and service for Mr. Elkins, Dr. Vessey and Dr. Boerner, and three years additional age and service for Dr. Caforio and Ms. Leung.

•	Continuation of health benefits for two years for Dr. Boerner, Mr. Elkins and Dr. Vessey and three years for Dr. Caforio and Ms. Leung.
•	Vesting of unvested match in the company’s savings plans.
•
We no longer gross up compensation on excess parachute payments for any of our executives, including all of our legacy BMS Named Executive Officers. All gross-ups are pursuant to legacy Celgene arrangements.

•	Payment of any reasonable legal fees incurred to enforce the agreement.
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The following illustrates the potential payments and benefits under the company’s plans and programs to the Named Executive Officers upon a termination of employment assuming an effective date of December 31, 2020. To the extent payments and benefits are generally available to salaried employees on a nondiscriminatory basis, they are excluded from the table.
Termination of Employment Obligations (Excluding Vested Benefits)

2020 Fiscal Year
	Cash Severance	In-the- Money Value of Options	Restricted Stock Units (“RSUs”)	Market Share Units (“MSUs”)	Performance Share Units (“PSUs”)	Contingent Value Rights (“CVRs”)	Pension Plans	Savings Plans	Health	Retiree Medical		Gross-Up on Excise Taxes
Name	(1)	(2)(6)	(3)(6)	(4)(6)	(5)(6)	(6)(7)	(8)	(9)	(10)	(11)	Total	(16)
Voluntary Termination for Good Reason
Giovanni Caforio, M.D.(12)(13)	$3,400,000	$0	$0	$0	$0	$0	$0	$0	$34,747	$0	$3,434,747	n.a.
David V. Elkins(13)	$2,565,200	$1,308,519	$10,503,912	$0	$0	$88,884	$0	$0	$36,555	$0	$14,503,070	$0
Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil. (13)(15)	$2,560,000	$0	$1,636,103	$0	$0	$0	$0	$0	$36,770	$0	$4,232,873	$0
Sandra Leung(12)	$2,152,700	$0	$0	$0	$0	$0	$0	$0	$21,286	$0	$2,173,986	n.a.
Christopher Boerner, Ph.D.(13)	$1,924,370	$0	$0	$0	$0	$0	$0	$0	$36,180	$0	$1,960,550	n.a.
Involuntary Termination Not for Cause
Giovanni Caforio, M.D.(12)(13)	$3,400,000	$0	$0	$0	$0	$0	$0	$0	$34,747	$0	$3,434,747	n.a.
David V. Elkins(13)	$2,565,200	$1,308,519	$10,503,912	$0	$0	$88,884	$0	$0	$36,555	$0	$14,503,070	$0
Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil. (13)(15)	$2,560,000	$0	$1,636,103	$0	$0	$0	$0	$0	$36,770	$0	$4,232,873	$0
Sandra Leung(12)	$2,152,700	$0	$0	$0	$0	$0	$0	$0	$21,286	$0	$2,173,986	n.a.
Christopher Boerner, Ph.D.(13)	$1,924,370	$0	$13,461	$501,202	$1,813,819	$0	$0	$0	$36,180	$0	$4,289,032	n.a.
Qualifying Termination Within 2 or 3 Years Following a Change-in-control
Giovanni Caforio, M.D.(13)(14)	$12,707,500	$0	$0	$11,540,806	$12,352,220	$0	$0	$0	$106,039	$0	$36,706,565	n.a.
David V. Elkins(13)	$4,605,400	$1,308,519	$10,503,912	$2,056,605	$2,986,869	$88,884	$0	$455,140	$74,824	$89,555	$22,169,707	$5,600,231
Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil. (13)(15)	$4,620,000	$0	$1,636,103	$1,902,336	$2,762,878	$0	$0	$431,817	$75,253	$72,959	$11,501,346	$5,374,263
Sandra Leung(14)	$6,436,573	$0	$0	$2,881,728	$3,074,765	$0	$8,163,091	$0	$65,121	$0	$20,621,278	n.a.
Christopher Boerner, Ph.D.(13)	$3,848,740	$0	$490,843	$2,973,222	$4,731,648	$0	$0	$403,147	$74,077	$101,101	$12,622,779	n.a.
1)
For voluntary termination for good reason and involuntary termination not for cause, cash severance is equal to 2 times base salary. For change in control, cash severance is equal to 2 times base salary plus target annual incentive award for Mr. Elkins, Dr. Boerner, and Dr. Vessey, and 2.99 times for Dr. Caforio and Ms. Leung. For Mr. Elkins and Dr. Vessey, for voluntary termination for good reason, involuntary termination not for cause and for a change-in-control, in each case, cash severance also include $525,000 and $500,000, respectively, in respect of the acceleration of the remaining cash portion of their inducement awards.

2)	For Mr. Elkins and Dr. Vessey, represents all in-the-money unvested options.
3)
For Dr. Boerner, for involuntary termination not for cause, represents pro-rata portion of awards held at least one year. For change in control, represents all unvested units. For Mr. Elkins represents all unvested RSUs. For Dr. Vessey, represents the unvested RSU inducement award.

4)
For involuntary termination not for cause, represents pro-rata portion of awards held at least one year. For change in control, represents all unvested units. The payout factor applied is equal to the 10-day average closing price on December 31, 2020 divided by the 10-day average closing price on the grant date.

5)
For change in control, represents a pro-rata payout of the 2018-2020 at target and a full payout of the 2019-2021 and 2020-2022 PSU awards at target. For involuntary termination not for cause, represents a pro-rata payout of the 2018-2020 and 2019-2021 PSU awards at target. The 2020-2022 PSU award is forfeited because as of December 31, 2020 the award had not been held for at least one year since the grant date.

6)
For awards other than CVRs, values as of December 31, 2020 based on the closing Common Stock price of $62.03 on that day. For CVRs, values are based on the market trading value as of December 31, 2020 of $0.69.

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7)
Pursuant to the Merger, upon vesting of the converted legacy Celgene equity awards, including accelerated vesting in any of the three termination scenarios, one CVR is received per share underlying each such award, if applicable However, since the FDA approval of liso-cel did not occur by December 31, 2020, one of the three required milestones for payment of the CVRs was not met. As a result, on January 1, 2021, the CVR Agreement, pursuant to which the CVRs were issued, terminated automatically in accordance with its terms and the CVRs are no longer eligible for payment under the CVR Agreement. The CVRs no longer trade on the NYSE.

8)	Reflects BEP—Retirement Plan. Change-in-control values include early retirement subsidy and additional years of credited service and age.
9)
Change in control values reflect Company matching contributions and automatic year-end contributions under the Company's Savings Plans and equal two additional years of service. For Mr. Elkins, additionally reflects vesting of the unvested portion of his company matching contributions.

10)
For voluntary termination for good reason and involuntary termination not for cause, reflects health care benefit continuation through the severance period of 56 weeks. For change in control, represents continuation of health care benefits for two (2) years for Mr. Elkins, Dr. Vessey and Dr. Boerner, and three (3) years for Dr. Caforio and Ms. Leung.

11)	Reflects cost to the Company for providing retiree medical benefits. For change in control, includes additional years of credited service and age.
12)
These Named Executive Officers are retirement-eligible under our stock plans and therefore are entitled to the following benefits, which are generally available to all retirement eligible participants in our stock plans:

•	a pro-rata portion of RSUs held for one year from the grant date;
•	a pro-rata portion of MSUs held for one year from the grant date, subject to performance provisions; and
•	a pro-rata portion of PSUs held one year from the grant date, subject to performance provisions.
13)	Dr. Caforio, Mr. Elkins, Dr. Boerner, Dr. Vessey are not participants in any of our pension plans.
14)	These Named Executive Officers are retirement-eligible under our stock plans and therefore the number of units used to calculate the change-in-control value reflects:
•	Restricted Stock Units - the difference between a pro-rata portion of RSUs held for one year from the grant date and all unvested RSUs including units held less than one year.
•
Market Share Units - the difference between a pro-rata portion of MSUs held for one year from the grant date and all unvested MSUs including units held less than one year from the grant date, subject to performance provisions.

•	Performance Share Units - (i) difference between a pro-rata portion and all unvested units under the 2019-2021 PSUs and (ii) payout of the 2020-2022 PSU award at target.
15)
Dr. Vessey is retirement-eligible under the legacy Celgene stock plans and, therefore, his converted Celgene stock options, RSUs and CVRs underlying these awards are not forfeitable. The vesting continues to occur over the normal vesting schedule.

16)
It is the Company’s practice to not gross up compensation on excess parachute payments for our executives. All gross-ups are pursuant to legacy Celgene arrangements approved prior to the Celgene transaction and assumed by the Company. Any liability for gross-up payments are limited solely to payments, if any, related to the Celgene transaction. Excise tax is calculated on the excess parachute payment and is grossed up to account for the effect of federal and state income taxes, and the excise tax. This includes Federal income tax of 39.4%, excise tax of 20% and relevant state taxes, but does not reflect employment taxes. These estimates do not take into account any mitigation (a) for payments which could be shown (under the facts and circumstances) not to be contingent on a change in control, (b) for any payments made in consideration of non-compete agreements or (c) for any payments made as reasonable compensation for services rendered following the change in control.

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Pay Ratio

To determine the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees excluding the CEO, we identified the median employee as of October 1, 2020 using target total cash compensation (i.e., salary plus 2020 target incentive award). We believe this measure most reasonably reflects the typical annual compensation of our employee population, which also includes legacy Celgene employees, and was consistently applied for all employees. We estimate that the median employee’s 2020 total compensation, as determined in the same manner as “Total Compensation” in The Summary Compensation Table, was $147,003. Dr. Caforio’s 2020 total compensation was $20,150,902, which was 137:1 times that of the median of the annual total compensation of all employees.
Item 2—Advisory Vote to Approve the Compensation of Our Named Executive Officers

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing shareholders the opportunity to advise the Compensation and Management Development Committee and the Board of Directors regarding the compensation of our Named Executive Officers, as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, beginning on page 34. We strongly encourage you to read these sections for a detailed description of our executive compensation philosophy and programs, the compensation decisions the Committee has made under those programs, the factors considered in making those decisions, the changes approved to such programs and the feedback we received from our shareholder engagement. Accordingly, we are requesting your nonbinding vote on the following resolution:
“RESOLVED, that the shareholders of Bristol-Myers Squibb Company approve, on an advisory basis, the compensation of the company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the company’s 2021 Proxy Statement.”
Our executive compensation programs are designed to enable us to attract and retain talented executives capable of leading our business in the highly complex and competitive business environment in which we operate. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. A significant portion of each executive’s pay depends on his or her individual performance against financial and operational objectives as well as a demonstration of key values necessary to our evolution as a leading biopharmaceutical company. In addition, a substantial portion of an executive’s compensation is in the form of equity awards that tie the executive’s compensation directly to creating shareholder value and achieving financial and operational results. We value input from our shareholders as expressed through their votes and other communications. As an advisory vote, this proposal is not binding on the company. However, consistent with our record of shareholder responsiveness, the Compensation and Management Development Committee will consider the outcome of the vote when making future executive compensation decisions.
The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.
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Equity Compensation Plan Information

The following table summarizes information concerning the company’s equity compensation plans and outstanding options, warrants and rights as of December 31, 2020:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	106.0(1)	$50.25(2)	117.4(3)
Equity compensation plans not approved by security holders	0.0		0.0
	106.0	$50.25	117.4
1)
At December 31, 2020, there were a total of approximately 27.7 million shares subject to restricted stock units, approximately 1.7 million shares subject to market share units and approximately 3.1 million shares subject to performance share units. In the case of market share units and performance share units, which require performance conditions to be met for vesting, the number of awards reflected in the table assume achievement of target performance; under these awards, approximately 4.8 million additional shares would be issued if specified above-target performance levels were fully achieved in the applicable performance period.

2)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon settlement of outstanding restricted stock units, market share units or performance share units which have no exercise price. If the awards that have no exercise price were included in the calculation of weighted average exercise price of outstanding options, warrants and rights, the weighted average exercise price for all such outstanding awards would be $34.67.

3)
As part of the Celgene acquisition, BMS assumed the 2017 Stock Incentive Plan and the 2014 Equity Incentive Plan from Celgene. At December 31, 2020, approximately 23 million shares were available for new awards under these plans. All available shares may be used for stock options and for equity awards that do not require payment of an exercise price, including restricted stock units, market share units, performance share units and similar full-value awards.

Item 3—Approval of the Company’s 2021 Stock Award and Incentive Plan

At the Annual Meeting, shareholders will be asked to approve our 2021 Stock Award and Incentive Plan (the “2021 Plan”). Our Board of Directors approved the 2021 Plan on March 1, 2021, subject to the approval of our shareholders.
The 2021 Plan is an “omnibus” plan, authorizing a variety of equity award types as well as cash incentive awards. The 2021 Plan is similar in scope to our existing 2012 Stock Award and Incentive Plan (the “2012 Plan”). We intend that the 2021 Plan will replace the 2012 Plan, under which the authorization to grant awards is set to expire in 2022. The 2021 Plan also will replace our 2014 Equity Incentive Plan (the “2014 Plan”) and 2017 Stock Incentive Plan (the “2017 Plan”), which originated as plans of Celgene Corporation that we assumed when we acquired Celgene in 2019. The 2012 Plan, the 2014 Plan and 2017 Plan, referred to here as our “current equity plans,” are the only plans under which at present we are authorized to grant equity awards.
At March 15, 2021, there remained 111 million shares available for new equity awards under our current equity plans. If approved by shareholders, the 2021 Plan would reserve 85 million shares for equity awards, and the authorization for grants of new equity awards under our current equity plans would cease. Therefore, in effect, approval of the 2021 Plan by shareholders would reduce the number of shares available for future equity awards as of May 4, 2021. If we grant equity awards under our current equity plans between March 15, 2021 and the time at which the 2021 Plan is approved by shareholders, the number of shares reserved under the 2021 Plan will be reduced by the number of shares subject to those equity awards.
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Our Board and Compensation and Management Development Committee (as used in this Item, the “Committee”) seek shareholder approval of the 2021 Plan so that awards under the Plan can help us:
•	Attract, retain and motivate officers, employees, directors, and other service providers to Bristol Myers Squibb and its subsidiaries and affiliates.
•	Provide competitive compensation opportunities.
•	Reward achievement of our business goals.
•	Promote creation of long-term value for shareholders by closely aligning the interests of Plan participants with the interests of shareholders.
The Board and the Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important performance objectives and promote the long-term success of Bristol Myers Squibb. Therefore, the 2021 Plan is expected to be an integral part of our overall compensation program.
Shares Reserved for Our Equity Compensation Plans

Information on the total number of shares available under our current equity plans and unissued shares deliverable under outstanding stock options, restricted stock units (“RSUs”), market share units (“MSUs”) and performance share units (“PSUs”) as of December 31, 2020 is presented above in “Item 2—Advisory Vote to Approve the Compensation of Our Named Executive Officers - Equity Compensation Plan Information.”
The table below shows the aggregate number of shares subject to currently outstanding equity awards under our current equity plans as of March 15, 2021 together with the shares that would have been available for future awards if, at that date, the 2021 Plan had been in effect. If this proposal is approved, no further awards will be granted under our current equity plans, but awards will remain outstanding under those plans, and in some cases, if shares are not delivered to a participant under awards outstanding under our current equity plans, those shares will be become available shares under the 2021 Plan:
in millions
A. Shares available under current equity plans(1)	111.0
B. Shares subject to outstanding awards	103.9
I. Stock options	64.9
a. Weighted average exercise price	$51.1
b. Weighted average remaining term	3.8 years
II. Full-value awards (e.g., RSUs, MSUs, PSUs)(2)	39.0
C. Shares available for future awards if 2021 Plan is approved by shareholders(3)	85
Total equity shares if 2021 Plan approved (B+C)	188.9
Common shares outstanding	2233.9
Percentage of outstanding shares(4)	8.5%
1)
No further grants will be made under current equity plans upon shareholder approval of the 2021 Plan. If we grant equity awards under our current equity plans between March 15, 2021 and the time at which the 2021 Plan is approved by shareholders, the number of shares reserved under the 2021 Plan will be reduced by the number of shares subject to those equity awards.

2)
Includes 27.0 million shares underlying unvested RSUs, 4.1 million shares underlying unvested MSUs 7.5 million shares underlying unvested PSUs, and 0.4 million shares underlying vested (non-forfeitable) share units. PSUs and MSUs have performance-based vesting conditions; share numbers in the table are based on achievement of maximum levels of performance.

3)
Shares would be available for future award grants only under the 2021 Plan. All such shares would be available for any type of equity award, including full-value awards (full-value awards are those other than options and stock appreciation rights).

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4)
Outstanding shares (the denominator in this calculation) includes all common stock outstanding at March 15, 2021 and does not include issuance of unissued shares reserved for outstanding or future awards under our current equity plans and the 2021 Plan.

In our last three fiscal years (2018-2020), we granted new equity awards covering an annual average of less than 0.56% of our average outstanding shares for the fiscal year, counting shares issuable under PSUs and MSUs based on achievement of maximum levels of performance. Based on our most recent review of available peer data (through 2019), we believe that our rate of share usage for equity awards—generally referred to as a “burn rate”—is below the median when compared to our peer companies. Equity awards in those fiscal years were awards other than options and SARs, which generally are treated as full-value awards.
We currently anticipate that the share reservation in the 2021 Plan will provide adequate shares for our equity compensation program for approximately 6 years.
On March 15, 2021, the closing price as reported in consolidated trading of our common shares on the NYSE was $61.39 per share.
Reasons for Shareholder Approval

The Board seeks shareholder approval of the 2021 Plan in order to satisfy certain legal requirements, primarily requirements of the New York Stock Exchange (“NYSE”), the principal stock market on which our common stock is listed. Shareholder approval will also enable us to grant stock options in the form of incentive stock options (“ISOs”) that can provide more favorable tax treatment to employees in some circumstances, although we have no present intention to do so.
Overview of 2021 Plan Awards

The 2021 Plan authorizes a broad range of awards, including:
•	stock options;
•	stock appreciation rights (“SARs”);
•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;
•	RSUs, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture;
•	other awards based on common stock;
•	dividend equivalents;
•	performance shares or other stock-based performance awards;
•	cash-based performance awards tied to achievement of performance objectives; and
•	shares issuable in lieu of rights to cash compensation.
Restriction on Repricing Options/SARs, Making Loans or Reload Features

Consistent with our long-standing policy, the 2021 Plan includes a restriction providing that, without shareholder approval, we will not amend or replace options or SARs previously granted under any plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to
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lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option or SAR at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, equity award, shares, cash or other property, unless the cancellation and exchange occurs in connection with a stock split, extraordinary dividend, merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of such an extraordinary corporate transaction will not constitute a “repricing.”
In addition, the 2021 Plan prohibits us from making loans to participants for the payment of the exercise price of options or tax withholding obligations. The 2021 Plan also prohibits so-called “reload” features that, upon exercise of options or SARs, would automatically grant additional options or SARs to replace a portion of the exercised award.
Other Material Terms of the 2021 Plan

The following is a brief description of other material features of the 2021 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is attached to this Proxy Statement as Exhibit B.
Share Counting Under the 2021 Plan. Under the 2021 Plan, 85 million shares will be reserved for delivery to participants. Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2021 Plan. The shares reserved may be used for any type of award under the 2021 Plan. Please see also “Shares Reserved for Our Equity Compensation Plans” above.
The 2021 Plan applies the following rules for counting shares and recapturing shares not delivered in connection with 2021 Plan awards: Shares actually delivered to participants in connection with an award will be counted against the number of shares reserved under the 2021 Plan. Shares will remain available for new awards if an award under the 2021 Plan is forfeited for any reason, expires unexercised, is canceled and replaced or is settled in cash. These same recapture rules will apply to outstanding awards under our current equity plans (the 2012 Plan, 2014 Plan and 2017 Plan), so if any of those events occur, the shares subject to the affected outstanding award (including above-target shares that may be authorized under PSUs and MSUs) will be added to the shares reserved and available under the 2021 Plan. Upon exercise of an option or SAR for shares, the number of shares deemed to be delivered under the 2021 Plan or the current equity plans will be the full number of shares underlying the exercised award, regardless of any net delivery or any withholding or surrender of shares to pay the exercise price or withholding taxes. Likewise, shares withheld from an award other than an option or SAR or surrendered in payment of withholding taxes will be deemed to have been delivered under the 2021 Plan. Under the 2021 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2021 Plan. Shares delivered under the 2021 Plan may be either newly issued or treasury shares.
Per-Person Award Limitations. The 2021 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2021 Plan relating to more than his or her “Annual Limit.” The Annual Limit equals 1.5 million shares plus the amount of the participant's unused Annual Limit relating to share-based awards in the previous two years, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2021 Plan limits performance awards that may be earned by a participant in a calendar year to the participant's defined Annual Limit, which for this purpose equals $10 million plus the amount of the participant's unused cash Annual Limit in the previous two years. These limits apply only to awards under the 2021 Plan, and do not limit our ability to enter into compensation arrangements outside of the 2021 Plan. In determining Annual Limits, (i) “earning” means satisfying performance conditions so that an amount becomes payable, (ii) an Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, whether or not in fact earned or paid, (iii) carryover from previous years applies regardless of whether a participant was eligible or participating in the plan in those years; and (iv) dividend equivalents do not count against the Annual Limit unless granted separately rather than as a feature of an award.
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The 2021 Plan provides that the aggregate value of equity-based and cash compensation granted in any calendar year to a non-employee director under the 2021 Plan or otherwise paid cannot exceed $600,000, except in the case of a non-employee director serving as Board Chair or Lead Director the aggregate value of such annual equity-based and cash compensation cannot exceed $900,000.
Minimum Vesting Requirement. Under the 2021 Plan, equity awards generally will have a minimum vesting period of one year from grant. Certain awards will not be subject to this requirement: (i) Awards assumed or substituted for the outstanding awards of a company or business we acquire or with which we merge; (ii) shares delivered in lieu of non-forfeitable cash awards at the election of the Participant; and (iii) awards designated by the Committee relating to not more than five percent of the total shares reserved under the 2021 Plan. The Committee retains discretion to provide for accelerated exercisability or vesting of awards in case of death, disability or a change in control.
Subject to the minimum vesting requirement, the Committee will, in its discretion, determine the vesting schedule of awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.
Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination or other similar corporate transaction, equity restructuring as defined under applicable accounting rules or other similar event affecting the common stock. We are also obligated to adjust outstanding awards upon the occurrence of certain of these events to preserve, without enlarging, the rights of participants with respect to their awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.
Eligibility. Executive officers and other employees of Bristol-Myers Squibb and its subsidiaries, and non-employee directors and others who provide substantial services to us, are eligible to be granted awards under the 2021 Plan. In addition, any person who has been offered employment by us may be granted awards, but such prospective grantee may not receive any payment under the award until he or she has commenced employment or the providing of services. Currently, we have approximately 30,250 employees and other service providers who would be potentially eligible for awards under the 2021 Plan, together with 10 non-employee directors. Under our current program, approximately 25,727 employees are eligible on an annual basis to receive awards, and in 2020, we granted equity awards under our current equity plans to approximately 16,152 persons.
Administration. The Committee administers the 2021 Plan, except that the Board may itself act to administer the 2021 Plan. References to the “Committee” here mean the Committee or the full Board exercising authority with respect to a given award. The 2021 Plan provides that the composition and governance of the Committee will be established in the Committee's charter adopted by the Board. Subject to the terms of the 2021 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a cash-denominated performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition of the award, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2021 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2021 Plan. Nothing in the 2021 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2021 Plan.
The 2021 Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the Committee. The 2021 Plan provides that members of the Committee and the Board will not be personally liable, and will be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the 2021 Plan.
Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value (i.e. closing price) of the shares on
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the date of grant. The maximum term of each option or SAR will be ten years. Subject to minimum vesting requirements discussed above, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SARs (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price. These exercise methods may include withholding of option shares to pay the exercise price as well as broker-assisted cashless exercises. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Section 409A of the Internal Revenue Code (“Section 409A”), or with terms that cause those awards to be deferral arrangements subject to Section 409A.
Restricted Stock, RSUs and Deferred Share Units. The Committee is authorized to grant restricted stock and RSUs. Subject to minimum vesting requirements discussed above, the Committee will establish the length of the restricted period for awards of restricted stock and vesting period for RSUs. Up to five percent of the shares reserved under the 2021 Plan could be granted as share units that do not require the minimum vesting period.
Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of Bristol-Myers Squibb, including the right to vote the shares and to receive dividends, which will be forfeitable at least to the same extent as the related restricted stock. Any of these rights may be limited by the Committee as a provision of the award agreement.
RSUs provide to a participant the right to receive shares at the end of a specified period. RSUs offer an advantage, as compared to restricted stock, in that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Equity awards granted to our non-employee directors in recent years have been in the form of deferred share units, which are deferred as to settlement but generally non-forfeitable.
Prior to settlement, RSUs and deferred share units carry no voting or dividend rights or other rights associated with stock ownership, but the Committee can authorize payment of dividend equivalents in connection with these awards. Dividend equivalents will be forfeitable at least to the same extent as the related award.
Other Stock-Based Awards, Bonus Stock Awards, and Awards in Lieu of Other Obligations. The 2021 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions in limited numbers, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.
Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition to awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee; accordingly, annual incentive awards or longer-term incentive awards may be granted as 2021 Plan awards. The Committee can determine the business criteria to apply to these awards, in its discretion, and can specify subjective performance measures as well.
Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with terms and conditions the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2021 Plan, but is under no obligation to do so. The Committee may provide that we will withhold, on a mandatory or elective basis, a portion of the shares or other property to be distributed, or other cash compensation, in order to satisfy tax obligations, including mandatory withholding taxes and a participant’s tax obligations in excess of the mandatory withholdings. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or
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by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers on a case-by-case basis to beneficiaries during the participant’s lifetime, for estate planning or other purposes that are consistent with the incentive purpose of the Plan. However, the 2021 Plan forbids transfers of equity awards to third parties for value.
Awards under the 2021 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise of an option), except to the extent required by law. Subject to the requirement that repricing transactions be approved by shareholders, the Committee may grant awards in substitution for, exchange for or as a buyout of other awards under the 2021 Plan, awards under other of our plans or other rights to payment from us or our subsidiaries, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR or purchase price of any other award, subject to the shareholder approval requirement for repricing transactions.
Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of common shares while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional common shares having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. For example, rights to dividend equivalents might be granted in connection with RSUs, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding. The 2021 Plan includes a restriction requiring dividend equivalents on equity awards to be forfeitable if vesting requirements (both service- and performance-based) applicable to the related award are not met.
Forfeitures and Related Award Terms. The 2021 Plan authorizes the Committee to provide for a forfeiture of awards and award gains realized by exercise or settlement of an award in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of our business. The 2021 Plan also provides that awards may be subject to a “clawback” in accordance with our clawback policy as from time to time in effect, as well as any clawback or recoupment provisions required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or the corporate governance rules of the NYSE.
Change in Control. The 2021 Plan provides that, in the event of a “change-in-control” (as defined in the 2021 Plan) of Bristol-Myers Squibb followed within two years (or such other period specified by the Committee) by a termination of the participant's employment by us not for cause or by the participant for “good reason” (as defined in the 2021 Plan) then, upon such termination, outstanding awards will immediately vest and be fully exercisable, any restrictions and forfeiture conditions of such awards will lapse and goals relating to awards that remain subject to performance conditions will be deemed met at the specified target level. For details regarding the terms of our change-in-control agreements with senior executives, which will apply to awards under the 2021 Plan, please see “Post-Termination Benefits – Change-in-Control” beginning at page 78. The Committee can provide for different treatment of an award upon a change-in-control, by so specifying at the date of grant. The Committee may also accelerate the vesting of awards or terminate outstanding awards in the event of a merger or other acquisition of Bristol Myers Squibb, which would entitle the participant to the per-share consideration to be received by shareholders. The distribution of cash or shares in settlement of awards upon termination following a change-in-control may be limited by applicable restrictions under Section 409A.
Amendment and Termination of the 2021 Plan. The Board may amend, suspend, discontinue or terminate the 2021 Plan or the Committee’s authority to grant awards thereunder without shareholder approval, except as required by law or regulation or under the Listed Company Manual of the NYSE. Such NYSE rules require shareholder approval of any material revision relating to equity awards under a plan such as the 2021 Plan. Under these rules, however, shareholder approval will not necessarily be required for all amendments that might increase the cost of the 2021 Plan or broaden eligibility. Unless earlier terminated, the authority of the Committee to make grants under the 2021 Plan will terminate ten years after the latest shareholder approval of the 2021 Plan, and the 2021 Plan will terminate thereafter when we have no further obligation with respect to any outstanding award.
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Federal Income Tax Implications of the 2021 Plan

We believe that under current law the following U.S. Federal income tax consequences generally would arise with respect to awards under the 2021 Plan.
Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: The grant of an option or a SAR will create no federal income tax consequences for the participant or for us. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.
Income taxation following exercise of an ISO depends on whether the shares are disposed of after the ISO holding periods have been met. Those holding periods are two years from the grant of the ISO and one year from the exercise of the ISO. Upon a disposition of ISO shares before the end of either ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized in the disposition of the ISO shares minus the exercise price. Upon a disposition of ISO shares that the participant has held for the ISO holding periods, the participant will recognize no ordinary income.
For all options, a participant's sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount the participant recognized as ordinary income in connection with the option's exercise or, in the case of an ISO, upon sale of the option shares. A participant's sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in the shares, which normally is the amount the participant recognized as ordinary income in connection with the SAR's exercise.
We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR or upon disposition of ISO shares before the end of the applicable holding period, but no tax deduction relating to a participant's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares. As discussed below, our ability to claim tax deductions for options and SARs granted to certain senior executives is limited by Code Section 162(m).
Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Thus, for example, if we grant an award of restricted stock units that becomes vested but is deferred as to settlement, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time, subject to the Code Section 162(m) limitations discussed below.
On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the then fair market value of the shares or property at the earliest time either the transferability restriction or substantial risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to the Code Section 162(m) limitations discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.
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Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Code Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.
Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1.0 million in a given year paid to each of the chief executive officer, the chief financial officer and certain other highly compensated executive officers. In past years, awards that qualified as “performance-based” compensation did not count against the $1.0 million deductibility cap, and therefore could remain fully deductible by us. This exclusion ceased to be available for awards granted after November 2, 2017. Accordingly, compensation resulting from a 2021 Plan award to a person who is or previously has been a senior executive deemed a “covered employee” under Section 162(m), to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, will not be deductible by us.
Compensation to certain employees resulting from the grant or vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible by us under Internal Revenue Code Sections 4999 and 280G.
The foregoing provides only a general description of the application of federal income tax laws to awards under the 2021 Plan. This discussion is intended for the information of shareholders considering how to vote at the 2021 Annual Meeting and not as tax guidance to participants in the 2021 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients, the method of payment or settlement of the award and other circumstances. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2021 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes, including possible “golden parachute” excise taxes, or taxes imposed under state, local or foreign tax laws.
New Plan Benefits Under the 2021 Plan

Awards under the 2021 Plan are granted in the discretion of the Committee or the Board, and therefore the type, number, recipients and other terms of such awards generally cannot be determined at this time. For information regarding our recent practices with respect to annual incentive awards and stock-based compensation, please see “Summary Compensation Table” (page 65), “Grants of Plan-Based Awards” (page 67), “Outstanding Equity Awards at Fiscal Year-End” (page 69), “Compensation of Directors” (page 29) and “Item 2—Advisory Vote to Approve the Compensation of Our Named Executive Officers - Equity Compensation Plan Information Table” (page 83). Further information is presented in our financial statements for the fiscal year ended December 31, 2020 (see, particularly, Note 18) included in the Annual Report on Form 10-K which is available together with this Proxy Statement.
If shareholders decline to approve this Proposal to adopt the 2021 Plan, our current equity plans will remain in effect according to their terms, which would continue to authorize grants of awards using shares that remain available under those plans.
Accordingly, the Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s 2021 Stock Award and Incentive Plan.
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Item 4—Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the Audit Committee’s appointment of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the year 2021. The Audit Committee and the Board believe that the continued retention of D&T to serve as our independent registered public accounting firm is in the best interests of the company and its shareholders. As a matter of good corporate governance, we are asking shareholders to ratify such appointment. In the event our shareholders fail to ratify the appointment, the Board of Directors and the Audit Committee will reconsider such appointment. It is understood that even if the appointment is ratified, the Audit Committee at its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of our company and our shareholders.
The Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit fees of our independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson participate in the process for the selection of D&T’s new lead engagement partner.
Representatives from D&T will be present at the Annual Meeting to respond to appropriate questions and to make any statements as they may desire.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Bristol-Myers Squibb Company’s independent registered public accounting firm for 2021.
Audit and Non-Audit Fees

The following table presents aggregate fees for professional audit services rendered by D&T for the years ended December 31, 2020 and 2019 for the audits of our annual financial statements and internal control over financial reporting, and fees billed for other services rendered by D&T during those periods.
	2020	2019
	(in millions)
Audit Fees	$17.45	$16.70
Audit Related Fees	0.87	2.20
Tax Fees	10.40	10.00
All Other Fees	0.19	0.10
Total	$28.90	$29.00
Audit fees for 2020 and 2019 were for professional services rendered for the audits of our consolidated financial statements, including accounting consultations and adoption of new accounting standards, and of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, statutory and subsidiary audits, timely reviews of quarterly financial statements, consents, and assistance with review of documents filed with the SEC.
Audit Related fees for 2020 and 2019 were primarily for agreed-upon procedures, special purpose financial statement audits, due diligence related to acquisitions, and other audit-related services that are not required by statute or regulation.
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Tax  fees were for services related to tax compliance, including the preparation of tax returns, claims for refund, assistance with tax audits and appeals and preparation of transfer pricing documentation studies and such amounts were $8.3 million and $6.0 million in 2020 and 2019, respectively. Additionally, fees were incurred for tax planning (excluding planning related to transactions or proposals for which the sole purpose may be tax avoidance or for which tax treatment may not be supported by the Internal Revenue Code) and tax advice, including assistance with advice related to acquisitions, internal restructurings, legislative updates, and requests for rulings or technical advice from tax authorities. Such amounts were $2.1 million and $4.0 million in 2020 and 2019, respectively.
All Other  fees for 2020 and 2019 were related to subscriptions to research databases, as well a benchmarking, forums and compliance procedures.
Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Our independent registered public accounting firm is prohibited from providing tax consulting services relating to transactions or proposals in which the sole purpose may be tax avoidance or for which the tax treatment may not be supported by the Internal Revenue Code. Prior to the engagement of our independent registered public accounting firm for the next year’s audit, a schedule of the aggregate of services expected to be rendered during that year for each of the four categories of services described above is submitted to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted by category of service and the Audit Committee receives periodic reports from our independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting. During 2020, the Audit Committee did not delegate pre-approval authority to any of its members.
Audit Committee Report

As the Audit Committee of the Board of Directors, we are composed of independent directors as required by and in compliance with the listing standards of the New York Stock Exchange. We operate pursuant to a written charter adopted by the Board of Directors that is published on the company’s website.
Management has primary responsibility for the company’s financial reporting process, principles and internal controls as well as preparation of its consolidated financial statements. The independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) to obtain reasonable assurance that Bristol Myers Squibb’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. We are responsible for overseeing and monitoring D&T’s auditing process on behalf of the Board of Directors.
As part of the oversight of the company’s financial statements, we review and discuss with both management and D&T all annual and quarterly financial statements prior to their issuance. Management advised us that each set of financial statements reviewed was prepared in accordance with accounting principles generally accepted in the United States. We have reviewed with management significant accounting and disclosure issues and reviewed with D&T matters required to be discussed pursuant to auditing standards adopted by the PCAOB.
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In addition, we have received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and have discussed with D&T their independence from Bristol Myers Squibb and its management. We have determined that D&T’s provision of non--audit services in 2020 was compatible with, and did not impair, its independence. We have also received written materials addressing D&T’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards.
We have discussed with our internal auditors and D&T the overall scope and plans for their respective audits. We have met with the internal auditors and D&T, with and without management present, to discuss their evaluations of the company’s internal control over financial reporting, and the overall quality of the company’s financial reporting.
Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements for the year ended December 31, 2020 be included in Bristol-Myers Squibb Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.
In addition, we have confirmed there have been no new circumstances or developments since our respective appointments to the Committee that would impair any of our member’s ability to act independently.
The Audit Committee
Robert Bertolini, Chair
Peter J. Arduini
Michael Bonney
Derica W. Rice
Theodore R. Samuels
Gerald L. Storch
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Item 5—Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Lower the Ownership Threshold for Special Shareholder Meetings to 15%

We are asking shareholders to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended and corrected (the “Certificate of Incorporation”) to lower the share ownership threshold for shareholders to request that the company call a special meeting to 15% from 25% (the “Proposed Charter Amendment”).
The Proposed Charter Amendment would amend the second sentence of Article NINTH to change 25% to 15% as follows:
“Except as otherwise required by law and subject to the rights under Article FOURTH hereof of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by (i) the Chairman of the board of directors, (ii) a majority of the entire board of directors, or (iii) the Secretary of the corporation upon a written request of record holders of at least  ~~25%~~   15% in voting power of the outstanding shares of stock of the corporation made in accordance with, and subject to, all applicable provisions of the Bylaws.”
Our Board is committed to high standards of corporate governance, including taking steps to achieve greater transparency and accountability to our shareholders. As part of its regular and ongoing review of the company’s corporate governance practices and in light of feedback from shareholders, the Board carefully considered the appropriate threshold for shareholders to be able to request a special meeting. In considering the appropriate threshold, the Board evaluated our strong corporate governance policies and practices, including the many ways shareholders are able to contact the Board and senior management on important matters outside of the annual meeting cycle. The Board believes that a 15% threshold strikes an appropriate balance between enhancing shareholder access and minimizing the potential harms associated with allowing a small number of shareholders to call special meetings.
The Proposed Charter Amendment is binding. If this proposal is approved by the holders of a majority of the outstanding shares of the company, a Certificate of Amendment to our Certificate of Incorporation to implement the Proposed Charter Amendment will be filed with the Secretary of State of the State of Delaware.
The company’s Bylaws currently contain the same 25% ownership threshold for requesting a special meeting that is set forth in the Certificate of Incorporation. The Board has approved a corresponding amendment to Section 6 of the company’s Bylaws, contingent upon shareholder approval and implementation of the Proposed Charter Amendment, to lower the share ownership threshold for shareholders to request that the company call a special meeting to 15% from 25%. The Board has not approved any other changes to the special meeting provisions in the Bylaws at this time.
The Board of Directors unanimously recommends a vote “FOR” the Proposed Charter Amendment.
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Shareholder
Proposals
The Company expects the following shareholder proposals (Items 6-8) to be presented at the 2021 Annual Meeting. The Board of Directors has recommended a vote against these proposals for the policy reasons set forth following each proposal. The stock holdings of each proponent will be provided upon request to the Corporate Secretary of Bristol-Myers Squibb.
Item 6—Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director

The proponents of this resolution are lead filer The Sisters of St. Francis of Philadelphia and other co-filers3. The Sisters of St. Francis of Philadelphia is located at 609 S. Convent Road, Aston, PA 19014.
Proposal 6—Separate Chair & CEO
RESOLVED: Shareholders request the Board of Directors adopt as policy, and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the Board. This independence policy shall apply prospectively so as not to violate any contractual obligations. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.
This policy would be phased in for the next CEO transition.
Supporting statement
We believe:
•	The role of the CEO and management is to run the company.
•	The role of the Board of Directors is to provide independent oversight of management and the CEO.
•	There is a potential conflict of interest for a CEO to have a past CEO an inside director act as Chair.
In our view, shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. Taking this step is in the long-term interests of shareholders and will promote effective oversight of management.
As of March 2020, approximately 33% of S&P 500 firms had an independent chair. ISS reported in September 2020 that 85 percent of investors responding to its policy survey indicated that an independent chair is their preferred model.
The company has faced numerous reputational risks in the last few years. In May 2019, more than two dozen lawsuits against drugmakers over the aggressive marketing practices that have attributed to abuse of opioid drugs in Canada. Bristol-Myers Squibb, which makes Percocet, was included in the suit. The law claims the companies were deceptive in their marketing practices and reaped “obscene” profits at the expense of the health and well-being of patients.
In January 2020, Bristol-Myers Squibb reached an “agreement in principle” to settle a 2013 whistleblower lawsuit accusing the company of manipulating the average manufacture price of its drugs in order to underpay Medicaid rebates.
3 The Sisters of St. Francis of Philadelphia is co-filing this proposal with Mercy Investment Services, Inc., Dana Investment Advisors, Daughters of Charity, Bon Secours Mercy Health, Common Spirit, Monasterio De San Benito, Friends Fiduciary Corporation, Missionary Oblates of Mary Immaculate, Congregation of Divine Providence and the Sisters of the Holy Names of Jesus and Mary.
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Additionally, Bristol-Myers Squibb sponsored clinical trials to study the efficacy of INX-189, a potential breakthrough Hepatitis C drug. The trial was halted and the development of the drug stopped after reports of severe side effects, including reports of one death and the hospitalization of several participants due to heart and kidney transplants.
The current Lead Independent Director, Vicki L. Sato, is not a sufficient substitute for an independent Chair. Ms. Sato appears overstretched sitting on three outside public company board and acting as Chair for two of these companies (VIR Biotechnology and Denali Therapeutics). We also question her independence having served for 14 years on Bristol-Meyers Squibb’s board.
In order to ensure that our Board can provide rigorous oversight for our Company with greater independence and accountability, we urge a vote FOR this shareholder proposal.
Board of Directors’ Position

The Board of Directors recommends a vote “AGAINST” the proposal for the following reasons.
The Board has carefully considered this proposal and believes the actions requested are not in the best interests of the Company and its shareholders. The Board believes that shareholder interests are well served when the Board has the flexibility to determine the most appropriate leadership structure based on an assessment of the Company’s needs and circumstances at any given time. The Board believes our Company and its shareholders benefit from this flexibility, as our directors are well positioned to determine our leadership structure given their in-depth knowledge of our leadership team, our strategic goals, and the opportunities and challenges we face. Moreover, our Lead Independent Director role, as well as our other corporate governance practices, already provide the independent leadership and management oversight requested by this proposal.
The Company’s governance documents provide the Board with the ability to design the Company’s board leadership structure as it deems appropriate based on the circumstances at the time. This enables the Board to tailor its structure to the strengths of the Company’s officers and directors in order to best address the Company’s evolving and complex business. The Board believes that the Company and its shareholders are well served by allowing the Board to continue to follow its current policy of determining the most advantageous governance for the Company generally, and the best person to serve as the Board Chair specifically.
For example, the Company’s Corporate Governance Guidelines do not explicitly mandate the separation of the roles of Board Chair and Chief Executive Officer. The Board elects our Board Chair and appoints our Chief Executive Officer, with each of these positions to potentially be held by the same person or by different people. Currently, the roles of Board Chair and Chief Executive Officer are held by Dr. Caforio. Previously, from 2005 until 2007 and from 2010 until 2017, the Board had a separate Board Chair and Chief Executive Officer. The Board believes that the combination of the offices of the Board Chair and Chief Executive Officer continues to be in the best interest of the Company and our shareholders, and is the best leadership for the Company and its shareholders at this time. Specifically, the Company’s independent directors have determined that having Dr. Caforio fill a combined role, complemented by a strong Lead Independent Director, strikes the appropriate balance between consistent leadership, effective oversight and focused accountability. Having one individual serve in both roles positions Dr. Caforio to effectively drive future strategy and decision-making for the Company and ensures that the Company presents its message and strategy to all stakeholders with a unified voice. The Board believes having a Board Chair who not only has extensive industry experience but also deep institutional knowledge of the Company serve as the Chief Executive Officer is highly advantageous for the Company at this time.
The Company’s Corporate Governance Guidelines provide that the independent directors will designate a Lead Independent Director when the Board Chair is not an independent director. The independent directors of the Board have elected Mr. Samuels to serve in that position effective as of the 2021 Annual Meeting of Shareholders. The Board believes the robust duties of the Lead Independent Director, who is selected annually by the Company’s independent directors, provide for effective, appropriate safeguards and oversight. The role of the Lead Independent Director at the Company is modeled on the role of an independent board chair, ensuring a strong, independent and active Board. The Company’s
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Corporate Governance Guidelines provide that the Lead Independent Director shall “preside over executive sessions of the Company’s independent directors, facilitate information flow and communication between the Directors and the Board Chair, and to perform such other duties specified by the Board.” The Lead Independent Director’s responsibilities include:
•	Serving as liaison between the independent directors and the Board Chair and Chief Executive Officer.
•	Reviewing and approving meeting agendas and sufficiency of time.
•	Calling meetings of the independent directors.
•	Presiding at all meetings of the independent directors and any Board meeting when the Board Chair and Chief Executive Officer is not present, including executive sessions of the independent directors.
•	Approving the quality, quantity and timeliness of information sent to the Board.
•	Serving a key role in Board and Chief Executive Officer evaluations.
•	Engaging with, and responding directly to, shareholder and stakeholder questions, as appropriate.
•	Providing feedback from executive sessions of the independent directors to the Board Chair and Chief Executive Officer and other senior management.
•	Recommending advisors and consultants.
•	Conducting, along with the Committee on Directors and Corporate Governance, an annual assessment of the Board and committees.
The Board operates under sound principles of corporate governance and believes that combining the roles of Board Chair and Chief Executive Officer generally provides the most efficient and effective leadership model for the Company at this time. Although the Board Chair and Chief Executive Officer roles are presently combined, the Board ensures independent oversight of the Company through a counterbalancing governance structure. For example, the Company’s robust corporate governance policies and practices provide independent directors with the ability to effectively oversee the Company’s management. These include:
•	Director independence. Currently, 9 of the 10 director nominees are independent.
•
Fully independent Board committees. All members of the Audit Committee, Compensation and Management Development Committee, Committee on Directors and Corporate Governance and Science and Technology Committee are “independent” in accordance with or as defined in the rules adopted by the SEC and the New York Stock Exchange and the Company’s own Corporate Governance Guidelines.

•	Continued Board refreshment. The Board continually reviews its composition with a focus on refreshing necessary skills sets to oversee management’s execution of the Company’s strategy.
•
Independent evaluation of Chief Executive Officer performance. The Company’s Compensation and Management Development Committee, which is fully independent, is responsible for performing an annual evaluation of the Chief Executive Officer against his performance objectives.

In summary, the Board believes that rather than taking a “one-size-fits-all” approach to board leadership, the Board’s fiduciary duties are best fulfilled by retaining flexibility to determine the leadership structure that serves the best interests of the Company and its shareholders, taking into account the Company’s needs and circumstances at any given time. The Board will continue to monitor the Company’s governance structure; however, given the current needs of the Company, the beneficial role of the Lead Independent Director, the Board believes it continues to be in the best interest of the Company and its shareholders to combine the Board Chair and Chief Executive Officer positions. For these reasons the Board recommends that you vote against this proposal.
Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this proposal.
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Item 7—Shareholder Proposal on Shareholder Right to Act by Written Consent

The proponent of this resolution is James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758.
Proposal 7—Right to Act by Written Consent
Shareholders of the Bristol-Myers Squibb Company (BMY) request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon are present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.
Supporting statement
This proposal topic won 95%-support at a Dover Corporation shareholder meeting and 88%-support at an AT&T shareholder meeting. And that was before the shareholder ability to call a special in-person shareholder meeting was essentially eliminated by the 2020 pandemic.
This proposal topic won 43%-support at our 2020 BMY annual meeting. The 2020 proposal did not point out that our management ignored the fact that written consent can be structured so that all shareholders get notice of a proposed action. Plus, in 2020 BMY management also ignored the fact that winning written consent would require a 71%-approval of shares voted at a typical BMY annual meeting, since many shareholders do not vote.
With the near universal use of online annual shareholder meetings, which can last only 10-minutes, the shareholder right to call a special meeting has been severely reduced in value. Shareholders can be restricted in making their views known at online shareholder meetings because constructive questions and comments can be easily screened out by the incumbent management and board.
For example, the 2020 Goodyear shareholder meeting was spoiled for shareholders by a trigger-happy management mute button. (Goodyear’s virtual meeting creates issues with shareholder, https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder).
AT&T would not allow shareholders to speak. AT&T investors denied a dial-in as annual meeting goes online, https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/).
The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019 after 45%-support for a written consent shareholder proposal. This compares to the 43% BMY shareholder votes in 2020. BK’s action was taken a year before the pandemic put an end to the vast majority of in-person shareholder meetings – perhaps forever.
Now more than ever shareholders need to have the option to take action outside of a shareholder meeting and send a wake-up call to management, if need be, since tightly controlled online shareholder meetings have the potential to dramatically reduce shareholder engagement and management transparency.
Please vote yes:
Shareholder Right to Act by Written Consent – Proposal 7
Board of Directors’ Position

The Board of Directors recommends a vote “AGAINST” the proposal for the following reasons.
The Board has carefully considered the proposal and believes that permitting shareholders to act by written consent is unnecessary and not in the best interests of the Company and its shareholders. The Company’s shareholders have previously agreed with the Board, with less than majority support for similar proposals submitted in 2010, 2011, 2012, 2015, 2019 and 2020.
The Company’s existing corporate governance practices provide meaningful, year-round opportunities for shareholders to bring matters to the attention of the Company, the Board and other shareholders. Currently, the Company’s
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shareholders have the ability to propose matters for consideration at each annual meeting of shareholders. In addition, the company is committed to high standards of corporate governance, including taking steps to achieve greater transparency and accountability to our shareholders. As such, at this Annual Meeting, the Board is asking shareholders to approve an amendment to the Company’s Certificate of Incorporation to reduce the percentage of outstanding shares required for shareholders to call a special meeting from 25% to 15%. The Board has determined to take this action following extensive engagement with our shareholders and an evaluation of our strong corporate governance policies and practices, including the many ways shareholders are able to contact the Board and senior management on important matters outside of the annual meeting cycle. This proposed 15% threshold to call a special meeting represents significantly less than half of the necessary threshold for shareholders to act by written consent under Delaware law and this proposal. As noted, this right already provides shareholders an opportunity to raise appropriate issues for the Company to consider between annual meetings and on which all shareholders can deliberate and vote. Any group of shareholders with holdings sufficient to act by written consent under this proposal may already call a special meeting of shareholders.
Additionally, permitting shareholders to act by written consent is unnecessary given the other avenues available to shareholders to engage with the Company and its Board. For example, we have an active shareholder engagement program in which we meet regularly with our largest shareholders to discuss many important topics, including our business strategy, operations, our executive compensation and corporate governance programs, including board composition, tenure, board assessment, risk oversight, the Company’s response to the COVID-19 pandemic, and board and Company-wide diversity and other sustainability and social responsibility topics, as well as other topics of interest to them. During fiscal year 2020, we reached out to over 50 of our top shareholders who represented, in the aggregate, approximately 49% of our total shares outstanding. Our shareholders also have the ability to communicate directly with any director (including our Lead Independent Director), any Board committee or the full Board. Our shareholder engagement efforts allow us to better understand our shareholders’ priorities, perspectives and concerns, and enable the Company to effectively address issues that matter most to our shareholders.
Our Bylaws provide that shareholder action must be effected at a duly called annual meeting or special meeting and may not be effected by written consent. The Board believes this provision is appropriate for a public company of our size because the communications and processes associated with a shareholder meeting are transparent, orderly and equitable and offer important protections and advantages that are absent from the written consent process. The Board believes that permitting shareholder action by written consent would circumvent the proper and usual process of allowing deliberation at a meeting of shareholders, would be contrary to principles of openness and good governance, and would have the potential to inappropriately disenfranchise shareholders. Unlike meetings of shareholders, action by written consent would disenfranchise certain shareholders by denying them the ability to vote or otherwise have a say on proposed shareholder actions. Action by written consent would enable the holders of just a majority of the Company’s outstanding shares to take action on a proposal without the benefit of hearing the views, questions and arguments of other shareholders or the Company. In addition, action by written consent eliminates the need for advance notice to be provided to shareholders about a proposed action. Therefore, certain shareholders may not be informed about the proposed action until after the action has already been taken, denying these shareholders the ability to exercise their rights. The Board believes that this proposal could adversely affect the conduct of shareholder business if the Company takes an action it otherwise would not have taken if all of the Company’s shareholders were afforded the opportunity to discuss, debate and vote on the matter. The Board believes that a meeting of shareholders, which provides all shareholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum to facilitate shareholder action.
Permitting shareholders to act by written consent has the potential to create substantial confusion and disruption, and the Board does not believe it is appropriate for the corporate governance of a widely-held public company. Multiple groups of shareholders would be able to solicit written consents at any time and as frequently as they choose on a range of special or self-interested issues. There also is the possibility that consent solicitations may conflict with one another, be duplicative, or not be in the best interests of the Company or the shareholders as a whole. The written consent process that this proposal seeks to authorize may be cumbersome, time consuming and costly for the Company. As a result, the Board continues to believe that holding meetings where all shareholders may discuss the proposed actions and vote their shares is the best way for shareholders to take action.
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In short, the Board believes that it is not in the best interests of the Company and its shareholders to allow a group of majority shareholders to dictate decisions of the Company without a meeting, as it could effectively disenfranchise minority shareholders and not allow for a full discussion of all views, and could result in substantial confusion for our shareholders. The Board believes that the Company’s existing corporate governance policies provide the appropriate balance between ensuring Board accountability to shareholders and enabling the Board to effectively oversee the Company’s business and affairs for the long-term benefit of shareholders. In addition, these policies provide our shareholders with meaningful access to Board members.
The Board, therefore, believes that shareholder action by written consent continues to be unnecessary and not be in the best interests of the Company or its shareholders. For these reasons the Board recommends that you vote against this proposal.
Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this proposal.
Item 8—Shareholder Proposal to Lower Ownership Threshold for Special Shareholder Meetings to 10%

The proponent of this resolution is Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021
Proposal 8—Right to Call Special Shareholder Meetings
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
Supporting statement
It currently takes 35% of the shares that normally vote at the Bristol-Myers Squibb annual meeting to call a special shareholder meeting. It would be hopeless to expect that shareholders, who do not even vote, would go out of their way to take the procedural steps to ask for a special shareholder meeting.
A special shareholder meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director.
For instance Mr. Michael Bonney, who was new to the Board in 2020 and who is on the Audit Committee, was rejected by 18% of shares. This was 7-times the negative vote of each of 8 BMY Director peers.
This proposal topic won 41%-support at the 2018 Bristol-Myers Squibb annual meeting. This was close to 51%-support from the shares that have access to independent proxy voting advice. Unfortunately most retail shareholders do not have access to independent proxy voting advice.
And since the 2020 BMY annual meeting there has been a dramatic development that makes shareholder meetings so much easier for management with a substantial cost reduction. The bylaws of a company can even specify, “The Board of Directors may designate that the special meeting is to be held solely by remote communication.”
Management entrenchment is so well defended at an online shareholder meeting that shareholders should have a corresponding greater flexibility in calling for a special shareholder meeting.
It is astounding what management can get away with at an online shareholder meeting. At a bare bones online shareholder meeting almost everything is optional. For instance a management narrative on the state of the company is optional. Also management answers to shareholder questions are optional even if management asks for questions.
Management hardly needs to prepare for an online shareholder meeting. Thus shareholders should rightfully have more flexibility in requesting a special shareholder meeting. The core purpose of such a meeting can simply be the announcement of the vote.
For instance the Goodyear online shareholder meeting was spoiled by a trigger-happy management mute button for shareholders that was used to quash constructive criticism. AT&T would not even allow shareholders to speak at its online shareholder meeting.
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Shareholders thus need greater flexibility in calling for a special shareholder meeting.
Board of Directors’ Position

The Board of Directors recommends a vote “AGAINST” this proposal and in favor of Item 5 put forth by the Company for the following reasons:
The Board has carefully considered the proposal and believes the actions requested are not in the best interests of the Company and its shareholders because:
•
The company is committed to high standards of corporate governance, including taking steps to achieve greater transparency and accountability to our shareholders. As such, at this Annual Meeting, the Board is asking shareholders to approve an amendment to the Company’s Certificate of Incorporation to reduce the percentage of outstanding shares required for shareholders to call a special meeting from 25% to 15%. The Board has determined to take this action following extensive engagement with our shareholders and an evaluation of our strong corporate governance policies and practices, including the many ways shareholders are able to contact the Board and senior management on important matters outside of the annual meeting cycle. (See “Item 5 —Approval of Amendment to Our Amended and Restated Certificate of Incorporation to Lower the Ownership Threshold for Special Shareholder Meetings to 15%”).

•
Convening a special shareholder meeting is costly and time consuming. The Company believes that the proposed 15% threshold strikes the appropriate balance between giving shareholders the ability to call special meetings and protecting the Company’s resources; and

•
Our strong corporate governance policies and practices, including the ability of a reasonable minority of shareholders to call special meetings, already provide our shareholders with the ability to raise important matters with the Board and senior management.

If shareholders approve the charter amendment at this meeting, the Company's Bylaws will be updated to provide that any person or persons holding at least 15% of the Company's common stock outstanding and entitled to vote may call a special meeting upon written request to the Company's Corporate Secretary. The Board strongly believes that this proposed 15% threshold is reasonable, appropriate and aligned with our shareholders' interests. The proposed 15% threshold will enhance shareholders’ ability to call a special meeting, while appropriately balancing against the risk that a small minority of shareholders, including those with narrow interests, may ineffectively use corporate resources to pursue an agenda not favored by a majority of shareholders and that may not be in the best interests of the company or our shareholders.
Holding a special meeting costs money and demands significant attention from the Board and senior management. In addition, there is also a disruption to the Company’s normal business operations. Accordingly, the Board believes that a special shareholder meeting should only be convened to discuss extraordinary events when fiduciary, strategic or similar considerations dictate the matter be addressed prior to the next annual meeting. Convening a special meeting imposes substantial legal, administrative and distribution costs associated with, among other things, preparing the required disclosure documents, printing and mailing. In addition, preparing for and conducting a special meeting requires a significant commitment of time and focus from the Company's Board and senior management, distracting them from their primary focus of maximizing long-term financial returns and operating the Company's business in the best interests of shareholders. The Board believes that a 15% threshold establishes the appropriate balance between meaningful accountability and mitigation of risk that may be presented by a lower threshold, including significant costs, Board and management distraction and waste of corporate resources.
Our shareholders' ability to vote on significant matters is further ensured and protected by state law and other regulations. As a Delaware corporation, the Company is required to have all major corporate actions, such as mergers, a sale of all or substantially all of the Company's assets or increases or decreases in authorized shares, approved by
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shareholders. As a New York Stock Exchange listed company, the Company is also required to, among other things, obtain shareholder approval for adoption, and certain amendments, of equity compensation plans, significant issuances of securities to related parties or when such issuances represent more than 20% of the Company's outstanding common stock or voting power.
The Board believes that adoption of this proposal is unnecessary because the Company is committed to high standards of corporate governance and has already taken a number of steps to achieve greater transparency and accountability to shareholders. In addition to the existing right of shareholders to call a special meeting, the Board has in place robust corporate governance policies that promote Board accountability and provide shareholders with a meaningful voice to communicate their priorities to the Board and Company management. These policies include the annual election of directors using a majority vote standard, a market-standard proxy access right for shareholders to include their director nominations in the Company’s proxy statement, no super majority voting provisions, the right to submit proposals for inclusion in the Company’s proxy statement for consideration at an annual meeting, and the opportunity to vote annually on the advisory “say-on-pay” vote on executive compensation. In addition, the Board, our Lead Independent Director, and Company management regularly engage with shareholders to solicit and discuss their views on governance, executive compensation, and other matters. Feedback received from shareholders as part of our engagement program has in recent years informed Board action, as described more fully in the “Proactive Shareholder Engagement” section beginning on page 27 of this Proxy Statement.
In addition to engaging with our shareholders on a regular basis, our Board continually reassesses our corporate governance practices to identify additional steps to further benefit our shareholders. For example, our Board recommended, and our shareholders approved, amendments to our governing documents to eliminate all supermajority provisions applicable to common shareholders. In addition, the Board's Committee on Directors and Corporate Governance has created a process for shareholders to communicate directly with our non-management directors outside the annual meeting cycle, which is described on page 26 of this Proxy Statement under the heading “How to Communicate With Us.” More information about the Company's corporate governance practices and policies can be found beginning on page 14 of this Proxy Statement under the heading “How We Govern and Are Governed.”
Our proposed 15% threshold protects shareholder interests by ensuring that special meeting matters are (i) of concern to a significant number of shareholders, (ii) worth the significant expense to the Company, and (iii) not an unnecessary distraction to the Board and management. As informed by ongoing dialogue with our shareholders on this topic, the Board believes that a 15% threshold ensures that a meaningful percentage of our shareholders agree on the need for a special meeting before a special meeting is called.
In light of the strong shareholder rights the Company already has in place, including the right for shareholders to call a special meeting, and the Board's demonstrated commitment to establishing good governance practices, the Board recommends that you vote against this proposal.
The Board of Directors unanimously recommends a vote “AGAINST” the proposal and in favor of Item 5 put forth by the company.
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Voting Securities
and Principal Holders
At the close of business on March 15, 2021, there were 2,233,927,936.509 shares of $0.10 par value common stock and 3,484 shares of $2.00 convertible preferred stock outstanding and entitled to vote.
Common Stock Ownership by Directors and Executive Officers

The following table sets forth, as of March 15, 2021, beneficial ownership of shares of our common stock by each director, each of our Named Executive Officers and all directors and executive officers as a group, in each case, as of such date. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, shares listed below are owned directly or indirectly with sole voting and investment power. None of our directors and executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of common or preferred stock.
	Bristol-Myers Squibb Company
Name	Total Common Shares Owned(1)	Common Shares Underlying Options or Stock Units(2)	Common Shares Underlying Deferred Share Units(3)
P. J. Arduini	31,537	0	31,537
R. Bertolini(4)	37,491	0	26,094
C. Boerner, Ph.D.	37,224	0	0
M. Bonney	121,384	102,169	8,565
G. Caforio, M.D.	553,980	0	0
D. V. Elkins	183,863	96,636	0
M. W. Emmens(4)	26,685	0	26,425
J. Haller, M.D.	99,463	83,469	9,175
S. Leung	459,559	0	0
D. C. Paliwal(4)	61,997	0	39,887
P. A. Price	4,535	0	4,535
D. W. Rice	5,000	0	5,000
T. R. Samuels	51,645	0	24,645
V. L. Sato, Ph.D.(4)	75,689	0	75,689
G. L. Storch	63,157	0	63,157
R. Vessey, M.A, B.M., B.Ch., F.R.C.P., D.Phil.	248,063	171,765	0
K. H. Vousden, Ph.D.	17,779	0	17,779
P. Yale	9,010	0	9,010
All Directors and Executive Officers as a Group(5)	2,402,591	460,385	341,498
1)
Consists of direct and indirect ownership of shares, shares credited to the accounts of the executive officers under the Bristol-Myers Squibb Company Savings and Investment Program, and Celgene Corporation 401(k) Plan, stock options that are currently exercisable or become exercisable within 60 days, restricted stock units that vest within 60 days, the target number of market share units that vest within 60 days and deferred share units.

2)
Consists of shares underlying stock options that are currently exercisable, restricted stock units that vest within 60 days, and the target number of market share units that vest within 60 days. None of these equity awards has any voting rights.

3)
Consists of deferred share units that are valued according to the market value and shareholder return on equivalent shares of common stock. Deferred share units have no voting rights. Each deferred share unit will be converted into a share of common stock upon settlement. The deferred share units become settleable when the reporting person ceases to be a director or at a future date previously specified by the reporting person.

4)	Dr. Sato, Mr. Bertolini, Mr. Emmens and Mr. Paliwal are not standing for re-election at the 2021 Annual Meeting.
5)	Includes 26 individuals.
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Principal Holders of Voting Securities

The following table sets forth information regarding beneficial owners of more than 5% of the outstanding shares of our common stock. There are no beneficial owners of more than 5% of the outstanding shares of our preferred stock.
Name	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	199,340,458(1)	8.9%(1)
BlackRock, Inc. 430 E. 29th Street New York, NY 10016	172,464,804(2)	7.7%(2)
1)
This information is based on the Form 13G/A filed by The Vanguard Group with the SEC on February 10, 2021 reporting beneficial ownership as of December 31, 2020. The reporting person has sole voting power with respect to zero shares, shared voting power with respect to 3,765,707 shares, sole dispositive power with respect to 189,247,295 shares and shared dispositive power with respect to 10,093,163 shares.

2)
This information is based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 28, 2021 reporting beneficial ownership as of December 31, 2020. The reporting person has sole voting power with respect to 148,896,983 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 172,464,804 shares and shared dispositive power with respect to zero shares.

Delinquent Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and the beneficial holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the SEC. To the best of our knowledge, during the year ended December 31, 2020, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements with the exception of a Form 4 report for Mr. Eid that was not timely filed due to an administrative delay in calculations surrounding the vesting of a restricted stock unit award.
Policy on Hedging and Pledging

Our insider trading policy prohibits all employees, including directors and executive officers, from engaging in any speculative or hedging transactions. Our insider trading policy also prohibits all employees, including directors and executive officers, from holding our securities in a margin account or pledging our securities as collateral for a loan except in certain limited circumstances pre-approved by our Corporate Secretary when a person wishes to pledge our securities as collateral for a loan and clearly demonstrates the ability to repay the loan without selling such securities. None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.
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Other
Matters
Advance Notice Procedures

As set forth in our Bylaws, if you wish to propose any action, including the nomination of directors, at next year’s annual meeting, you must deliver notice to BMS containing certain information set forth in our Bylaws, not less than 90 but not more than 120 days before the anniversary of the prior year’s annual meeting. For our 2022 Annual Meeting, we must receive this notice between January 4, 2022 and February 3, 2022. These requirements are separate and distinct from the SEC requirements that a shareholder must meet to have a shareholder proposal included in our proxy statement. For further information on how a shareholder may nominate a candidate to serve as a director, please see page 12.
Our Bylaws are available on our website at www.bms.com/ourcompany/governance. In addition, a copy of the Bylaw provisions discussed above may be obtained by writing to us at our principal executive offices, Bristol-Myers Squibb Company, 430 East 29th Street—14th Floor, New York, New York 10016, Attention: Corporate Secretary.
2022 Shareholder Proposals

Shareholder proposals relating to our 2022 Annual Meeting of Shareholders must be received by us at our principal executive offices, Bristol-Myers Squibb Company, 430 East 29th Street—14th Floor, New York, New York 10016, Attention: Corporate Secretary, no later than November 25, 2021. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Shareholders are encouraged to contact the Office of the Corporate Secretary prior to submitting a shareholder proposal or any time they have a concern. At the direction of the Board of Directors, the Office of the Corporate Secretary acts as corporate governance liaison to shareholders.
Compensation Committee Interlocks and Insider Participation

There were no Compensation and Management Development Committee interlocks or insider (employee) participation in 2020.
Availability of Corporate Governance Documents

Our Corporate Governance Guidelines (including the standards of director independence), Principles of Integrity, Code of Ethics for Senior Financial Officers, Code of Business Conduct and Ethics for Directors, additional policies and guidelines, committee charters and links to Reports of Insider Transactions are available on our corporate governance webpage at www.bms.com/ourcompany/governance and are available to anyone who requests them by writing to: Corporate Secretary, Bristol-Myers Squibb Company, 430 East 29th Street—14th Floor, New York, New York 10016.
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Frequently
Asked Questions
Why am I receiving these materials?
This Proxy Statement is being delivered to all shareholders of record as of the close of business on March 15, 2021 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders on May 4, 2021. We expect our proxy materials, including this Proxy Statement and the Annual Report, to be first made available to shareholders on or about March 25, 2021. Although the Annual Report and Proxy Statement are being delivered together, the Annual Report should not be deemed to be part of the Proxy Statement.
What is “householding” and how does it work?
“Householding” is a procedure we adopted whereby shareholders of record who have the same last name and address and who receive the proxy materials by mail will receive only one copy of the proxy materials unless we have received contrary instructions from one or more of the shareholders. This procedure reduces printing and mailing costs. If you wish to receive a separate copy of the proxy materials, now or in the future, at the same address, or if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy, you may contact us by writing to Shareholder Services, Bristol-Myers Squibb Company, 430 East 29th Street—14th Floor, New York, New York 10016, or by calling us at (212) 546-3309. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, now or in the future, you may contact us at the address or phone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.
Why are you holding a virtual Annual Meeting?
In light of the ongoing global COVID-19 pandemic, for the safety of all of our shareholders, directors, employees and the public, our 2021 Annual Meeting is being held in a virtual-only format with no physical location. Our goal for the Annual Meeting is to enable shareholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual shareholder meetings, including by providing a support line for technical assistance and addressing as many shareholder questions as time allows.
Who can attend the Annual Meeting?
Only shareholders of Bristol-Myers Squibb Company as of the record date, March 15, 2021, their authorized representatives and guests of Bristol-Myers Squibb Company may attend the Annual Meeting. Only shareholders of record on the record date will be entitled to participate, vote their shares and ask questions during the virtual meeting via audio webcast. To be admitted to the virtual 2021 Annual Meeting, shareholders should visit www.virtualshareholdermeeting.com/BMY2021 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting or during the meeting time, there will be a 1-800 number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.
How do I ask questions in the virtual meeting?
We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question, you will need your 16-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you
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have elected to receive material electronically. If you would like to submit a question before the meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question for Management” option.
To submit a question during the meeting, visit www.virtualshareholdermeeting.com/BMY2021, enter your 16-digit control number and type your question into the “Ask a Question” field and click “Submit.” We encourage you to submit any question that is relevant to the business of the meeting. Questions pertinent to meeting matters will be answered during the meeting as time allows.
Who is entitled to vote?
All holders of record of our $0.10 par value common stock and $2.00 convertible preferred stock at the close of business on March 15, 2021 will be entitled to vote at the 2021 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting.
How do I vote if I am a registered shareholder?
Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they participate in the virtual meeting. If you are a registered holder, you can vote your shares by proxy in one of the following manners:
i)	via Internet at www.proxyvote.com;
ii)	by telephone at (800) 690-6903;
iii)	via audio webcast during the virtual 2021 Annual Meeting; or
iv)	by mail, if you received a paper copy of the proxy materials.
Choosing to vote via Internet or calling the toll-free number listed above will save us expense. In order to vote online or via telephone, have the voting form in hand and either call the number or go to the website and follow the instructions. If you vote via the Internet or by telephone, please do not return a signed proxy card.
If you wish to vote during the virtual Annual Meeting, you can vote your shares via audio webcast at www.virtualshareholdermeeting.com/BMY2021.
If you received a paper copy of the proxy materials and choose to vote by mail, specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.
How do I vote if I am a beneficial shareholder?
If you are a beneficial shareholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a voting instruction card, which your broker or nominee is obligated to provide you. If you wish to vote at the virtual meeting, you must first obtain from the record holder a legal proxy issued in your name.
Under the rules of the New York Stock Exchange (NYSE), brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding routine matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm,
Under NYSE rules, the election of directors, the advisory vote to approve the compensation of our Named Executive Officers, the approval of the company’s stock award and incentive plan or approval of the proposal to amend our certificate of incorporation to lower the ownership threshold for special shareholder meetings to 15% and the approval of any shareholder proposals are considered “non-discretionary” items, which means that your broker cannot vote your shares on these proposals.
What items will be voted upon at the Annual Meeting?
At the Annual Meeting, we will consider and act on the following items of business:
i)	the election to the Board of Directors the 10 persons nominated by the Board, each for a term of one year;
ii)	an advisory vote to approve the compensation of our Named Executive Officers;
iii)	Approval of the Company’s 2021 Stock Award and Incentive Plan;
iv)	the ratification of the appointment of our independent registered public accounting firm;
v)	approval of the Proposed Charter Amendment to lower the ownership threshold for special shareholder meetings to 15%; and
vi)	three shareholder proposals, if presented at the meeting.
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We do not know of any other matter that may be brought before the meeting. However, if other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.
What are the Board of Directors’ voting recommendations?
For the reasons set forth in more detail in the Proxy Statement, our Board of Directors recommends a vote
FOR the election of each director, FOR the advisory vote to approve the compensation of our Named Executive Officers, FOR the Company’s 2021 Stock Award and Incentive Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021, FOR the Proposed Charter Amendment to lower the ownership threshold for special shareholder meetings to 15% and AGAINST the shareholder proposals.
How will my shares be voted at the Annual Meeting?
Voting Options
Item	Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a vote cast	No	No effect
2	Advisory vote to approve the compensation of our Named Executive Officers	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
3	Approval of the Company’s 2021 Stock Award and Incentive Plan	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
4	Ratification of the appointment of an independent registered public accounting firm	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable
5	Approval of an Amendment to Company’s Amended and Restated Certificate of Incorporation to Lower the Ownership Threshold for Special Shareholder Meetings to 15%	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	Treated as a vote AGAINST the proposal
6	Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
7	Shareholder Proposal on Shareholder Right to Act by Written Consent	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
8	Shareholder Proposal to Lower the Ownership Threshold for Special Shareholder Meetings to 10%	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
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How many votes are needed to elect the directors and to approve each of the proposals?
Director Elections
: A majority of votes cast with respect to each director’s election at the meeting is required to elect each director. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director in order for the director to be elected. Abstentions will not be counted as votes cast for or against the director and broker non-votes will have no effect on this proposal.
Advisory Vote to Approve Compensation of Our Named
Executive Officers
: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on the matter is required for the approval of the advisory vote to approve the compensation of our Named Executive Officers. Because your vote is advisory, it will not be binding upon our Board of Directors. Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal.
Approval of the Company’s 2021 Stock Award and
Incentive Plan
: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on this matter is required for the approval of the 2021 Stock Award and Incentive Plan. Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal.
Ratification of Our Auditors
: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on the matter is required for the ratification of the appointment of our independent registered public accounting firm. Abstentions will be counted as votes against this proposal. As described above, a broker or other nominee may generally vote on routine matters such as this one, and therefore no broker non-votes are expected to exist in connection with this proposal.
Approval of
an
Amendment to Company’s Amended
and Restated Certificate of Incorporation to Lower the
Ownership Threshold for Special Shareholder Meetings
to 15%
: The affirmative vote of a majority of our outstanding shares is required for the approval of this proposal. Abstentions and broker non-votes will be counted as votes against this proposal.
Shareholder Proposals
: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on this matter is required for the approval of the shareholder proposals if presented at the meeting. Abstentions will be counted as votes against the proposals and broker non-votes will have no effect on the proposals.
How are the votes counted?
In accordance with the laws of Delaware, our Amended and Restated Certificate of Incorporation and our Bylaws, for all matters being submitted to a vote of shareholders, only proxies and ballots that indicate votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals, or that provide the designated proxies with the right to vote in their judgment and discretion on the proposals, are counted to determine the number of shares present and entitled to vote on a given matter. Broker non-votes are not counted as shares present and entitled to vote on a given matter but will be counted for purposes of determining quorum (whether enough votes are present to hold the Annual Meeting).
Can I change my vote after I return the proxy card, or after voting by telephone or electronically?
If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:
i)	by giving timely written notice of the revocation to the Corporate Secretary of Bristol-Myers Squibb Company;
ii)	by casting a new vote by telephone or by the Internet; or
iii)	by voting at the Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote at the Annual Meeting if you obtain a legal proxy.
All shares that have been properly voted and not revoked will be voted at the Annual Meeting.
How do I designate my proxy?
If you wish to give your proxy to someone other than the persons named as proxies in the enclosed form of proxy, you may do so by crossing out the names of all three persons named as proxies on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card.
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Who counts the votes?
An independent agent tabulates the proxies and the votes cast at the meeting. In addition, independent inspectors of election certify the results of the vote tabulation.
Is my vote confidential?
Yes, any information that identifies a shareholder or the particular vote of a shareholder is kept confidential.
Who will pay for the costs involved in the solicitation of proxies?
We will pay all costs of preparing, assembling, printing and distributing the proxy materials as well as the solicitation of all proxies. We have retained Georgeson
Shareholder Communications Inc. to assist in soliciting proxies for a fee of $22,000, plus reasonable out-of-pocket expenses. We may solicit proxies on behalf of the Board of Directors through the mail, in person, electronically, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.
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Exhibit A
Categorical Standards of Independence

In determining director independence, the Board has adopted the following categorical standards to assist it in determining which relationships will be considered immaterial:
a)
an immediate family member of the director is or has been employed by the company, provided that such family member is not, and has not been for at least a period of three years, an executive officer of the company;

b)
more than three years has elapsed since i) the director was employed by the company, ii) an immediate family member of the director was employed by the company as an executive officer, or iii) an executive officer of the company was on the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer;

c)
the director, or an immediate family member of the director, received, in any 12-month period within the last three years, $120,000 or less in direct compensation from the company (other than director’s fees or compensation that was deferred for prior service with the company);

d)
more than three years has elapsed since i) the director has been a partner with or employed by the company’s independent auditor or ii) an immediate family member personally worked on the company’s audit as a partner or employee of the company’s independent auditor;

e)	the director has an immediate family member who i) is an employee of, but not a partner of, the independent auditor and ii) does not personally work on the company’s audit;
f)
the director of the company, or an immediate family member of a director, is a director, an executive officer or an employee of, or is otherwise affiliated with, another company that makes payment to, or receives payment from, the company for property or services in an amount which in any single fiscal year within the preceding three years, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues;

g)
the director of the company and/or an immediate family member of the director directly or indirectly owns, in the aggregate, 10% equity interest or less in another company that makes payment to, or receives payment from, the company for property or services;

h)
the director of the company is a director, executive officer, or trustee of, or is otherwise affiliated with, a charitable organization or non-profit organization, and the company’s, or the Bristol-Myers Squibb Foundation’s discretionary charitable contributions to the organization, in the aggregate, in any single fiscal year within the preceding three years, do not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues; and

i)
an executive officer of the Company serves or served on the compensation committee of the board of directors of a company that, at the same time within the last three years, employs or employed either the director or an immediate family member of the director as an executive officer.

A-1

Exhibit B
BRISTOL-MYERS SQUIBB COMPANY
2021 STOCK AWARD AND INCENTIVE PLAN

1.
Purpose. The purpose of this 2021 Stock Award and Incentive Plan (the “Plan”) is to aid Bristol-Myers Squibb Company, a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors and other service providers of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions, to reward achievement of Company goals and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.	Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)	“Acquisition Events” shall have the meaning specified in Section 9(d).
(b)
“Award” means any Option, SAR, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c)
“Beneficiary” means the person, persons, trust or trusts designated as being entitled to receive the benefits under a Participant's Award upon and following a Participant's death. Unless otherwise determined by the Committee, a Participant may designate a person, persons, trust or trusts as his or her Beneficiary, and in the absence of a designated Beneficiary the Participant’s Beneficiary shall be as specified in Section 11(b)(ii). Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

(d)	“Board” means the Company's Board of Directors.
(e)	“Change in Control” and related terms have the meanings specified in Section 9.
(f)
“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(g)
“Committee” means the Compensation and Management Development Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (subject to applicable requirements of New York Stock Exchange rules), in which case the term “Committee” shall refer to the Board.

(h)
“Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(i)	“Effective Date” means the effective date specified in Section 11(q).
(j)	“Eligible Person” shall have the meaning specified in Section 5.
(k)
“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

B-1

(l)
“Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall mean the last sale price of a share of stock before the 4 p.m. Eastern Time closing time (or equivalent earlier time for partial trading days) on that day or, if there was no trading on that day, on the last preceding day on which the Stock was traded, as reported on the composite tape for securities listed on the New York Stock Exchange. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR and relating to the market value of Stock measured at the time of exercise shall conform to applicable requirements under Code Section 409A.

(m)
“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A granted to or held by a person who is subject to United States federal income tax . “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options and SARs on terms that will qualify those Awards as 409A Awards, Options and SARs are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(n)
“Full-Value Award” means an Award relating to Stock other than (i) Options and SARs and (ii) Awards for which the Participant pays (at any time) a stated price specified in the Award for each share of Stock issued upon exercise of the Award at least equal to 100% of the Fair Market Value of the underlying Stock valued at the grant date, either directly or by forgoing a right to receive a cash payment from the Company.

(o)	“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.
(p)	“Non-Employee Director” means an individual who is a member of the Board but who is not an employee of the Company or a subsidiary or affiliate.
(q)	“Option” means a right to purchase Stock granted under Section 6(b).
(r)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).
(s)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(t)	“Performance Award” means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.
(u)
“Pre-existing Plans” means the Company’s (i) 2012 Stock Award and Incentive Plan, as Amended and Restated, (ii) 2014 Equity Incentive Plan, as Amended and Restated, and (iii) 2017 Stock Incentive Plan, as Amended and Restated.

(v)	“Protected Period” shall have the meaning specified in Section 9(a).
(w)	“Restricted Stock” means Stock granted under this Plan that is subject to certain restrictions and to a risk of forfeiture.
(x)	“Retirement” means a Participant’s termination of employment with the Company or a subsidiary or affiliate in the following circumstances:
(i)	At or after the Participant's 65th birthday; or
(ii)	At or after the later of the Participant's 55th birthday or the date the Participant has completed ten years of service with the Company and/or its subsidiaries and affiliates; or
(iii)
Such termination is by the Company or a subsidiary or affiliate not for cause and is not voluntary on the part of the Participant, and, in addition, each of the following criteria is met: (A) Participant’s age plus years of service (rounded up to the next higher whole number) equals at least 70, (B) the Participant has completed at least ten years of service with the Company and/or its subsidiaries and affiliates, and (C), if the Participant is employed in the United States or Puerto Rico, the Participant has executed a general release and has agreed to be subject to covenants relating to noncompetition, nonsolicitation and other commitments for the protection of the Company’s business as then may be required by the Committee,

B-2

and if the Participant is employed outside of the United States or Puerto Rico, the Participant has agreed to be subject to covenants relating to noncompetition, nonsolicitation and other commitments for the protection of the Company’s business as then may be required by the Committee and not otherwise prohibited by law.
(y)	“Section 409A” shall have the meaning specified in Section 11(k)(i).
(z)	“Stock” means the Company's Common Stock, par value $0.10 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).
(aa)
“Stock Units” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified period. Stock Units subject to a risk of forfeiture may be designated as “Restricted Stock Units” as provided in Section 6(e)(ii).

(bb)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).
3.	Administration.
(a)
Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board or another committee of the Board may perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, as the Board may at any time direct.

(b)
Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to one or more officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (iii) is permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

(c)
Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the

B-3

Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, by the Company’s certificate of incorporation or by the Company’s bylaws, be fully indemnified and protected by the Company with respect to any such action or determination.
4.	Stock Subject To Plan.
(a)
Overall Number of Shares Available for Delivery. Subject to adjustment as provided under Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 85 million shares plus (ii) the number of shares subject to awards under the Pre-Existing Plans that become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed 85 million shares; and provided further, that shares issuable in connection with awards of acquired businesses that are assumed or substituted for by Awards shall not count against the shares of Stock reserved under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)
Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, to the extent that an Award under the Plan or an award under any of the Pre-existing Plans is canceled, expired, forfeited or otherwise terminated without delivery of shares to the Participant (and without delivery of cash in the case of an Award that was settleable potentially in shares or cash), the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan or the Pre-Existing Plan and will be available for Awards under the Plan; provided, however, that (i) shares that are withheld from such Award or award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such Award or award or otherwise are not delivered in the case of an exercise of an SAR shall be deemed to constitute shares delivered and therefore will not be available for new Awards under the Plan. Settlement of an Award that by its terms could be settled only in cash shall not count against the shares reserved under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

5.	Eligibility; Non-Employee Director Compensation Limitations.
(a)
Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company, and (iv) any person who provides substantial services to the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for substitute Awards granted in assumption of or in substitution for such outstanding awards in connection with such acquisition or combination transaction.

(b)
Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under the Plan up to his or her Annual Limit. A Participant's Annual Limit shall equal 1.5 million shares plus the amount of the Participant's unused Annual Limit in the previous two years,

B-4

subject to adjustment as provided in Section 11(c). In the case of an Award denominated in cash, an Eligible Person may be granted Awards under the Plan authorizing the earning during any calendar year of an amount up to the Eligible Person's Annual Limit which shall equal $10 million plus the amount of the Eligible Person's unused cash Annual Limit in the previous two years (this limitation is separate and not affected by the number of Awards granted during such calendar year that are subject to the limitation in the preceding sentence, and the Annual Limits are subject to Section 11(h)). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid, (iii) the unused Annual Limit carryover from previous years applies to a Participant who was not previously an Eligible Person; and (iv) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of a Full-Value Award.
(c)
Non-Employee Director Compensation Limitations. The maximum number of shares of Stock that may be covered by Awards granted under this Plan during a single calendar year to any Non-Employee Director, taken together with any cash fees paid and projected to be paid to such Non-Employee Director during the calendar year and equity awards granted or projected to be granted to such Non-Employee Director under any other plan or arrangement during the calendar year, shall not exceed $600,000 in total value, calculating the value of any such Awards or awards based on the grant date fair value of such Awards for financial reporting purposes, except that such limit for a non-employee Chairman of the Board or Lead Director shall be $900,000. This limitation supersedes the limitation in Section 5(c) of the 2012 Stock Award and Incentive Plan, as Amended and Restated, and will apply during the period that Awards are authorized to be granted under this Plan.

6.	Specific Terms of Awards.
(a)
General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k) and the terms of the Award agreement. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)
Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock adjusted to give credit for any intrinsic (i.e., in-the-money) value of the predecessor award in accordance with applicable rules under FASB ASC Topic 718. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii)
Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock (including by

B-5

withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property, and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).
(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.
(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)
Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with a grant price per share of Stock adjusted to give credit for any intrinsic (i.e., in-the-money) value of the predecessor award in accordance with applicable rules under FASB ASC Topic 718. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii)
Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company or violation of Code Section 409A.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)
Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to Section 6(d)(iv)); provided, however, that the Committee may provide that no dividends will be paid on Restricted Stock or retained by the Participant or may impose other restrictions on the rights attached to Restricted Stock.

(ii)
Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

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(iii)
Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)
Dividends and Splits. Dividends paid on Restricted Stock (if any), including Stock distributed in connection with a Stock split or Stock dividend and other property distributed as a dividend on Restricted Stock, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, Stock or other property has been distributed, including forfeiture due to a failure to achieve a specified performance condition or a specified service-based vesting condition. In addition, as a condition to the grant of an Award of Restricted Stock, the Committee may require that any such dividends paid on a share of Restricted Stock (or the cash value of property credited in lieu of distribution of such property) shall be (A) automatically reinvested in additional Restricted Stock, or, in the case of other property, held in kind, which shall be subject to the same terms (including the risk of forfeiture) as applied to the original Restricted Stock to which it relates, or (B) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in Stock Units, other Awards or other investment vehicles, subject to the same terms (including the risk of forfeiture) as applied to the original Restricted Stock and to such additional terms as the Committee shall determine or permit a Participant to elect in accordance with Code Section 409A to the extent applicable.

(e)	Stock Units. The Committee is authorized to grant Stock Units to Participants, subject to the following terms and conditions:
(i)
Award and Restrictions. Issuance of Stock will occur upon expiration of the holding period specified for the Stock Units by the Committee (or, if permitted by the Committee and compliant with Code Section 409A to the extent applicable, at the end of any additional deferral period elected by the Participant). In addition, Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the holding period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Stock Units may be settled by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii)
Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable holding or deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Stock Units), all Stock Units that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units will lapse in whole or in part, including in the event of terminations resulting from specified causes. Stock Units subject to a risk of forfeiture shall be designated as “Restricted Stock Units” unless otherwise determined by the Committee.

(iii)
Dividend Equivalents. Dividend Equivalents on the specified number of shares of Stock underlying Stock Units shall be credited and paid in accordance with, and subject to the vesting and other conditions set forth in, Section 6(g), provided that the Committee may provide that no Dividend Equivalents will be paid on a given Award of Stock Units.

(f)
Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee, provided that no Stock or other Award shall be granted in lieu of any obligation of the Company, subsidiary or affiliate where such obligation is or relates to a 409A Award or otherwise constitutes deferred compensation subject to Code Section 409A, except in a transaction that does not result in tax or penalties under Section 409A.

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(g)
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall accrue as cash amounts (with or without interest) or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture, Participant elections and such other terms as the Committee may specify. All Dividend Equivalents awarded in connection with another Award shall be forfeitable to at least the same extent as the underlying Award is forfeitable, including due to a failure to achieve a specified performance condition or a specified service-based vesting condition. Dividend Equivalents that have satisfied applicable vesting conditions may be distributed at such time or times as may be specified by the Committee.

(h)
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Dividend Equivalents relating to Other Stock-Based Awards, if any, shall be credited and paid in accordance with, and subject to the vesting and other conditions set forth in, Section 6(g).

(i)
Performance Awards. Performance Awards may be granted by the Committee. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions. Dividend Equivalents relating to Performance Awards, if any, shall be credited and paid in accordance with, and subject to the vesting and other conditions set forth in, Section 6(g).

7.
Minimum Vesting Requirements. Other provisions of the Plan notwithstanding, Awards (other than Awards that by their terms can be settled only in cash) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, however, that the following Awards shall not be subject to this minimum vesting requirement: (i) Awards granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate has combined; (ii) shares of Stock delivered in lieu of fully vested cash awards at the election of the Participant; and (iii) any other Awards as designated by the Committee relating to not more than five percent (5%) of the aggregate shares reserved for grant under Section 4(a) (as adjusted under Section 11(c)); and provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in cases of death, disability or a Change in Control, in the terms of the Award Agreement or otherwise. In the case of Awards subject to the minimum vesting requirement and having proportionate vesting over a specified period, the proportionate vesting shall not apply during the initial year (so, for example, monthly vesting in the first year is not permitted for such Awards).

8.	Certain Provisions Applicable to Awards.
(a)
Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of

B-8

a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award, and a substitution or exchange relating to any Award must comply with requirements under Code Section 409A; and provided further, that a substitution or exchange will be subject to the restrictions relating to a “repricing” under Section 11(e). Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award. Any transaction otherwise authorized under this Section 8(a) remains subject to the restriction on repricing under Section 11(e).
(b)
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c)
Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Section 11(k). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Code Section 409A(a)(2)(B)(ii).

9.	Change in Control.
(a)
Effect of “Change in Control.” In the event that there occurs a Change in Control of the Company, if the Participant’s employment with the Company and its subsidiaries and affiliates terminates in an event constituting a “Qualifying Termination” (as defined in Section 9(c)) during the Protected Period, the following provisions shall apply to the Participant’s Awards upon such Qualifying Termination, unless otherwise provided by the Committee in the Award document (in language specifically negating the effect of this Section 9(a) if the effect of such language is to restrict the Participant’s rights hereunder):

(i)
In the case of an Award other than a Performance Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the time of the Participant’s Qualifying Termination without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the time of the Participant’s Qualifying Termination, and all deferral of settlement and similar restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the time of such Qualifying Termination without regard to deferral conditions, subject to Section 11(k) (including any applicable six-month delay or other delay in distribution) and subject to applicable restrictions set forth in Section 11(a).

(ii)
In the case of a Performance Award, an amount equal to the pro rata portion of the Performance Award (or award opportunity relating thereto) for any performance period that was in effect at the time of the Participant’s Qualifying Termination, shall be deemed earned as of the date of the Qualifying Termination, calculated as to each such Performance Award assuming that any performance goal or measurement will have been achieved (for the entire performance period) at the target level, except that any portion of the Performance Award based on performance measured over a period that has been completed at or before the date of the Qualifying Termination shall be deemed earned based on actual performance for such

B-9

period; provided, however, any additional forfeiture conditions in the nature of a “clawback” applicable to the Performance Award shall continue to apply to any payment under this Section 9(a)(ii), and shall be deemed the Participant’s covenants to be performed following the Qualifying Termination. For purposes of this Section 9(a)(ii), the pro rata portion shall be determined based on the proportion of the performance period elapsed from the beginning of such period until the date of the Qualifying Termination, and any service, vesting or other non-performance requirement relating to such Award, including a service period that would have extended after the performance period, will be deemed met. The Performance Award will then be settled in accordance with the terms of the Award, subject to Section 11(k). Any portion of a Performance Award in excess of the pro rata portion shall be cancelled, unless otherwise determined by the Committee. Any distribution hereunder shall be subject to Section 11(k) (including any applicable six-month delay in distribution) and subject to applicable restrictions set forth in Section 11(a).
(iii)	Awards subject to accelerated vesting and/or settlement under this Section 9(a) may be settled in cash, if and to the extent authorized by the Committee.
The Company and any successor that has assumed an Award in connection with a Change in Control must acknowledge and agree to be bound by the provisions hereof during the Protected Period following the Change in Control in a legally binding agreement with the Participant. For purposes of this Section 9(a), the “Protected Period” means the two-year period following the Change in Control, or such other period specified by the Committee in a Participant’s Change-in-Control Agreement or Change-in-Control Plan, as applicable, or such other specific period (not less than one year) specified by the Committee at the time of grant of a Participant’s Award in the resolutions authorizing the grant of such Award.
(b)	Definition of “Change in Control.” “Change in Control” means the occurrence of any one of the following events after the Effective Date:
(i)
Any “Person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportions as their ownership of stock of the Company) shall have become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the then outstanding common shares of the Company;

(ii)
The consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty one percent (51%) of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation (unless any Person shall have become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of voting securities representing thirty percent (30%) or more of such combined voting power), or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(iii)	Following the approval by the stockholders of the Company of a plan of complete liquidation of the Company, the date upon which a substantial step in implementation of the plan is initiated;
(iv)	Upon the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; and
(v)
The date there shall have been a change in the composition of the Board of Directors of the Company within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board, was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved.

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(c)	Qualifying Termination. For purposes of this Section 9, a “Qualifying Termination” shall be deemed to have occurred under the following circumstances:
(i)
A Company-initiated termination for reasons other than willful misconduct, activity deemed detrimental to the interests of the Company, or disability, provided that (A) if the Participant is located in the United States or Puerto Rico, the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company, and (B) if the Participant is employed outside of the United States or Puerto Rico, the Participant executes, where applicable and not otherwise prohibited by law, a non-solicitation and/or non-compete agreement with the Company.

(ii)
The Participant resigns with good reason, for which purpose “good reason” means (A) a substantial adverse alteration in the nature or status of the Participant’s responsibilities, (B) a material reduction in the Participant’s base salary and/or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or, (C) the Company requiring the Participant to relocate to a work location more than 50 miles from his/her work location prior to the Change in Control.

(iii)	For purposes of Section 9(c)(ii), the following additional provisions apply:
(A)
The term “substantial” relating to the adverse alteration in the nature or status of Participant's responsibilities under (ii)(A) above means “material” within the meaning of Treasury Regulation § 1.409A-1(n); and

(B)
An event that would otherwise constitute good reason hereunder shall not constitute good reason (1) if the Participant fails to provide notice to the Company of the circumstances constituting good reason within 90 days after Participant first became aware of such event and at least 30 days before Participant's termination for good reason, (2) if the Participant fails to provide a notice of termination to the Company, with such notice specifying a termination date not more than 90 days after the notice is provided to the Company and a termination date not more than 120 days following the date the Participant first became aware (or reasonably should have become aware) of the occurrence of circumstances constituting good reason, or (3) if the Company has fully corrected the circumstance that constitutes good reason within 30 days of receipt of notice under clause (i) above.

A Participant’s death or voluntary resignation without good reason will not constitute a Qualifying Termination.
(d)
Termination of Awards Upon Acquisition Events. In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding common shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets to such a person, entity or group of persons and/or entities (together, “Acquisition Events”), then the Company may, by action of the Committee, terminate any outstanding Award, effective as of the date of the Acquisition Event. In such case, the Company shall deliver notice of termination of each Award to each affected Participant at least 30 days before the date of the Acquisition Event, and at the consummation of the Acquisition Event each then outstanding Award shall be automatically exercised and/or settled by payment of the per-share consideration to be received by stockholders less any applicable exercise price or similar payment obligation or deduction under the terms of the Award for each share subject to the Award, provided that (i) if the net amount payable is zero or less the Award will be terminated without payment; and (ii) the affected Awards shall be deemed to be fully vested, except that Awards subject to performance conditions will be deemed earned on a pro rata basis as provided under Section 9(a)(ii), treating the Participant as though he or she had a Qualifying Termination at the date of the Acquisition Event.

10.	Additional Award Forfeiture Provisions; Clawbacks.
(a)
The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award or to retain cash, Stock, other Awards or other property acquired in connection with an Award, upon compliance by the Participant with specified conditions that protect the business interests of the Company and its subsidiaries and affiliates from harmful actions of the Participant, including but not limited to conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees

B-11

of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company. Accordingly, an Award may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.
(b)
Any provisions in this Plan or any Award agreement to the contrary notwithstanding, any compensation, payments or benefits provided hereunder, including a Participant’s profits realized from the sale of Stock relating to Awards, whether in the form of cash or otherwise, shall be subject to a “clawback” or recoupment to the extent necessary to comply with the requirements of any applicable law, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes-Oxley Act of 2002 or any regulations promulgated thereunder, and otherwise shall be subject to any clawback or recoupment policy of the Company as in effect at the time of grant of the Award or as adopted or amended at any time thereafter. References in the Plan or an Award agreement to lapse of restrictions or risk of forfeiture do not apply to the additional forfeiture provisions authorized under this Section 10(b), unless the lapse of clawback or recoupment provisions is specifically stated.

11.	General Provisions.
(a)
Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal, state or foreign law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)	Limits on Transferability; Beneficiaries.
(i)
No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that, during a Participant’s lifetime, Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more of the following: (A) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren parents, grandparents or siblings, (B) a trust for the benefit of one or more of the Participant or the persons referred to in clause (A), (C) a partnership, limited liability company or corporation in which the Participant or the Persons referred to in clause (A) are the only partners, members or shareholders, or (D) for charitable donations; and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent (x) such transfers are permitted by the Committee, (y) the Committee has determined that there will be no transfer of the Award to a third party for value, and (z) such transfers otherwise comply with such other terms and conditions as the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933, as amended, specified by the Securities and Exchange Commission).

B-12

(ii)
If a Participant has died and then or thereafter a payment or benefit becomes distributable under an Award, such payment or benefit will be distributed to the Participant’s Beneficiary; provided, however, that a person or trust will be deemed a Beneficiary only if it is surviving on the date of death of the Participant and if the Participant has designated such person or trust as a Beneficiary in his or her most recent written and duly filed Beneficiary designation (i.e., any new Beneficiary designation under the Plan cancels a previously filed Beneficiary designation). If no Beneficiary is living (or in existence) at the time of Participant’s death, any subsequent payment or benefit will be distributable to the person or persons in the first of the following classes of successive preference:

(A)	Surviving spouse, if any,
(B)	Surviving children, equally
(C)	Surviving parents, equally
(D)	Surviving brothers and sisters, equally
(E)	Executors or administrators;
and the term “Beneficiary” as used in the Plan shall include such person or persons. This provision applies to payments and benefits distributable upon vesting or after expiration of any mandatory or elective deferral period, and also to the right to exercise any option or SAR during any period in which the Award is outstanding and exercisable.
(iii)
A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)
Adjustments. In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option, and (v) performance goals based on per-share measures of performance (in all cases subject to Sections 11(k) and 11(l)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authorization would cause a Non-409Award to become subject to Code Section 409A or, as to a 409A Award, would cause it to violate Code Section 409A. In furtherance of the foregoing, in the event of an “equity restructuring” as defined in Financial Accounting

B-13

Standards Board ASC Topic 718 that affects the Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award that shall preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award agreement.
(d)	Tax Provisions.
(i)
Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, the Committee may determine that withholding will be permitted only up to the amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements, or may permit withholding of any additional amount of Stock to satisfy the Participant’s tax obligations in excess of such statutory requirements, so long as such additional withholding will not result in additional accounting expense to the Company.

(ii)
Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)
Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(iv)
No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including without limitation Section 11(k), and the Company will have no liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities and may engage in such activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(e)
Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend the Plan if and to the extent that its actions

B-14

are within the scope of the Committee’s authority under its Charter, and subject to all other requirements that would apply if the amendment were adopted by the Board. The Committee is authorized to amend outstanding awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:
•	Lowering the exercise price of an option or SAR after it is granted;
•	Any other action that is treated as a repricing under generally accepted accounting principles;
•
Canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another option or SAR, restricted stock, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c). With regard to other terms of Awards, the authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.
(f)
Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f). The foregoing notwithstanding, no setoff is permitted against a 409A Award except at the time of distribution pursuant to such 409A Award and, if so required by Code Section 409A, may not apply to any obligation of the Participant that arose more than 30 days before the date of distribution.

(g)
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for Federal income tax purposes (except in the case of Restricted Stock). With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall not adversely affect the status of the Plan and any Award as unfunded for Federal income tax purposes unless the Committee otherwise determines with the consent of each affected Participant.

(h)
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

(i)
Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)
No Loans to Participants; No Reload Awards. No credit shall be extended by the Company to a Participant in the form of a personal loan in connection with Awards, whether for purposes of paying the exercise price or withholding taxes or otherwise. Any amount due and payable to the Company by a Participant in connection

B-15

with the exercise, vesting or settlement of an Award or otherwise relating to an Award shall be immediately due and shall be paid as promptly as practicable. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or otherwise as a term of an Award.
(k)
Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Other provisions of the Plan or an Award agreement to the contrary notwithstanding, the terms of any 409A Award, including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Code Section 409A, including regulations and administrative guidance issued thereunder (“Section 409A”), and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A . Terms of Awards shall be interpreted in a manner that, according to the character of the Award, results in an exemption from Code Section 409A or compliance with Code Section 409A. 409A Awards and Non-409A Awards will be subject to the Company's “Compliance Rules Under Code Section 409A,” as adopted by the Committee.

(l)
Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for Awards that constitute “share-based payment arrangements” under FASB ASC Topic 718, the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the inception of the arrangement, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement inadvertently would result, under FASB ASC Topic 718, in an Award being classified as a “liability” or a measurement date other than the date of inception of the arrangement, if the Committee was not specifically aware of such accounting consequence at the time such Award was approved, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 11(e) of the Plan. This provision shall cease to be effective if and at such time as the Company is no longer accounting for equity compensation under FASB ASC Topic 718.

(m)
Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n)
Awards to Participants Outside the United States. Other provisions of the Plan to the contrary notwithstanding, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws and customary business practices in other countries in which the Company and its subsidiaries and affiliates operate or have employees, the Committee shall have the power and authority to (i) determine which Participants employed outside the United States or subject to non-United States tax, securities or other laws are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to or held by such Participants, (iii) establish subplans, modify exercise procedures and other terms and procedures relating to Awards granted or held by such Participants to the extent such actions may be necessary or advisable, and (iv) take such other actions as the Committee may deem necessary or appropriate so that the value and other benefits of an Award to such a Participant, as affected by foreign tax laws and other applicable restrictions, shall be comparable to the value of such an Award to a Participant who is resident or employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(o)
Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option or SAR is duly exercised. Except as expressly provided in the Plan and an Award document,

B-16

neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).
(p)
Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(q)
Plan Effective Date and Termination. The Plan will become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. The date of such stockholder approval will be the Effective Date. Upon such approval of the Plan by the stockholders of the Company, no further awards will be granted under each of the Pre-existing Plans, but any outstanding awards under the Pre-existing Plans will continue in accordance with their terms, and the Company shall retain full power to modify any such outstanding award in accordance with the terms of the applicable Pre-existing Plan (this sentence shall be deemed to be an amendment to each Pre-existing Plan). Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as the Company has no further rights or obligations with respect to outstanding Awards or otherwise under the Plan.

B-17

Y  O  U  R  V  O  T  E  I  S  I  M  P  O  R  T  A  N  T
P  L  E  A  S  E  V  O  T  E  Y  O  U  R  P  R  O  X  Y

Bristol Myers Squibb™
P.O. BOX 4000
PRINCETON, NJ 08540

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, either on (i) Thursday, April 29, 2021 for shares in employee benefit plans or (ii) Monday, May 3, 2021 for all other shares. Have your proxy card in hand when you access the website and follow the instructions to vote the shares.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BMY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, either on (i) Thursday, April 29, 2021 for shares in employee benefit plans or (ii) Monday, May 3, 2021 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bristol-Myers Squibb Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We recommend you mail your proxy by April 26, 2021 to ensure timely receipt of your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36915-P49611-Z79130

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRISTOL-MYERS SQUIBB COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR UNDER ITEM 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1A) Peter J. Arduini	☐	☐	☐
1B) Michael W. Bonney	☐	☐	☐
1C) Giovanni Caforio, M.D.	☐	☐	☐
1D) Julia A. Haller, M.D.	☐	☐	☐
1E) Paula A. Price	☐	☐	☐
1F) Derica W. Rice	☐	☐	☐
1G) Theodore R. Samuels	☐	☐	☐
1H) Gerald L. Storch	☐	☐	☐
1I) Karen Vousden, Ph.D.	☐	☐	☐
1J) Phyllis R. Yale	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 2, 3, 4 AND 5.	**For**	**Against**	**Abstain**
2. Advisory Vote to Approve the Compensation of our Named Executive Officers	☐	☐	☐
3. Approval of the Company's 2021 Stock Award and Incentive Plan	☐	☐	☐
4. Ratification of the Appointment of an Independent Registered Public Accounting Firm	☐	☐	☐
5. Approval of an Amendment to the Certificate of Incorporation to Lower the Ownership Threshold for Special Shareholder Meetings to 15%	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 6, 7 AND 8.	**For**	**Against**	**Abstain**
6. Shareholder Proposal on Adoption of a Board Policy that the Chairperson of the Board be an Independent Director	☐	☐	☐
7. Shareholder Proposal on Shareholder Right to Act by Written Consent	☐	☐	☐
8. Shareholder Proposal to Lower the Ownership Threshold for Special Shareholder Meetings to 10%	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Bristol Myers Squibb™

2021 Annual Meeting of Shareholders

Tuesday, May 4, 2021
10:00 A.M. Eastern Time
Virtual Event
www.virtualshareholdermeeting.com/BMY2021

Attending the Annual Meeting

We are pleased to welcome shareholders to the 2021 Annual Meeting. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our shareholders, employees and directors.

To attend, vote, and submit questions during the Annual Meeting visit virtualshareholdermeeting.com/BMY2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 10 minutes prior to the start of the Annual Meeting. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 P.M. Eastern Time on April 29, 2021 and enter the 16-digit control number.

Even if you plan on attending the Annual Meeting, we encourage you to vote these shares in advance using one of the methods described in the proxy materials to ensure that your vote will be represented at the Annual Meeting.

The Notice of 2021 Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

D36916-P49611-Z79130

Bristol Myers Squibb™

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRISTOL MYERS SQUIBB FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2021

The undersigned hereby appoints Giovanni Caforio, M.D., David Elkins and Katherine Kelly, and each of them proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Shareholders of the company to be held in a virtual format only at www.virtualshareholdermeeting/BMY2021 on May 4, 2021 at 10:00 A.M. Eastern Time, and at any adjournments or postponements thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy also provides voting instructions for shares held by the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan, and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program and directs such Trustee to vote at the Annual Meeting all of the shares of common stock of Bristol-Myers Squibb Company which are allocated to the undersigned's employee plan account in the manner directed on the reverse side of this card. If no direction is given or if direction is received after April 29, 2021, the Trustee will vote the shares in the same proportion as to which it has received instructions.

When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Items 1, 2, 3, 4 and 5, and AGAINST Items 6, 7 and 8. The full text of the items and the position of the Board of Directors on each appear in the Proxy Statement and should be reviewed prior to voting.